                                                 Filed Pursuant to Rule 424B5
                                                Registration File No.: 333-54184

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 6, 2002)



                                 $315,000,000
                                 (APPROXIMATE)

                          AAMES MORTGAGE TRUST 2002-2
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-2

AAMES CAPITAL CORPORATION                 AAMES CAPITAL ACCEPTANCE CORPORATION
     AS SPONSOR                                              AS DEPOSITOR

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                  AS SERVICER


OFFERED            PRINCIPAL     PASS-THROUGH      PRICE TO      UNDERWRITING     PROCEEDS TO THE
CERTIFICATES        BALANCE          RATE          PUBLIC(1)       DISCOUNT       DEPOSITOR(1)(2)
------------    ------------     ------------     -----------    ------------     --------------
Class A-1       $231,000,000      4.52%(3)(4)       99.98307%      0.30000%          99.68307%
Class A-2       $ 33,600,000      4.50%(3)(4)       99.99952%      0.30000%          99.69952%
Class M-1       $ 17,325,000      5.65%(3)(4)       99.96494%      0.30000%          99.66494%
Class M-2       $ 12,600,000      5.82%(3)(4)       99.98235%      0.30000%          99.68235%
Class M-3       $ 11,025,000      6.24%(3)(4)       99.95203%      0.30000%          99.65203%
Class B         $  9,450,000      6.77%(3)(4)       97.39589%      0.30000%          97.09589%
                ------------                        ---------      --------          ---------
  Total         $315,000,000                    $314,701,055      $945,000       $313,756,055

----------
(1)   Plus accrued interest from December 1, 2002.
(2)   Before deducting expenses, estimated to be approximately $700,000.
(3)   Subject to a maximum rate as described in this prospectus supplement.
(4)   Subject to a step-up if the optional termination is not exercised.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES ARE NON-RECOURSE OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AAMES CAPITAL CORPORATION, AAMES CAPITAL ACCEPTANCE CORP., THE TRUSTEE OR ANY OF THEIR AFFILIATES.

THIS PROSPECTUS SUPPLEMENT MUST BE ACCOMPANIED BY THE PROSPECTUS IF IT IS BEING USED TO OFFER AND SELL THE CERTIFICATES.
--------------------------------------------------------------------------------

THE CERTIFICATES

o represent the entire beneficial interest in a trust, whose assets include a pool of fixed rate and adjustable rate mortgage loans secured by first liens on one- to four-family residential properties,

o   currently have no trading market and

o are obligations of the trust only and are not obligations of the sponsor, the servicer or their affiliates.

CREDIT ENHANCEMENT

o   overcollateralization,

o   excess interest and

o   subordination.

THE TRUST

o   will make REMIC elections for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The offered certificates will be delivered in book-entry form only, on or about December 12, 2002.

                              ------------------
MORGAN STANLEY

              COUNTRYWIDE SECURITIES CORPORATION

                             LEHMAN BROTHERS

                                                           RBS GREENWICH CAPITAL
December 6, 2002

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS.

    We provide information to you about the certificates in two separate documents that provide progressively more detail:

    o the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

    o this prospectus supplement, which describes the specific terms of your certificates.


   YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR CERTIFICATES IN THIS
                            PROSPECTUS SUPPLEMENT.

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2002-2 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Mortgage Pass-Through Certificates, Series 2002-2, will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.


                               TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT

CAPTION                                                PAGE
-------                                                ----
Summary ............................................   S-3
Risk Factors .......................................   S-11
Description of the Certificates ....................   S-23
Credit Enhancement .................................   S-39
The Mortgage Loans .................................   S-40
Prepayment and Yield Considerations ................   S-46
Origination and Servicing of the Mortgage
   Loans ...........................................   S-61
Certain Federal Income Tax Consequences ............   S-70
ERISA Considerations ...............................   S-72
Use of Proceeds ....................................   S-74
Legal Investment Considerations ....................   S-74
Underwriting .......................................   S-74
Legal Matters ......................................   S-76
Rating of the Offered Certificates .................   S-76
Annex A: Description of the Mortgage Pool ..........   A-1
Annex B: Global Clearance, Settlement And
   Tax Documentation Procedures ....................   B-1

                       PROSPECTUS



CAPTION                                               PAGE
-------                                               ----
Incorporation of Certain Documents by
   Reference ......................................     2
Use of Proceeds ...................................     3
Aames Capital Acceptance Corp .....................     3
Aames Capital Corporation .........................     3
The Originators ...................................     6
Description of the Securities .....................    13
Reports to Securityholders ........................    21
Credit Enhancement ................................    23
The Pooling and Servicing Agreement ...............    25
The Indenture .....................................    37
Certain Legal Aspects of the Mortgage Loans
   and Related Matters ............................    40
Federal Income Tax Considerations .................    50
State Tax Considerations ..........................    77
ERISA Considerations ..............................    77
Legal Investment ..................................    84
Plan of Distribution ..............................    84
Legal Matters .....................................    85

                                    SUMMARY

     This section outlines the significant terms of the offered certificates. As this is a summary, we do not attempt to discuss or describe in any detail the terms outlined here. We recommend that you review carefully the more detailed information in this prospectus supplement and in the attached prospectus.


THE ISSUER..................   Aames Mortgage Trust 2002-2.


THE SPONSOR.................   Aames Capital Corporation, a California
                               corporation. The principal office of the sponsor is located at 350 South Grand Avenue, 43rd Floor,
                               Los Angeles, California 90071.


THE DEPOSITOR...............   Aames Capital Acceptance Corporation, a
                               Delaware corporation. The principal office of the depositor is located at 350 South Grand Avenue, 43rd Floor, Los Angeles 90071.


THE SERVICER................   Countrywide Home Loans Servicing LP, a Texas
                               limited partnership. The servicer may appoint a sub-servicer to service mortgage loans on its behalf. The sponsor will transfer the servicing to the servicer after the closing date. The transfer is expected to be completed by February
                               1, 2003 with respect to the initial mortgage loans and by April 1, 2003 with respect to the subsequent mortgage loans. Until the transfer is completed, the sponsor will act as interim subservicer with respect to the initial mortgage loans and subsequent mortgage loans, respectively.


THE TRUSTEE.................   Deutsche Bank National Trust Company.


CUT-OFF DATE................   The close of business on December 1, 2002,
                               except that for any subsequent mortgage loan, the later of the date of origination of such subsequent mortgage loan and the first day of the month in which the subsequent mortgage loan is added to the trust.

STATISTIC CALCULATION DATE...  December 1, 2002.

CLOSING DATE................   On or about December 12, 2002.

DISTRIBUTION DATES..........   The 25th day of each month or, if such day is
                               not a business day, the next business day, beginning in January 2003.

RECORD DATES................   The last business day of the month before the
                               month in which the applicable distribution date occurs.

FINAL SCHEDULED DISTRIBUTION
 DATE.......................   The final scheduled distribution date for each
                               class of offered certificates is as follows:




                                                 FINAL SCHEDULED
                               CLASS            DISTRIBUTION DATE
                               -------------   ------------------
                               Class A-1            March 2033
                               Class A-2            March 2033
                               Class M-1            March 2033
                               Class M-2            March 2033
                               Class M-3            March 2033
                               Class B              March 2033

                               The actual last distribution date for each class of offered certificates is expected to be significantly earlier than its final scheduled distribution date.


DESIGNATIONS................   Each class of certificates will have different
                               characteristics. Certain of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the attached prospectus to provide you with a better understanding of the certificates.


  Book-Entry Certificates...   All classes of offered certificates.


  Offered Certificates......   The senior certificates and the subordinate
                               certificates.


  Senior Certificates.......   Class A-1 and Class A-2 certificates.


  Subordinate Certificates...  Class M-1, Class M-2, Class M-3 and Class B
                               certificates.


  Mortgage Loan Group.......   Group I or Group II, as applicable.


  Group I...................   Those mortgage loans having agency conforming
                               balances, bearing interest at fixed rates and at rates that are fixed for some specified period before beginning to adjust, and included in Group
                               I.


  Group II..................   Those mortgage loans having both agency
                               conforming and non-conforming balances, bearing interest at fixed rates and at rates that are fixed for some specified period before beginning to adjust, and included in Group II.

  Retained Certificates.....   Class C, Class P and Class R certificates. We
                               have included information with respect to the Class C, Class P and Class R certificates in this prospectus supplement solely to provide you a better understanding of the offered certificates.

REGISTRATION OF OFFERED CERTIFICATES

         We will issue the offered certificates in book-entry form. You will hold your interests either through a depository in the United States or upon request through one of two depositories in Europe. You will not be entitled to receive a definitive certificate representing your interests except under limited circumstances that are described in this prospectus supplement. While the certificates are in book-entry form, they will be registered in the name of the applicable depository, or in the name of the depository's nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system.

         We refer you to "Description of the Certificates -- Book-Entry Registration of Offered Certificates" in this prospectus supplement, "Annex B:
Global Clearance, Settlement and Tax Documentation Procedures" to this prospectus supplement and "Description of the Securities -- Book-Entry Securities" in the prospectus.


RATINGS

         The offered certificates will not be issued unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Fitch Ratings and Moody's Investors Service, Inc.

                              STANDARD
                   CLASS      & POOR'S     FITCH     MOODY'S
                   -------   ----------   -------   --------
                     A-1         AAA        AAA       Aaa
                     A-2         AAA        AAA       Aaa
                     M-1         AA          AA       Aa2
                     M-2         AA          AA        --
                     M-3          A          A         --
                     B           BBB        BBB        --

        We refer you to "Ratings of the Offered Certificates" in this prospectus supplement.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES

INTEREST

        The pass-through rate for each class of offered certificates is set forth on the cover page of, and is further described in, this prospectus supplement. The pass-through rate for each class of offered certificates is limited by a maximum rate cap that will be determined based on the weighted average of the interest rates on the mortgage loans, minus specified fees and expenses. Holders of the offered certificates limited by the maximum rate cap will be entitled to certain interest amounts in excess of the maximum rate cap, but such amounts will be paid on a subordinated basis.

        Generally, on each distribution date, each class of offered certificates will be entitled to interest in an amount equal to:

         o    the applicable pass-through rate, multiplied by

         o the applicable certificate principal balance on the day before that distribution date, multiplied by

         o    1/12, minus

         o such class' share of civil relief act interest shortfalls and prepayment interest shortfalls, plus

         o    any unpaid interest amounts from prior distribution dates, plus

         o interest on such unpaid interest amounts at the applicable pass-through rate.

         The interest accrual period for the offered certificates is the calendar month preceding the month in which a distribution date occurs. Interest accrues on the basis of a 360-day year consisting of twelve 30-day months.

         We refer you to "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement for a more detailed description of the pass-through rates on the offered certificates.

PRINCIPAL

         The initial certificate principal balances of the offered certificates are set forth on the cover page of this prospectus supplement.

         On each distribution date, to the extent funds are available, holders of the offered certificates will be entitled to distributions of principal in the order of priority described in this prospectus supplement.

         We refer you to "Description of the Certificates -- Distributions" in this prospectus supplement.

PREFUNDING AND CAPITALIZED INTEREST ACCOUNTS

         On the closing date, the sponsor will deposit approximately $59,808,502 into a segregated prefunding account maintained with the trustee to be used to buy additional mortgage loans from the sponsor after the closing date and prior to February 28, 2003. The sponsor must satisfy conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust.

         On the closing date, the sponsor will deposit cash into a segregated capitalized interest account to cover shortfalls in interest on each class of offered certificates that may arise in connection with the prefunding feature of the trust.

         We refer you to "Description of the Certificates -- Prefunding Account" and "-- Capitalized Interest Account" in this prospectus supplement.


MONTHLY ADVANCES AND COMPENSATING INTEREST

         Each month the servicer will determine the amount of any unpaid interest due on the mortgage loans. If the servicer believes that unpaid interest can be recovered from the related mortgage loan, then the servicer will either:

         o    advance the unpaid interest to the trust out of its own funds; or

         o advance the unpaid interest to the trust out of collections on the mortgage loans that are not required to be distributed on the related distribution date.

         The servicer is required to reimburse the trust for amounts advanced from trust collections on the next succeeding deposit date.

         The servicer is entitled to be reimbursed from the related mortgage loan in respect of which the advance was made and, to the extent that the servicer reasonably believes thereafter that such advances will not be recoverable from subsequent collections on the related mortgage loan, from the related mortgage loan group.

         The servicer will provide to the trust the amount of any shortfall in the anticipated collection of interest on a mortgage loan that is caused by a full or partial prepayment of a mortgage loan generally up to one-half of the amount of the servicer's monthly servicing fee.

         We refer you to "Origination and Servicing of the Mortgage Loans -- Monthly Advances; -- Servicing Advances; -- Compensating Interest; and Interest Shortfalls" in this prospectus supplement.


SERVICING ADVANCES

         Unless the servicer determines that any proposed advance is not recoverable from the related mortgage loan, the servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

         o expenditures in connection with a foreclosed mortgage loan prior to the liquidation of the loan;

         o the cost of any enforcement of judicial proceedings, including foreclosures; and

         o the cost of the management and liquidation of property acquired in satisfaction of the related mortgage loan.

         The servicer is entitled to be reimbursed for servicing advances from the related mortgage loan in respect of which the servicing advance was made and, to the extent that the servicer believes thereafter that such advances will not be recoverable from the related mortgage loan, from the related mortgage loan group.

         We refer you to "Origination and Servicing of the Mortgage Loans -- Monthly Advances; Servicing Advances; Compensating Interest and Interest Shortfalls" in this prospectus supplement.


CREDIT ENHANCEMENT

         Credit enhancement refers to a mechanism that is intended to protect the holders of the offered certificates against losses due to defaults by the borrowers under the mortgage loans.

         The offered certificates have the benefit of two types of credit enhancement:

         o the use of excess interest to cover losses and to create overcollateralization; and

         o subordination of distributions on the class or classes of certificates with lower relative payment priorities.

         The Class B certificates, which have the lowest relative payment priority, have the benefit of only the first form of credit enhancement.

         We refer you to "Credit Enhancement" in this prospectus supplement.


ALLOCATION OF LOSSES

         If, on any distribution date, there is insufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans, then realized losses on the mortgage loans will be allocated to the subordinate certificates first, to the Class B certificates, second, to the Class M-3 certificates, third, to the Class M-2 certificates and fourth, to the Class M-1 certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the senior certificates; however investors in the senior certificates should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the senior certificates all the interest and principal amounts to which such certificates would then be entitled if collections on the mortgage loans were sufficient to pay the maximum amount on such certificates.

Once realized losses are allocated to the certificates, such realized losses will not be reinstated thereafter. However, the amount of any realized losses allocated to the subordinate certificates may be paid to the holders of these certificates according to the priorities set forth under "Description of the Certificates -- Distributions" in this prospectus supplement.

         We refer you to "Description of the Certificates -- Treatment of Realized Losses" in this prospectus supplement.


THE MORTGAGE LOANS

         Set forth below is selected information about the mortgage loans that existed as of the statistic calculation date of December 1, 2002, which we refer to as the statistic calculation loans. On the closing date, additional mortgage loans will be delivered to the trust.

        Group I

number of mortgage loans:                                                2,045

aggregate principal
     balance:                                                     $223,399,637

secured by first lien on mortgaged
     property:                                                         100.00%

range of loan sizes
     (approximate):                                         $1,543 to $449,697

mortgaged property locations:                                        47 states

average principal balance:                                            $109,242

interest rates range:                                        5.375% to 14.780%

weighted average interest rate,
    based on principal balance
    (approximate):                                                      7.928%

weighted average remaining term to
    stated maturity, based on principal
     balance (months) (approximate):                                       333

range of remaining term to
     maturity (months):                                               3 to 360

weighted average original term to maturity (months) (approximate):         336

latest maturity date:                                         December 1, 2032

range of original term to
     maturity (months):                                             120 to 360

original loan-to-value ratio
     range (approximate):                                      6.85% to 95.00%

weighted average original loan-to value ratio (approximate):            76.32%

mortgage loans with prepayment
     charges (by aggregate
     principal balance):                                                70.86%

hybrid loans:                                                            8.81%

        Group II

number of mortgage loans:                                                   85

aggregate principal balance:                                       $31,791,861

secured by first lien on mortgaged
     property:                                                         100.00%

range of loan sizes:                                       $39,964 to $724,406

mortgaged property locations:                                        16 states

average principal balance:                                            $374,022

interest rates range:                                        5.750% to 12.680%

weighted average interest rate
     (approximate):                                                     7.396%
weighted average remaining term to
    stated maturity, based on principal
    balance (months) (approximate):                                        346

range of remaining term to stated
    maturity (months):                                              179 to 360

weighted average original term to
    maturity (months):                                                     348

latest maturity date:                                         December 1, 2032

range of original term to
     maturity (months):                                             180 to 360

original loan-to-value ratio
     range (approximate):                                     40.00% to 95.00%

weighted average original loan-to value ratio (approximate):            78.25%

mortgage loans with prepayment
    charges (by aggregate principal
     balance):                                                          84.42%

hybrid loans:                                                            9.59%

         We refer you to "The Mortgage Loans" in this prospectus supplement and "Annex A: Description of the Mortgage Pool" to this prospectus supplement.

OPTIONAL TERMINATION OF THE TRUST

    On any distribution date when the principal balance of the mortgage loans is equal to or less than 5% of the sum of the principal balances of the initial mortgage loans as of the cut-off date and the amount deposited in the prefunding account on the closing date, the servicer may purchase all of the remaining mortgage loans from the trust and thereby terminate the trust. Upon receipt of the purchase price of the mortgage loans from the servicer, the trustee will make a final payment to the certificateholders.

    We refer you to "Description of the Certificates" in this prospectus supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Certain assets of the trust will be designated as one or more REMICs for federal income tax purposes. The offered certificates, the Class P certificates and Class C certificates will each represent regular interests in a REMIC and generally will be treated as newly originated debt instruments for federal income tax purposes. In addition, each of the offered certificates will represent an undivided beneficial ownership interest in an interest rate cap agreement. The Class R certificates will represent the residual interest in each REMIC.

    We refer you to "Certain Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Considerations" in the prospectus.


ERISA CONSIDERATIONS

    Subject to the satisfaction of certain conditions described in this prospectus supplement, the offered certificates may be acquired and held by a pension or other employee benefit plan.

    We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.


USE OF PROCEEDS

    The sponsor intends to use the net proceeds to be received from the sale of the offered certificates to pay off certain indebtedness incurred in connection with the acquisition of the mortgage loans, to repay warehouse facilities (including certain amounts owing to affiliates of the underwriters) and to pay other expenses associated with the pooling of the mortgage loans and the issuance of the certificates.

    We refer you to "Use of Proceeds" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

    Following the funding period, the Class A-1, Class A-2, Class M-1 and Class M-2 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, known as SMMEA. The Class M-3 and Class B certificates will not constitute "mortgage related securities" for purposes of SMMEA and, accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such certificates.

    We refer you to "Legal Investment" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

    An investment in the offered certificates involves significant risks. Before you decide to invest in the offered certificates, you should consider the following risk factors.


YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

    The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar mortgage-backed securities, and there may be such times in the future. As a result, you may not be able to sell your certificates if or when you wish to do so or you may not be able to obtain the price you wish to receive.


THE UNIQUE FEATURES OF THE MORTGAGE LOANS CREATE SPECIAL RISKS

    There are a number of unique features of the mortgage loans that create risks, including the following:

    o Risks Associated with Underwriting Standards. The sponsor has underwritten and originated or re-underwritten all of the mortgage loans in accordance with the sponsor's guidelines. The sponsor's guidelines rely on the creditworthiness of the mortgagor and the value and adequacy of the related mortgaged property as collateral. As a lender that specializes in loans made to credit impaired borrowers, the sponsor ordinarily makes mortgage loans to borrowers with credit histories or other factors that would disqualify them from consideration for a loan from traditional financial institutions. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making or acquiring a mortgage loan. The values of the mortgaged properties may decline from those on the dates the related mortgage loans were originated thereby increasing the loan-to-value ratios of the mortgage loans. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted mortgage loans. The actual rates of delinquencies, foreclosures and losses on mortgage loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. We refer you to "The Originators -- Underwriting Guidelines" in the prospectus.

    o Newly Originated Mortgage Loans May Default. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. A substantial majority of the mortgage loans will have been originated within 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

    o Geographic Concentration Increases Risks. Based on the statistic calculation date principal balances, approximately 28.18%, 11.91%, 8.44%, and 8.22% of the statistic calculation loans in Group I are secured by mortgaged properties located in California, Texas, Florida and New York, respectively, and approximately 53.47%, 15.00%, 7.84% and 6.53% of the statistic calculation loans in Group II are secured by mortgaged properties located in California, New York, Florida and Texas, respectively. In general, declines in the California, Texas, Florida and New York residential real estate markets may adversely affect the values of the mortgaged properties securing mortgage loans in those states such that the principal balances of the mortgage loans will equal or exceed the value of the mortgaged properties. Property in certain of those states, including California, Florida and Texas, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition, adverse economic conditions in those states may affect borrowers' timely payment of scheduled payments of principal and interest on mortgage loans in those states. Accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general.

    o Risks Associated with Damaged Mortgage Properties. Generally, the standard form of hazard insurance policy required to be maintained under the terms of each mortgage loan does not cover physical damage resulting from floods and other water-related causes or from earth movement (including earthquakes, landslides and mudflows). California historically has been vulnerable to certain natural disaster risks, such as earthquakes and erosion-caused mudslides. Florida historically has been vulnerable to certain other natural disasters, such as tropical storms and hurricanes. To the extent a mortgaged property has been materially damaged since the cut-off date due to flooding or other water-related causes or due to an earthquake or other earth movement and that damage results in losses on the related mortgage loan, and if such damage is caused by a natural disaster in one of the states with a concentration of loans, you could suffer a loss if such loss exceeds the overcollateralization of the mortgage loans. Under the pooling and servicing agreement, the sponsor will represent that, as of the cut-off date, each mortgaged property is free of substantial damage and is in good repair. In the event that any uncured breach of that representation materially and adversely affects the interest of certificateholders in the related mortgage loan, the sponsor will be required to repurchase the mortgage loan or deliver a substitute mortgage loan for it. To the extent the sponsor repurchases any mortgage loan, the repurchase will accelerate the timing of principal distributions with respect to the related mortgage loan group and may thereby affect the yields and weighted average lives of the related class or classes of certificates.

    o Risks Associated with Hybrid Loans. Credit-impaired borrowers with loans that have an initial fixed rate term followed by an adjustable rate term may encounter financial difficulties as a result of increases in the interest rate over the life of the loan. Substantially all of the hybrid loans include a teaser rate, i.e., an initial interest rate significantly below the fully indexed interest rate at origination. As a result, borrowers will face interest rate increases on their adjustable rate even in a stable interest rate environment. Hybrid loans with an initial adjustment date three years after funding are underwritten at the teaser rate. Higher risks of delinquency may result when borrowers who may qualify for hybrid loans with a teaser rate at the time of funding may not be able to afford the monthly payments when the payment amount increases.


RECENT EVENTS MAY RESULT IN HIGHER DELINQUENCIES, DEFAULTS AND INTEREST SHORTFALLS WHICH MAY ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES

    On September 11, 2001, tragic events occurred at the World Trade Center in New York City and at the Pentagon in Arlington, Virginia that have caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity.

    Certain government agencies, government sponsored entities and private financial institutions have implemented special servicing procedures which may include:

    o A moratorium on the commencement of foreclosure proceedings, and a suspension of any current foreclosure proceedings, with regard to borrowers who have been personally affected by the terrorist attacks;

    o Increased use of repayment plans that will seek to cure delinquencies without imposing undue hardship on the affected borrower;

    o    Extending due dates for mortgage payments;

    o    Waiving or reducing late payment fees or similar fees; and

    o Suspending the submission of reports to credit bureaus for affected borrowers that have delinquent mortgage loans.

We cannot give you any assurance as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect to the mortgage loans. Any adverse impact as a result of these events would be borne by holders of the certificates.

    The response of the United States to the events of September 11, 2001 involves military operations that may increase the number of citizens who are in active military duty, including persons in reserve status who have been called or will be called to active duty. The Soldiers' and Sailors' Civil Relief Act of 1940, called the Civil Relief Act, provides generally that a borrower who is covered by the Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. The servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the offered certificates.

    Any shortfalls in interest collections on mortgage loans included in the trust resulting from application of the Civil Relief Act will be allocated first, to the Class C certificates in reduction of the interest amounts payable to such class on the related distribution date and, to the extent the amount of such shortfall exceeds the interest due and payable to the Class C certificates on such distribution date, thereafter to the offered certificates, pro rata, based on the respective class monthly interest amount for each such class on such distribution date.

     The Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     We do not know how many mortgage loans have been or may be affected by the application of the Civil Relief Act.


THE RETURN ON YOUR INVESTMENT WILL CHANGE OVER TIME

     Your pre-tax return on your investment will change from time to time for a number of reasons, including the following:

    o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the offered certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms, which would result in a principal prepayment.

    o The Rate of Prepayment of the Mortgage Loans is Uncertain. All of the statistic calculation loans may be prepaid in full or in part at any time, in most cases upon the payment to the sponsor of a prepayment charge. The rate of prepayments of the mortgage loans cannot be predicted and may be affected by a wide variety of economic, social, competitive and other factors. Prepayments, liquidations, repurchases and purchases of the mortgage loans will result in distributions to offered certificateholders of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans thereby potentially affecting the yield to maturity of an offered certificate from the anticipated yield.

    o Prefunding May Result in Prepayments. If the seller is unable to deliver sufficient, eligible additional mortgage loans to the trust by the end of the funding period, a portion of the prefunding account deposit will be distributed as a prepayment to the owners of the senior certificates.

    o Overcollateralization Provisions Will Affect Your Yield. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates at any time that the overcollateralization provided by the mortgage pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates. In addition, if the senior certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated between the Class A-1 certificates and the Class A-2 certificates on a pro rata basis based on the amount of principal actually received on the Group I mortgage loans and Group II mortgage loans, respectively, for the related distribution date. This, as well as the relative sizes of these two groups of mortgage loans, may magnify the prepayment effect on either class of senior certificates caused by the relative rates of prepayments and defaults experienced by the two groups of mortgage loans.

    o The Yield on the Subordinate Certificates Will Be Particularly Sensitive to Prepayments. The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. In particular, the subordinate certificates do not receive (unless the certificate principal balances of the senior certificates have been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in January 2006. Even after the date that subordinate certificates start receiving distributions of principal, such distributions may be suspended if losses or delinquencies exceed specified levels. The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

         We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

    o You Bear Reinvestment Risk. Mortgage-backed securities like the offered certificates usually produce a higher rate of return of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates are above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower market interest rates, you will receive an unscheduled payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

    o The Optional Termination May Affect the Yield. Your investment in the offered certificates may be ended before you desire if the optional termination is exercised. In addition, holders of the offered certificates will not be entitled to any net rate cap carryover amounts accrued but unpaid at the time the optional termination is exercised. We refer you to "Description of the Certificates -- Termination; Retirement of the Certificates" in this prospectus supplement.

    o Pass-Through Rates May be Limited. The rate at which interest accrues on the offered certificates is subject to a rate cap. The rate cap is based on the weighted average of the interest rates on the mortgage loans, net of certain fees and expenses. If mortgage loans with relatively higher loan rates prepay, the maximum rate on these classes of offered certificates will be lower than otherwise would be the case.

         If the pass-through rate on your certificates is limited by the rate cap, the market value and liquidity of your certificates may decline.

         We refer you to "Prepayment and Yield Considerations -- Pass-Through Rates" in this prospectus supplement.

    o Hybrid Loans. Based on principal balances as of the statistic calculation date, approximately 3.53% and 2.45% of the statistic calculation loans in Group I and Group II, respectively, had at origination a two year fixed rate term followed by a 28 year adjustable rate term and approximately 5.28% and 7.02% of the statistic calculation loans in Group I and Group II, respectively, had at origination a three year fixed rate term followed by a 27 year adjustable rate term. Additionally, approximately 0.13% of the statistic calculation loans in Group II had at origination a five year fixed rate term followed by a 25 year adjustable rate term. As with all mortgage loans, the rate of prepayments on hybrid loans (as we call these loans in this prospectus supplement) that are in their respective initial fixed rate periods is sensitive to prevailing interest rates. The prepayment behavior of the hybrid loans may differ from that of the other mortgage loans. As a hybrid loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. You will bear the risk of any faster or slower prepayments on the mortgage loans. We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

THE TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES

    All distributions on the offered certificates will be made from payments by borrowers under the mortgage loans. The trust has no other assets to make distributions on the offered certificates. The mortgage loans are not insured or guaranteed by any person. Only the trust is obligated to make distributions on the offered certificates. The offered certificates are not insured by any governmental agency. If substantial losses occur as a result of defaults and delinquencies on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

    The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the offered certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.


TRANSFER OF PRIMARY SERVICING MAY RESULT IN HIGHER DELINQUENCIES AND DEFAULTS WHICH MAY ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES

    Countrywide Home Loans Servicing LP will be the servicer under the pooling and servicing agreement. However, the sponsor has serviced the mortgage loans since origination or acquisition by the originator or the sponsor and will continue to service the mortgage loans on an interim basis pending the transfer of primary servicing obligations to Countrywide Home Loans Servicing LP on or before February 1, 2003 with respect to the initial mortgage loans and on or before April 1, 2003 with respect to the subsequent mortgage loans. Although we expect the transfer to be completed by February 1, 2003 and April 1, 2003, respectively, we cannot assure you that it will be completed by that date. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults are likely to increase at least for a period of time and may result in losses on your certificates. In addition, a higher delinquency rate may delay payments of principal to you. A higher default rate may result in accelerated prepayments on the offered certificates. You will bear any reinvestment risk associated with any accelerated prepayments. We cannot assure you as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effect on your certificates.


THE SUBORDINATE CERTIFICATES WILL ABSORB CASH SHORTFALLS BEFORE THE SENIOR CERTIFICATES

    The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the senior certificates receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the offered certificates, one or more classes of certificates will not receive all of their distributions. In addition, losses due to defaults by borrowers, to the extent not covered by the amount of overcollateralization and excess interest available at that time, will be allocated to the subordinate certificates in the reverse order of payment priority. Any allocation of a loss to a class of subordinate certificates will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. Distributions to the subordinate certificates are made in the following order: to the Class M-1 certificates, then to the Class M-2 certificates, then to the Class M-3 certificates and then to the Class B certificates, and losses are allocated to the subordinate certificates in the reverse order, commencing with the Class B certificates. The Class M-1 certificates receive distributions before, and are allocated losses after, the other classes of subordinate certificates. Conversely, the Class B certificates receive distributions after, and are allocated losses before, the other classes of subordinate certificates. As a result, the Class B certificates will be affected to a larger degree by any losses on the mortgage loans.


ADDITIONAL RISKS ASSOCIATED WITH THE SUBORDINATE CERTIFICATES

    The weighted average lives of, and the yields to maturity on, the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates and the Class B certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B certificates, the Class M-3 certificates, the Class M-2 certificates and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the subordinate certificates may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under "Description of the Certificates--Distributions" in this prospectus supplement.

    Unless the certificate principal balances of the senior certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until at least January 2006 or during any period in which losses or delinquencies on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.


    In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess interest or a class of subordinate certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

RISKS ASSOCIATED WITH ORIGINATION FEES

    Fees earned on the origination of loans, placement of related insurance and other services provided by the sponsor and affiliated originators are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of mortgage loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. If such an action against any originator with respect to any mortgage loan were successful, a court might require that the principal balances of the related mortgage loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial realized losses during one or more collection periods. You could suffer a loss if such realized losses exceed the overcollateralization of the mortgage loans.


VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES

    Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of laws, policies and principles relating to the mortgage loans may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. In this event, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

    Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

    The mortgage loans are also subject to federal laws, including:

         (1) the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

         (2) the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

         (3) the Real Estate Settlement Procedures Act, known as RESPA, and Regulation X promulgated under RESPA, which require certain disclosures to borrowers regarding the settlement and servicing of the mortgage loans;

         (4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

         (5) the Federal Trade Commission Preservation of Consumer's Claims and Defense Rule, 16 C.F.R Part 433, regarding the preservation of a consumer's right.

    In addition to the foregoing, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

    In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state debtor relief laws, may also adversely affect the servicer's ability to collect the principal of or interest on the mortgage loans and holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss if the applicable laws result in these loans being uncollectible.


LITIGATION

    Aames Financial Corporation and Aames Funding Corporation, affiliates of the sponsor and the depositor, are defendants in Fowler et. al. v. Aames Financial Corporation and Aames Funding Corporation, a putative class action filed on May 11, 2001 in U.S. District Court, Central District of California, case 2:01 cv 04330. Plaintiff, a former loan executive, filed this putative class action on behalf of himself and current and former loan executives employed by Aames Funding Corporation, and seeks class certification, damages consisting of alleged unpaid overtime, statutory liquidated damages and waiting time penalties, attorneys' fees and costs, restitution, disgorgement of profits and injunctive relief. Plaintiff alleges that during his employment, he and other loan executives worked in excess of 8 hours per day or 40 hours per week, and he contends that Aames Funding Corporation willfully failed to pay overtime in violation of the Federal Fair Labor Standards Act and, with respect to loan executives employed in California, in violation of the California Labor Code and Business & Professional Code Section 17200, et seq. The Aames defendants filed an answer denying the claims and asserting various affirmative defenses on September 4, 2001. Discovery is continuing.

    Aames Financial Corporation and Aames Funding Corporation, and certain subsidiaries of Aames Financial Corporation, are defendants in Aslami et. al. v. Aames Home Loan, Aames Financial Corporation, et. al., a putative class action filed on approximately April 11, 2000, in Los Angeles County Superior Court, case No. BC228027. Plaintiffs, former customers, filed this action on behalf of themselves and all persons who applied for or obtained loans from Aames Funding Corporation during the prior four years. Plaintiffs allege various state law claims premised their contention that Aames Funding Corporation routinely "upcharges" third party fees and underdiscloses annual percentage rates. On April 26, 2002, Plaintiffs filed a third amended complaint limiting the purported class to California borrowers and asserting claims based upon the payment of a yield spread premium to their broker. Plaintiffs contend that such yield spread premium payments constitute kickbacks and/or illegal referrals under California law and/or that the Aames Funding Corporation failed to properly disclose the nature of a yield spread premium. Plaintiffs seek certification of the class, damages consisting of fees paid to mortgage brokers, statutory treble damages, attorneys' fees and costs, restitution, disgorgement of improperly collected charges, punitive damages and injunctive relief. The Aames defendants answered the amended complaint, again asserting various affirmative defenses. The court has set January 31, 2003 as the date upon which it will consider Plaintiff's motion to certify a class. No trial has been set.

    Wilmington Trust Company, as successor indenture trustee with respect to Aames Financial Corporation's 9.125% Senior Notes due 2003, which we call the Senior Notes, brought an action against Aames Financial Corporation seeking to prevent Aames Financial Corporation from consummating its offer to exchange all outstanding 5.5% Convertible Subordinated Debentures due 2006 for newly issued 4.0% Convertible Subordinated Debentures due 2012. We refer to this offer as the Exchange Offer. On June 10, 2002, the Supreme Court of the State of New York heard oral arguments relating to Wilmington Trust Company's request for an order preliminarily enjoining Aames Financial Corporation from proceeding with the Exchange Offer. On July 1, 2002, the court denied Wilmington Trust Company's request. On July 12, 2002, Aames Financial Corporation filed a motion to dismiss Wilmington Trust Company's complaint. On August 1, 2002, Wilmington Trust Company filed an amended complaint seeking a declaratory judgment that if Aames Financial Corporation were to proceed with the Exchange Offer an event of default would exist under the indenture governing the Senior Notes. On August 14, 2002, Aames Financial Corporation filed a motion to dismiss the amended complaint and requested declaratory judgment that the Exchange Offer would not constitute an event of default under the indenture governing the Senior Notes. In a decision dated October 25, 2002, the Supreme Court of the State of New York granted Aames Financial Corporation's motion to dismiss Wilmington Trust Company's amended complaint and issued a declaratory judgment in favor of Aames Financial Corporation that the Exchange Offer, if consummated, would not (i) violate the terms of the indenture governing the Senior Notes, or give rise to an event of default thereunder, or (ii) constitute a breach of an implied covenant of good faith and fair dealing. On November 21, 2002, Wilmington Trust Company filed a notice of appeal from the declaratory judgment.

    Aames Financial Corporation cannot predict the outcome of these matters. Aames Financial Corporation intends to vigorously defend these actions; however, Aames Financial Corporation believes that an unfavorable outcome of one or more of the above cases could have a material adverse effect on Aames Financial Corporation's consolidated financial position and results of operations. Any material adverse effect on Aames Financial Corporation could have a material adverse effect on the operations or financial condition of the sponsor and depositor and accordingly the sponsor's and depositor's ability to perform their respective obligations under the pooling and servicing agreement.



HIGHER LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

    Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately 30.39% and 41.45% of the statistic calculation loans (by aggregate principal balance as of the statistic calculation date) in Group I and Group II, respectively, had loan-to-value ratios in excess of 80%, but not more than 100%, at origination. Additionally, the sponsor's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.


WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL AFFECT THE PRICES FOR CERTIFICATES


    A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after those offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for your certificates.


THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS


    The offered certificates, and in particular the subordinate certificates, are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered securities, and in particular the subordinate certificates, are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.


THE FINANCIAL CONDITION OF THE SPONSOR AND ITS CORPORATE PARENT MAY ADVERSELY AFFECT THE CERTIFICATES


    In connection with certain securitization transactions, the sponsor is in violation of specified limits on delinquencies and losses as well as certain net worth covenants. As a result, the sponsor may be terminated as servicer with respect to these transactions; however, to date the sponsor's related servicing rights have not been terminated. In addition, Aames Financial Corporation, the corporate parent of the sponsor, is currently attempting to restructure and refinance certain of its outstanding indebtedness. If Aames Financial Corporation were unsuccessful in completing the restructuring of its indebtedness or if the sponsor were terminated as servicer in these securitizations, the sponsor may not be able to comply with its repurchase or substitution obligations that may arise as a result of a breach of its representations or warranties under the pooling and servicing agreement. We refer you to "Origination and Servicing of Mortgage Loans--Recent Events" in this prospectus supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The certificates will represent certain undivided beneficial ownership interests in the trust created pursuant to a pooling and servicing agreement, subject to the limits and priority of distributions described therein. The offered certificates will be issued in minimum denominations of $25,000 and integral dollar multiples of $1,000 in excess thereof. The assets of the trust will consist of:

    (a) the mortgage loans;

    (b) the assets that from time to time are required by the pooling and servicing agreement to be deposited in the collection account and the certificate account, and held in the prefunding account and capitalized interest account, and any investment proceeds of these accounts;

    (c) all rights of the mortgagee under any insurance policy covering a mortgage loan or the related mortgaged property; and

    (d) property and any proceeds thereof acquired by foreclosure of the mortgage loans, deed in lieu of foreclosure or a comparable conversion.

    The principal balance of a class of certificates on any distribution date is equal to the applicable certificate principal balance on the closing date reduced by the

    o aggregate of amounts actually distributed as principal to the holders of the class of certificates prior to the applicable date and

    o in the case of a subordinate certificate, any reductions in the class principal balance of the subordinate certificate due to realized losses as described in this prospectus supplement.

DISTRIBUTION DATES

    Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2003, each called a distribution date, to the persons in whose names the certificates are registered, each called a certificateholder, as of the related record date. The record date for any distribution date is the last business day of the calendar month preceding the month of the applicable distribution date. Distributions will be made (1) in immediately available funds to holders of certificates the aggregate principal balance of which is at least $5,000,000, by wire transfer or otherwise, to the account of the certificateholder at a domestic bank or other entity having appropriate facilities for distribution, if the certificateholder has so notified the trustee, or (2) by check mailed to the address of the person entitled to the distribution as it appears on the certificate register maintained by the trustee as certificate registrar. Notwithstanding the foregoing, the final distribution on any certificate will be made in like manner but only upon presentment and surrender of the certificate at the office or agency appointed for that purpose.

DISTRIBUTIONS

 Fees and Costs

    On each distribution date, the trustee will withdraw from the certificate account that portion of Available Funds for such distribution date for each mortgage loan group in such amounts so as to pay, concurrently, to the trustee, the trustee fee and to the servicer, the monthly servicing fee and certain additional expenses payable under the pooling and servicing agreement, if any (to the extent not otherwise reimbursed from the collection account), in each case for such mortgage loan group and distribution date.

 Interest Distributions on the Offered Certificates

    On each distribution date, after subtracting amounts payable toward the trustee fee, the monthly servicing fee and certain additional expenses payable under the pooling and servicing agreement, if any, the trustee shall withdraw from the certificate account that portion of Available Funds for each mortgage loan group for such distribution date and make the following disbursements and transfers in the order of priority described below:

       1. To each class of senior certificates, the related Class Interest Distribution for the applicable distribution date, allocated as follows:

           A. From the Available Funds attributable to the Group I mortgage loans:

                first, to the Class A-1 certificates, the Class Interest Distribution for the Class A-1 certificates; and

                second, to the Class A-2 certificates, the Class Interest Distribution for the Class A-2 certificates to the extent not paid pursuant to clause B below;

           B. From the Available Funds attributable to the Group II mortgage loans:

                first, to the Class A-2 certificates, the Class Interest Distribution for the Class A-2 certificates; and

                second, to the Class A-1 certificates, the Class Interest Distribution for the Class A-1 certificates to the extent not paid pursuant to clause A above;

       2. Sequentially, to the Class M-1, Class M-2, Class M-3 and Class B certificates, in that order, the related Class Monthly Interest Amount for the applicable distribution date.

 Principal Distributions on the Offered Certificates

     On each distribution date, the holders of the offered certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

       1. To the senior certificates, the Senior Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, distributed as follows:

           A. To the Class A-1 certificates, payable solely from the Basic Principal Amount from the Group I mortgage loans, an amount equal to the product of (a) the Senior Principal Distribution Amount, excluding any Subordination Increase Amount included in that amount, and (b) the Class A Principal Allocation Percentage applicable to the Class A-1 certificates, until the certificate principal balance thereof is reduced to zero;

           B. To the Class A-2 certificates, payable solely from the Basic Principal Amount from the Group II mortgage loans, an amount equal to the product of (a) the Senior Principal Distribution Amount, excluding any Subordination Increase Amount included in that amount, and (b) the Class A Principal Allocation Percentage applicable to the Class A-2 certificates, until the certificate principal balance thereof is reduced to zero;

       2. To the Class M-1 certificates, the Class M-1 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, until its certificate principal balance is reduced to zero.

       3. To the Class M-2 certificates, the Class M-2 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, until its certificate principal balance is reduced to zero.

       4. To the Class M-3 certificates, the Class M-3 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, until its certificate principal balance is reduced to zero.

       5. To the Class B certificates, the Class B Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, until its certificate principal balance is reduced to zero.

     If the certificate principal balance of either class of senior certificates is reduced to zero, then the remaining amount of principal distributions distributable to the holders of the senior certificates on such distribution date, and the amount of principal distributions distributable to the holders of the senior certificates on all subsequent distribution dates, will be distributed to the holders of the class of senior certificates remaining outstanding, until the certificate principal balance of such class of senior certificates remaining outstanding has been reduced to zero.

 Excess Interest Distributions on the Offered Certificates

     On each distribution date, any Excess Interest shall be paid in the following order of priority, in each case to the extent of the Excess Interest remaining undistributed:

       1. To the offered certificates the Subordination Increase Amount for the applicable distribution date, allocated in the order set forth in " -- Principal Distributions on the Offered Certificates," above.

       2. To the Class M-1 certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

       3. To the Class M-2 certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

       4. To the Class M-3 certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

       5. To the Class B certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

       6. To the trustee, in an amount equal to its reasonable expenses, disbursements and advances payable to the trustee pursuant to the pooling and servicing agreement and not otherwise reimbursed.

       7. To the Class C certificates for deposit in the net rate cap fund.

       8. Sequentially, (a) concurrently to the Class A-1 and Class A-2 certificates, pro rata, and (b) sequentially to the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates and the Class B certificates, in that order, the related Net Rate Cap Carryover, from the net rate cap fund.

       9. To fund a distribution to the Class C certificateholders in an amount required by the pooling and servicing agreement.

        10. To the Class R certificates, the remainder.

     On each distribution date, the holders of the Class P certificates will be entitled to all Prepayment Charges received with respect to the mortgage loans during the related collection period, and such amounts will not be available for distribution on the other classes of certificates.


GLOSSARY OF TERMS

     The following terms have the meanings given below to help describe the cashflows on the offered certificates:

     "Aggregate Principal Amount" means, as to any distribution date, the sum of the Basic Principal Amount for each mortgage loan group.

     "Available Funds" as to any mortgage loan group and any distribution date, is the sum, without duplication of the following amounts with respect to the mortgage loans and the immediately preceding collection period, of:

       (i) scheduled and unscheduled payments of principal and interest on the mortgage loans received by the servicer, including amounts deposited in respect of interest on any mortgage loan that does not have a monthly payment due in the collection period relating to the distribution date (net of amounts representing the monthly servicing fee with respect to each mortgage loan, certain additional expenses payable under the pooling and servicing agreement and reimbursement for monthly advances and servicing advances);

       (ii) net liquidation proceeds and trust insurance proceeds with respect to the mortgage loans (net of amounts applied to the restoration or repair of a mortgaged property);

       (iii) amounts payable in connection with each such mortgage loan that was repurchased from the trust, and all amounts payable in respect of any mortgage loan in the related mortgage loan group in connection with a substitution of a qualified replacement mortgage loan therefor;

       (iv) payments from the servicer in connection with (a) monthly advances, (b) compensating interest, and (c) payments in connection with the termination of the trust with respect to the mortgage loans as provided in the pooling and servicing agreements;

       (v) on the distribution dates during and immediately following the funding period, amounts from the capitalized interest account for the payment of interest on the certificates; and

       (vi) on the distribution date at or immediately following the end of the funding period, amounts remaining on deposit in the prefunding account.

     Available Funds shall not include any Prepayment Charges.

     "Available Funds Cap" means the per annum rate equal to the weighted average loan rate of the mortgage loans net of the servicing fee, the trustee fee and certain additional expenses payable under the pooling and servicing agreement.

     "Basic Principal Amount" as to any mortgage loan group and any distribution date, is an amount equal to the sum of the following amounts (without duplication) with respect to the mortgage loans in such mortgage loan group and the immediately preceding collection period:

       (i) each payment of principal on a mortgage loan received by the servicer during such collection period, including all full and partial principal prepayments (net of reimbursements to the servicer for servicing advances);

       (ii) the net liquidation proceeds and trust insurance proceeds allocable to principal received by the servicer with respect to any mortgage loan during such collection period (net of amounts applied to the restoration or repair of a mortgaged property);

       (iii) all amounts allocable to principal payable in connection with each such mortgage loan that was repurchased from the trust during such collection period, and all amounts allocable to principal payable in respect of any mortgage loan in the related mortgage loan group in connection with a substitution of a qualified replacement mortgage loan therefor; and

       (iv) any related amounts remaining in the prefunding account after the funding period.

     "Basic Principal Distribution Amount" as to any distribution date, is an amount equal to the Aggregate Principal Amount minus the Excess
Overcollateralization Amount.

     "Certificate Principal Balance" of any class of the offered certificates is the original certificate principal balance of such class as reduced by all amounts in respect of principal actually distributed to the related certificateholders on all prior distribution dates, reduced in the case of any class of subordinate certificates by any Realized Losses allocated to such class on prior distribution dates.

     "Class A Principal Allocation Percentage" for any distribution date is the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 certificates, the numerator of which is (x) the portion of the Aggregate Principal Amount for such distribution date that is attributable to principal received on the Group I mortgage loans, and the denominator of which is (y) the Aggregate Principal Amount for such distribution date, and (ii) in the case of the Class A-2 certificates, the numerator of which is (x) the portion of the Aggregate Principal Amount for such distribution date that is attributable to principal received on the Group II mortgage loans, and the denominator of which is (y) the Aggregate Principal Amount for such distribution date.

     "Class B Principal Distribution Amount" means as to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of:

    (1) the sum of

          (A) the aggregate certificate principal balance of the senior certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date,

          (B) the certificate principal balance of the Class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,


          (C) the certificate principal balance of the Class M-2 certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable distribution date,


          (D) the certificate principal balance of the Class M-3 certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable distribution date, and


          (E) the certificate principal balance of the Class B certificates immediately prior to the applicable Distribution Date over


     (2) the lesser of


          (A) 93.40% of the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period, and


          (B) the Pool Balance as of the last day of the related collection period minus the OC Floor,


provided, however, that after the certificate principal balances of the senior, Class M-1, Class M-2 and Class M-3 certificates are reduced to zero, the Class B Principal Distribution Amount for the applicable distribution date will equal 100% of the Principal Distribution Amount.


     "Class Interest Carryover Shortfall" means as to any class of certificates and any distribution date, an amount equal to the sum of (1) the excess of the related Class Monthly Interest Amount for the preceding distribution date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding distribution date, over the amount in respect of interest that is actually distributed to the certificateholders of the class on the preceding distribution date plus (2) one month's interest on the excess, to the extent permitted by law, at the related pass-through rate.


     "Class Interest Distribution" means as to any class of certificates and distribution date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for that class of certificates for the applicable distribution date.


     "Class M-1 Principal Distribution Amount": As to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of senior certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

    (1) the sum of

          (A) the aggregate certificate principal balance of the senior certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date, and

          (B) the certificate principal balance of the Class M-1 certificates immediately prior to the applicable distribution date over

     (2) the lesser of

          (A) 72.40% of the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period, and

          (B) the Pool Balance as of the last day of the related collection period minus the OC Floor.

     "Class M-2 Principal Distribution Amount" means as to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate certificate principal balance of each of the senior and Class M-1 certificates has been reduced to zero and a Trigger Event exists, or
(y) if a Trigger Event is not in effect, the excess of:

     (1) the sum of

          (A) the aggregate certificate principal balance of the senior certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date,

          (B) the certificate principal balance of the Class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date, and

          (C) the certificate principal balance of the Class M-2 certificates immediately prior to the applicable distribution date over

     (2) the lesser of

          (A) 80.40% of the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period, and

          (B) the Pool Balance as of the last day of the related collection period minus the OC Floor.

     "Class M-3 Principal Distribution Amount" means as to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate certificate principal balance of each of the senior, Class M-1 and Class M-2 certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

     (1) the sum of

          (A) the aggregate certificate principal balance of the senior certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date,

          (B) the certificate principal balance of the Class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date,

          (C) the certificate principal balance of the Class M-2 certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable distribution date, and

          (D) the certificate principal balance of the Class M-3 certificates immediately prior to the applicable distribution date over

     (2) the lesser of

          (A) 87.40% of the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period, and

          (B) the Pool Balance as of the last day of the related collection period minus the OC Floor.

     "Class Monthly Interest Amount" for any class of certificates on any distribution date is the amount of interest due thereon in respect of any Interest Period at the applicable pass-through rate on the related certificate principal balance, less such class' share of Interest Shortfalls.

     "Class Principal Carryover Shortfall" means as to any class of subordinate certificates and any distribution date, the excess, if any, of (1) the sum of
(x) the amount of the reduction in the certificate principal balance of that class of subordinate certificates on the applicable distribution date as provided under " -- Treatment of Realized Losses" below and (y) the amount of any reductions on prior distribution dates over (2) the amount distributed in respect of the Class Principal Carryover Shortfall to such class of subordinate certificates on prior distribution dates.

     "Collection Period" with respect to the first distribution date, is the period beginning on and including December 2, 2002 and ending on and including January 1, 2003 (except that with respect to payments due and unpaid on or before December 1, 2002, only collections of principal are included), and with respect to any distribution date thereafter for collections of both interest and principal, the period beginning on and including the second day of the calendar month immediately preceding such distribution date and ending on and including the first day of the calendar month of such distribution date.

     "Cumulative Loss Event" means that the percentage of cumulative losses on the mortgage loans exceeds, for the initial distribution date in each of the distribution periods set forth below, the applicable initial percentages of the initial Pool Balance as of the cut-off date and the amount deposited in the prefunding account on the closing date and for each successive distribution date in such period, the applicable percentage for the previous distribution date plus the related monthly increment for such distribution period.

                 NUMBER OF                  INITIAL        MONTHLY
                 DISTRIBUTION DATES       PERCENTAGES     INCREMENT
                   37-48                      3.50%         0.135%
                   49-60                      5.00%         0.104%
                   61-72                      6.25%         0.042%
                   73 and thereafter          6.75%         0.000%

     "Delinquency Amount" means as to any distribution date, the aggregate principal balance of the mortgage loans that are (a) 60 or more days delinquent or (b) 60 days or more delinquent and in bankruptcy or (c) foreclosure or REO properties as of the last day of the related collection period.

     "Delinquency Event" shall have occurred and be continuing, if at any time,
(x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount and the denominator of which is the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period exceeds (y) 45% of the Senior Enhancement Percentage.

     "Excess Interest" with respect to any distribution date, means the sum of
(a) any Excess Overcollateralization Amount and (b) the excess of (x) the Available Funds for such distribution date over (y) the sum for such distribution date of (A) the Class Monthly Interest Amounts for the offered certificates, (B) any Class Interest Carryover Shortfall for the Senior Certificates, and (C) the Aggregate Principal Amount.

     "Excess Overcollateralization Amount" means as to any distribution date, the lesser of (1) the Aggregate Principal Amount for the applicable distribution date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Aggregate Principal Amount is distributed on the offered certificates, over (y) the Required Overcollateralization Amount.

     "Interest Period" means the calendar month preceding the month in which such distribution date occurs.

     "Interest Shortfall" means as to any class of certificates and any distribution date, the amount equal to the sum of Relief Act Shortfalls and Prepayment Interest Shortfalls. On any distribution date, the amount of any Interest Shortfalls will be applied to reduce the Class Monthly Interest Amount of a class in the following order: first, to the Class C certificates in reduction of the interest amounts payable to such class on the related distribution date and, to the extent the amount of such Interest Shortfall exceeds the interest due and payable to the Class C certificates on such distibution date, thereafter to the offered certificates, pro rata, based on the respective Class Monthly Interest Amount for each such class on such distribution date before giving effect to the reduction in respect of any Interest Shortfalls.

     "Liquidation Proceeds" means the aggregate of any proceeds received by the servicer during the related collection period in connection with the liquidation of any mortgaged property securing a mortgage loan, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any insurance proceeds to the extent not duplicative of trust insurance proceeds).

     "Net Liquidation Proceeds" means the amount equal to liquidation proceeds less expenses incurred by the servicer in connection with the liquidation of such mortgage loan.

     "Net Rate Cap Carryover" means, as to any distribution date and the offered certificates the sum of

      (a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the applicable pass-through rate, without regard to the Available Funds Cap, over the Class Monthly Interest Amount for the applicable distribution date,

      (b) any Net Rate Cap Carryover remaining unpaid from prior distribution dates and

      (c) 30 days' interest on the amount in clause (b) calculated at the applicable pass-through rate, without regard to the Available Funds Cap.

     "OC Floor" means an amount equal to 0.50% of the aggregate certificate principal balance of the offered certificates as of the closing date.

     "Overcollateralization Amount" means, as of any distribution date, the excess of (x) the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period over (y) the aggregate certificate principal balance of the offered certificates (after taking into account all distributions of principal on the offered certificates on such distribution date).

     "Pool Balance" means, as to any distribution date, the aggregate of the principal balances of the mortgage loans as of the end of the related collection period.

     "Prepayment Charge" means any charge paid by a mortgagor in connection with certain partial prepayments and all prepayments in full.

     "Principal Distribution Amount" means, as to any distribution date, the lesser of (a) the aggregate certificate principal balances immediately preceding such distribution date and (b) sum of (1) the Aggregate Principal Amount minus the Excess Overcollateralization Amount and (2) the Subordination Increase Amount.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "Relief Act Shortfalls" means, as to any distribution date and any mortgage loan group, the amount of any reduction of interest collectable on any mortgage loan in such mortgage loan group for the related Interest Period due to the application of the Relief Act.

     "Required Overcollateralization Amount" means, as to any distribution date
(a) prior to the Stepdown Date, the product of (x) 3.30% and (y) the sum of the Pool Balance as of the cut-off date and the amount deposited in the prefunding account on the closing date; and (b) on and after the Stepdown Date, the greater of (1) the lesser of (x) the product of 3.30% and the sum of the Pool Balance as of the cut-off date and the amount deposited in the prefunding account on the closing date and (y) the product of 6.60% and the Pool Balance as of the end of the related collection period and (2) the OC Floor; provided, however, that on each distribution date during the continuance of a Trigger Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the distribution date immediately preceding the date on which the Trigger Event first occurred.

     "Senior Enhancement Percentage" means, as to any distribution date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate certificate principal balance of the subordinate certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on the applicable distribution date, and the denominator of which is the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period.

     "Senior Principal Distribution Amount" means, as to (a) any distribution date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate certificate principal balance of the senior certificates, and (b) any other distribution date, an amount equal to the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate certificate principal balance of the senior certificates immediately prior to the applicable distribution date over (y) the lesser of (A) 61.40% of the Pool Balance and (B) the Pool Balance as of the last day of the related collection period minus the OC Floor.

     "Stepdown Date" means the later to occur of (x) the earlier to occur of
(A) the distribution date in January 2006 and (B) the distribution date on which the aggregate certificate principal balance of the senior certificates is reduced to zero, and (y) the first distribution date on which the sum of the Pool Balance and amounts on deposit in the prefunding account has been reduced to 50% of the sum of the Pool Balance as of the cut-off date and the amount deposited in the prefunding account on the closing date.

     "Subordination Deficiency" means, as to any distribution date, the excess, if any, of (x) the Required Overcollateralization Amount for the applicable distribution date over (y) the Overcollateralization Amount for that distribution date after giving effect to the distribution of the Basic Principal Amount on that distribution date (but prior to the distribution of any Subordination Increase Amount on that distribution date).

     "Subordination Increase Amount" means, as to any distribution date, the lesser of (x) the Subordination Deficiency and (y) the Excess Interest.

     "Trigger Event" means the occurrence of either a Delinquency Event and/or a Cumulative Loss Event.

     "Trust Insurance Proceeds" means the aggregate of any proceeds from or in respect of any policy of insurance that are received during a collection period and applied by the servicer to reduce the principal balance of the related mortgage loan or losses with respect thereto (which proceeds will not include any amounts applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with applicable law, the servicer's customary servicing procedures or the terms of the related mortgage loan).

PASS-THROUGH RATES

     The pass-through rate for each class of offered certificates is set forth on the cover page of this prospectus supplement. The pass-through rates of the offered certificates are subject to the Available Funds Cap and will increase by 50 basis points per annum after the clean-up call date.

CAPITALIZED INTEREST ACCOUNT

     On the closing date, cash will be deposited in the capitalized interest account, which account will be in the name of and maintained by the trustee and will be part of the trust. The amount on deposit in the capitalized interest account, including reinvestment income on that amount, will be used by the trustee, on the distribution dates during and immediately following the funding period, to fund shortfalls in the interest collections attributable to the prefunding feature of the trust. Any amounts remaining in the capitalized interest account and not needed for this purpose will be paid to the sponsor and will not thereafter be available for distribution to the holders of the offered certificates.

     Amounts on deposit in the capitalized interest account will be invested in permitted investments as set forth in the pooling and servicing agreement. The capitalized interest account will not be an asset of any REMIC.


PREFUNDING ACCOUNT

     On the closing date, approximately $59,808,502 will be deposited into the prefunding account of which approximately $51,600,363 will be allocated to Group I and approximately $8,208,139 will be allocated to Group II. All mortgage loans purchased by the trust through application of amounts on deposit in the prefunding account are referred to in this prospectus supplement as the subsequent mortgage loans. The prefunding account deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the mortgage pool prior to the closing date. During the period, called the funding period, from the closing date until the earlier of
(i) the date on which the amount on deposit in the prefunding account is reduced to zero and (ii) February 28, 2003, the amount on deposit in the prefunding account will be allocated for purchase of subsequent mortgage loans from the sponsor in accordance with the applicable provisions of the pooling and servicing agreement. Subsequent mortgage loans purchased by and added to the trust on any subsequent transfer date must satisfy the criteria set forth in the pooling and servicing agreement. We refer you to "Description of the Mortgage Loans -- Conveyance of subsequent mortgage loans," herein.

     On the distribution date in February 2003, the portion of the prefunding account deposit that has not been applied to purchase subsequent mortgage loans during the funding period will be applied as a principal prepayment to the holders of the applicable senior certificates. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the prefunding account deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the prefunding account, no assurance can be given that such a distribution will not occur on the Distribution Date in February 2003. In any event, it is unlikely that the sponsor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the prefunding account deposit.

     Amounts on deposit in the prefunding account will be invested in permitted investments. Any investment earnings on funds in the prefunding account will be transferred to the sponsor. The prefunding account will not be an asset of any REMIC.

NET RATE CAP FUND

     The pooling and servicing agreement provides for a reserve fund, called the net rate cap fund, which is held by the trustee on behalf of the holders of the offered certificates. To the extent amounts on deposit are sufficient, holders of the applicable certificates will be entitled to receive payments from the fund equal to any Net Rate Cap Carryover. The amount required to be deposited in the fund on any distribution date will equal any Net Rate Cap Carryover for such distribution date or, if no Net Rate Cap Carryover is payable on such distribution date, an amount such that when added to other amounts already on deposit in the fund, the aggregate amount on deposit therein is equal to $10,000. Any investment earnings on amounts on deposit in the fund will be paid to (and for the benefit of) the holders of the Class C certificates and will not be available to pay any Net Rate Cap Carryover. The net rate cap fund will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement. The applicable certificates will be entitled to receive any related Net Rate Cap Carryover on the distribution date on which it arises or on a subsequent distribution date from and to the extent of amounts otherwise distributable to the Class C certificateholders. Net Rate Cap Carryover amounts will not be paid after the date on which the trust is terminated by optional termination or otherwise. The ratings assigned to the offered certificates do not address the likelihood of the payment of any Net Rate Cap Carryover.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to certificateholders, the trustee will make available on its web site, located at http://www.corporatetrust.db.com, the following information:

       (a) the amount of the distribution with respect to each class of certificates, based on a certificate in the original principal amount of $1,000;

       (b) the amount of such distribution allocable to principal on the related mortgage loans in each mortgage loan group, separately identifying the aggregate amount of any prepayment or other recoveries of principal included therein;

       (c) the amount of such distribution allocable to interest on the related mortgage loans in each mortgage loan group, based on a certificate in the original principal amount of $1,000;

       (d) the class monthly interest and the class interest carryover shortfall for each class of certificates;

       (e) the principal amount of each class of certificates, based on a certificate in the original principal amount of $1,000 that will be outstanding after giving effect to any payment of principal on such distribution date;

       (f) the aggregate of the principal balances of all mortgage loans and the aggregate of the principal balances of the mortgage loans in each mortgage loan group after giving effect to any payment of principal on such distribution date;

       (g) based upon information furnished by the sponsor, such information as may be required by Section 6049(d)(7)(C) of the Internal Revenue Code and the regulations promulgated thereunder to assist certificateholders in computing their market discount;

       (h) the total of all amounts paid by the sponsor or the servicer during such collection period in connection with purchases or repurchases from the trust of mortgage loans and substitutions for mortgage loans of qualified replacement mortgages with respect to each mortgage loan group;

       (i) the weighted average mortgage interest rate of the mortgage loans in each mortgage loan group;

       (j) whether a delinquency event or cumulative loss event under the pooling and servicing agreement have occurred;

       (k) the overcollateralization amount and required overcollateralization amount;

       (l) the certificate principal balance of each class of certificates then outstanding after giving effect to all payments of principal on such distribution date;

       (m) with respect to each mortgage loan group, the number of mortgage loans in each mortgage loan group and the aggregate of their principal balances as a percentage of the applicable group balance, that as of the end of the immediately preceding calendar month are

             (i) 30 to 59 days delinquent,

             (ii) 60 to 89 days delinquent,

             (iii) 90 or more days delinquent,

             (iv) the subject of bankruptcy proceedings, to the actual knowledge of the servicer,

             (v) in foreclosure, and

             (vi) as to which the related mortgaged property is REO property;

       (n) the amount of any Net Rate Cap Carryover paid and remaining unpaid as of such distribution date; and

       (o) with respect to any distribution date during or immediately following the funding period, all amounts remaining in the prefunding account and capitalized interest account.

     Assistance in using the Trustee's web site can be obtained by calling the Trustee's investor relations desk at 1-800-735-7777. The obligation of the Trustee to provide information to the certificateholders is conditioned upon such information being received from the Servicer.

     Within 90 days after the end of each calendar year, the trustee will mail to each person who at any time during such calendar year was a holder of record of a certificate the information set forth in clauses (a) through (o) above, aggregated for such calendar year or, in the case of each person who was a holder of record of a certificate for a portion of such calendar year, setting forth such information for each month thereof.


VOTING RIGHTS

     Each certificateholder of a class will have a voting interest equal to the product of the voting interest to which such class is collectively entitled and the certificateholder's percentage interest in such class. 1% of all voting interests will be allocated to each of the Class C, Class P and Class R certificates. The remaining voting interests will be allocated to the classes of offered certificates in proportion to their respective certificate principal balances on any determination date.

BOOK-ENTRY REGISTRATION OF OFFERED CERTIFICATES

     The offered certificates initially will be issued as book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., referred to as Cede, the nominee of the Depository Trust Company, referred to as DTC. Persons acquiring beneficial ownership interests in the offered certificates will hold their certificates through DTC in the United States, or upon request Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank, referred to as Chase, will act as depositary for Euroclear. Collectively, these entities are referred to as the European depositaries.

     Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing certificate principal balances of $25,000 and in integral multiples of $1,000 in excess of $25,000. One certificate of each class of offered certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of the class. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC. For a description of the features of the book-entry registration system, see "Description of the Securities -- Form of Securities -- Book-Entry Registration" in the prospectus. For information with respect to tax documentation procedures relating to the certificates, see "Global Clearance, Settlement and Tax Documentation Procedures -- U.S. Federal Income Tax Documentation Requirements" in Annex B to this prospectus supplement.

     Neither the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The trust will terminate upon the earlier to occur of

      (a) the final payment or other liquidation of the principal balance of the last mortgage loan remaining in the trust or

      (b) the optional purchase of the mortgage loans by the servicer, as described below.

Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, the servicer may, at its option, terminate the pooling and servicing agreement on any distribution date during which the aggregate outstanding principal balance of the mortgage loans is less than 5% of the sum of the principal balances of the initial mortgage loans as of the cut-off date and the amount deposited in the prefunding account on the closing date, called the clean-up call date, by purchasing all of the outstanding mortgage loans and REO properties at a price equal to the sum of the principal balance of the outstanding mortgage loans, plus the fair market value of any REO property included in the trust, plus accrued and unpaid interest on the related mortgage loans at the weighted average of the loan rates through the end of the related collection period and any unreimbursed servicing advances made in respect of such mortgage loans less any payments of principal and interest received during the related collection period in respect of such mortgage loans. Any resulting losses will be allocated to the subordinate certificates in reverse order of payment priority.

     The pooling and servicing agreement will provide that notice of any termination, specifying the final distribution date upon which the certificateholders may surrender their certificates to the trustee for payment of the final distribution and cancellation, will be given promptly by the trustee by letter to certificateholders specifying

        (a) the distribution date for the final distribution,

        (b) the amount of any such final distribution and

        (c) that the final distribution will be made only upon presentation and surrender of the certificates at the office or agency of the trustee therein specified.

THE TRUSTEE

     Deutsche Bank National Trust Company will be the trustee under the pooling and servicing agreement. The trustee has its principal office at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: AA0202. The trustee has designated the offices of its agent, DTC Transfer Agent Services, located at 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for purposes of surrendering and exchanging certificates. The pooling and servicing agreement will provide that the trustee is entitled to the trustee fee and reimbursement of expenses. The trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee fails to fulfill its obligations in any material respect under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the offered certificateholders consists of the application of excess interest, the overcollateralization features of the trust and the subordination of distributions on the classes of certificates with lower payment priorities.

TREATMENT OF REALIZED LOSSES

     The aggregate principal amount includes the net liquidation proceeds in respect of principal received upon liquidation of a liquidated mortgage loan. If the portion of net liquidation proceeds allocable to principal are less than the unpaid principal balance of the related liquidated mortgage loan, the pool balance will decline more than the aggregate class principal balance of the offered certificates. If the difference is not covered by the overcollateralization amount or the application of excess interest, the class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss.

     If, following the distributions on a distribution date, the aggregate class principal balance of the offered certificates exceeds the sum of the pool balance and the amounts on deposit in the prefunding account, that is, the certificates are undercollateralized, the class principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority will be reduced by the amount of the excess. Any reduction will constitute a class principal carryover shortfall for the applicable class. Although a class principal carryover shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distributions as provided above under "-- Distribution Priorities."

     The pooling and servicing agreement does not permit the allocation of realized losses to the senior certificates or the retained certificates. Investors in the senior certificates should note that although realized losses cannot be allocated to the senior certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the senior certificates all interest and principal amounts to which they are then entitled.

     For all purposes of this prospectus supplement, the Class B certificates will have the lowest payment priority of any class of subordinate certificates.

OVERCOLLATERALIZATION AND APPLICATION OF EXCESS INTEREST

     The weighted average net mortgage interest rate for the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates on the offered certificates. In addition, to the extent that there is overcollateralization, these mortgage loans will be generating still further excess interest relative to the pass-through rates on the offered certificates.


     The overcollateralization mechanics of the trust result in a limited acceleration of the payment of the offered certificates relative to the amortization of the mortgage loans. The accelerated amortization will cause the aggregate of the related principal balances of the certificates to amortize more rapidly than the principal balances of the mortgage loans, increasing the amount of overcollateralization. Once the required overcollateralization amount is reached, such accelerated amortization feature will cease, unless necessary to maintain the required overcollateralization amount. On any distribution date on which the required overcollateralization amount is reached, the excess interest will not be passed through as a distribution of principal to the holders of the offered certificates on such distribution date, but will be distributed to the retained certificateholders.

     The pooling and servicing agreement provides that, based on the delinquency and loss experience of the mortgage loans, the required overcollateralization amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the offered certificates to increase the actual level of overcollateralization to the required overcollateralization amount; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to the required overcollateralization amount.

                              THE MORTGAGE LOANS

     The mortgage loans will include:

      (a) the mortgage loans identified as of December 1, 2002 and described in this prospectus supplement, called the statistic calculation loans;

      (b) additional fixed and hybrid loans to be delivered on the closing date, referred to as the additional mortgage loans, and together with the statistic calculation loans, called the initial mortgage loans; and

      (c) additional mortgage loans to be purchased by the trust from the seller from time to time on or prior to February 28, 2003, called the subsequent mortgage loans, and together with the initial mortgage loans, called the mortgage loans.

     The following brief description of the statistic calculation loans is based on the terms of the statistic calculation loans, including their respective principal balances as of the statistic calculation date, and each mortgage loan group as of the statistic calculation date. Certain mortgage loans may be removed, prior to the closing date, from the mortgage pool and each mortgage loan group and other mortgage loans may be substituted therefor. As a result, the statistical information presented in this prospectus supplement regarding the statistic calculation loans and each mortgage loan group may vary in certain limited respects but will not vary in any material respects from comparable information based on the actual composition of the mortgage pool and each mortgage loan group at the closing date.

     None of the mortgage loans is or will be insured or guaranteed by the sponsor, the depositor, the servicer, the trustee, any originator or any of their respective affiliates, or by any governmental agency or other person.

     None of the mortgage loans is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

     A schedule of the initial mortgage loans included in each mortgage loan group as of the closing date will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates. A current report on Form 8-K containing a description of the mortgage loans included in the final mortgage pool as of the end of the funding period in a form comparable to the description of the statistic calculation loans contained in "Annex A: Description of the Mortgage Pool" will be filed with the Securities and Exchange Commission within 15 days after the end of the funding period.

     Each mortgage loan in the trust will be assigned to Group I or Group II. All of the mortgage loans in Group I have agency conforming balances while the mortgage loans in Group II have both agency conforming and non-conforming balances. Each mortgage loan in Group I and in Group II bears interest at either a fixed rate or at an initial fixed rate term at origination followed by an adjustable rate term. All statistic calculation loans are secured by first liens.

     Certain mortgage loans will provide for the payment of a charge if the principal thereof is paid prior to its stated maturity date. No mortgage loan will impose a prepayment charge for a term in excess of five years and no mortgage loan in Group I originated on or after October 1, 2002 will impose a prepayment charge for a term in excess of three years. Such charge, to the extent received, however, will not be available to the trust but will instead be paid to the holders of the Class P certificates.

     In connection with the assignment of the mortgage loans to the trust, the sponsor will represent and warrant that, among other things, as of the cut-off date, no mortgage loan had two or more monthly payments past due. However, you should be aware that approximately 42.59% and 40.44%, by aggregate principal balance, of the statistic calculation loans in Group I and Group II, respectively, had a first monthly payment due before December 1, 2002, and only such mortgage loans could have had two or more monthly payments past due as of the cut-off date. None of the statistic calculation loans in each of Group I and Group II, respectively, were 30 days delinquent in payment as of the statistic calculation date. No statistic calculation loan has a loan-to-value ratio at origination of more than 100%.

     Approximately 3.53%, 5.28% and 0.00%, by principal balance, of the statistic calculation loans in Group I and approximately 2.45%, 7.02% and 0.13%, by principal balance, of the statistic calculation loans in Group II change from having a fixed rate of interest to having an adjustable rate of interest 24, 36 and 60 months after origination, respectively. We refer to these loans, collectively, as hybrid loans. The weighted average month to next rate adjustment for the hybrid loans in Group I and Group II, as of the statistic calculation date, is approximately 26.1 months and 27.9 months, respectively. The interest rate, also referred to as the loan rate, borne by each hybrid loan during its adjustable rate term, which we refer to as an ARM, is subject to adjustment on the date set forth in the related promissory note, each called a mortgage note, and at regular intervals thereafter, each referred to as a change date, to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that mortgage note, called the gross margin, subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap limits changes in the loan rate for each ARM on each change date. The lifetime cap is the maximum loan rate that may be borne by an ARM at any point. The lifetime floor is the minimum loan rate that may be borne by an ARM at any point. The periodic cap for all of the ARMs, subsequent to the first change date, is 1.00%. However, the periodic cap for the initial change date for the hybrid loans generally is 3.00%.

     For all of the statistic calculation mortgage loans that are ARMs, the loan index is the London interbank offered rate for six-month United States dollar deposits, and the change dates occur every six months after the initial change date. The reference for each applicable loan index and the date prior to a change date as of which the loan index is determined is set forth in the related mortgage note.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     On the closing date, cash in an amount not to exceed approximately $59,808,502, called the prefunding account deposit, will be deposited into the prefunding account. Amounts on deposit in the prefunding account will be withdrawn to purchase subsequent mortgage loans from the sponsor during the funding period from the closing date until the closing of business on February 28, 2003.

     The purchase price for the subsequent mortgage loans will equal the outstanding principal balances of those mortgage loans as of the related cut-off dates and will be paid by withdrawal of funds on deposit in the prefunding account. The subsequent mortgage loans may have characteristics which differ from the initial mortgage loans. Accordingly, the statistical characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans, but will not vary in any material repects from the characteristic of the statistic calculation loans.

     The obligation of the trust to purchase subsequent mortgage loans on any date during the funding period is subject to the following requirements in addition to other requirements set forth in the pooling and servicing agreement:


     o the subsequent mortgage loan may not be 30 or more days contractually delinquent as of the related cut-off date;


     o the remaining term to stated maturity of the subsequent mortgage loan will not exceed 30 years;


     o each subsequent mortgage loan will be secured by a mortgage in a first lien position;


     o the subsequent mortgage loan will be underwritten or re-underwritten in accordance with the sponsor's underwriting criteria;


     o the addition of the subsequent mortgage loans will not result in a withdrawal or downgrading of the ratings assigned to the offered certificates;


     o the subsequent mortgage loan will not have a loan rate less than 5.375%; and


     o following the delivery of such subsequent mortgage loans, the mortgage loans in each loan group (including the subsequent mortgage loans) (a) will have a related weighted average loan rate not materially different from the weighted average loan rate of the statistic calculation loans in such loan group, (b) will each have a principal balance not in excess of $451,050 in the case of Group I and $1,000,000 in the case of Group II and (c) will satisfy any additional requirements set forth in the pooling and servicing agreement.

ASSIGNMENT OF MORTGAGE LOANS

     On the closing date with respect to the initial mortgage loans and on each subsequent transfer date with respect to the subsequent mortgage loans, the sponsor will transfer to the depositor and the depositor will contemporaneously transfer to the trust all of their respective right, title and interest in and to each mortgage loan, the related mortgage note, mortgages and other related documents, collectively referred to as the related documents, including all payments received after the related cut-off date other than payments of interest on the initial mortgage loans due on or before December 1, 2002. The trustee, concurrently with the initial transfer, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. This schedule will include information as to the principal balance of each mortgage loan as of the related cut-off date, as well as information with respect to the loan rate.

     The pooling and servicing agreement will require that, within the time period specified in the agreement, the depositor will deliver or cause to be delivered to the trustee the mortgage loans endorsed to the trustee and the related documents. In lieu of delivery of original mortgages, if the original is not available, the depositor may deliver or cause to be delivered true and correct copies of the original mortgages.

     Under the terms of the pooling and servicing agreement, the depositor, promptly and in no event later than 30 days after the closing date with respect to the initial mortgage loans and promptly but not later than 30 days after each subsequent transfer date with respect to the related subsequent mortgage loans, will prepare and record or cause to be prepared and recorded assignments of the mortgages related to each mortgage loan in favor of the trustee, unless opinions of counsel satisfactory to the rating agencies are delivered to the trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the trustee in the mortgage loans. If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the closing date or subsequent transfer date, as the case may be, the assignment will be prepared and recorded within 30 days after receipt of this information, but in no event later than eight months after the closing date or subsequent transfer date, as the case may be.

     Within 45 days of the closing date with respect to the initial mortgage loans and each subsequent transfer date with respect to the subsequent mortgage loans, the trustee will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement and if any mortgage loan or related document is found to be missing, mutilated, torn, defaced or otherwise does not conform to the requirements of the pooling and servicing agreement in any material respect and such defect is not cured within 60 days following notification of such defect to the depositor and the sponsor by the trustee, the sponsor will be obligated to either (a) substitute for the mortgage loan a qualified replacement mortgage loan; however, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Code or (b) purchase the mortgage loan at a price, called the purchase price, equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus unpaid interest on the mortgage loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the loan rate, net of the servicing fee if the sponsor is the servicer, plus if the sponsor is not the servicer the amount of any unreimbursed servicing advances made by the servicer. The purchase price will be deposited in the collection account on or prior to the next succeeding deposit date after the obligation arises. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee, the depositor or the certificateholders.

     The sponsor will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee with respect to each mortgage loan. In addition, the sponsor will represent and warrant, on the closing date, among other things: (a) that each mortgage loan, at its origination, complied in all material respects with applicable state and federal laws; (b) that each mortgage is a valid lien of the applicable priority; (c) that, as of the closing date, no mortgage loan had two or more monthly payments past due; (d) that each mortgaged property consists of a one-to four-family residential property or unit in a condominium or planned unit development; (e) that the sponsor had good title to each mortgage loan prior to the sale and assignment by the sponsor; and (f) that no proceeds from any mortgage loan were used to finance single-premium credit, life and disability insurance policies. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the certificateholders in the related mortgage loan and related documents, the sponsor will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the sponsor will be obligated to (x) substitute for the mortgage loan a qualified replacement mortgage loan or (y) purchase the mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation relating to the defective mortgage loans will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The servicer additionally has the option to purchase from the trust any mortgage loan delinquent in three or more consecutive monthly payments, at the purchase price set forth above for the purchase of defective mortgage loans; provided, however, that the aggregate of the principal balances of the mortgage loans so purchased by the servicer may not exceed 3% of the sum of the cut-off date pool balance and the amounts on deposit in the prefunding account on the closing date and such mortgage loans may be purchased only in the order of the most delinquent to the least delinquent. We refer you to "The Pooling and Servicing Agreement -- Realization upon defaulted mortgage loans" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND CERTIFICATE
ACCOUNT

     The servicer will establish and maintain in the name of the trustee a separate collection account for the benefit of the holders of the certificates. The collection account will be an eligible account meeting the criteria specified in the pooling and servicing agreement. Upon receipt by the servicer of amounts in respect of the mortgage loans, excluding amounts representing the servicing fee, reimbursement for certain monthly advances, servicer advances and any other expenses incurred by it for which it is entitled to reimbursement under the pooling and servicing agreement, the servicer will deposit these amounts in the collection account. Amounts so deposited may be invested in permitted investments, as described in the pooling and servicing agreement, that meet the criteria of the rating agencies as being consistent with their then current ratings of the offered certificates. Investment earnings from amounts on deposit in the collection account will not be part of Available Funds.

     The trustee will establish a certificate account. Three days prior to each distribution date, which date is called the deposit date, the servicer is required to deposit into the certificate account the Available Funds for each mortgage loan group and the related collection period. The certificate account will be an eligible account. Amounts on deposit in the certificate account may be invested in permitted investments maturing on or before the business day prior to the related distribution date. Investment earnings from amounts on deposit in the distribution account will not be part of Available Funds.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The weighted average life of and the yield to maturity on an offered certificate will be directly related to the rate of prepayments of principal of the mortgage loans. The actual rate of principal prepayments on the mortgage loans may be influenced by a variety of economic, tax, geographic, demographic, social, competitive, legal and other factors and has fluctuated considerably in recent years. The mortgage loans may be prepaid by the borrowers at any time; however, a majority of the mortgage loans are subject to a prepayment charge.

     Because a portion of all amounts available for distribution on each class of certificates after distributions in respect of class monthly interest are applied as reductions of the related certificate principal balance, the weighted average lives of the certificates will be influenced by the amount of excess interest so applied. Because the overcollateralization feature is expected to cause interest collections on the related mortgage loans to outpace required interest distributions for each class of certificates, such excess interest will be applied to reduce the principal balances of the offered certificates. It is expected that, over time, this excess interest will increase in proportion to the principal balances of the offered certificates in the absence of offsetting realized losses.

PASS-THROUGH RATES

     The pass-through rate for the offered certificates is subject to the available funds cap. The available funds cap on any distribution date is determined by reference to the weighted average interest rate of the mortgage loans, net of certain expenses, in effect at the beginning of the related collection period. Approximately 91.19% and 90.41% of the statistic calculation loans in Group I and Group II, respectively, have interest rates that are fixed for the lives of such mortgage loans. If mortgage loans bearing higher interest rates were to prepay at rates faster than mortgage loans with lower interest rates, the available funds cap would be lower than otherwise would be the case. Thus, the effective pass-through rate on the offered certificates will be dependent on the prepayment experience of the mortgage loans.

     The yield to investors on the offered certificates will be sensitive to, among other things, the level of the loan index. Approximately 3.53%, 5.28% and 0.00%, measured by aggregate principal balance, of the statistic calculation loans in Group I and approximately 2.45%, 7.02% and 0.13%, measured by aggregate principal balance, of the statistic calculation loans in Group II are hybrid loans which will bear interest at fixed rates for either 24 months, 36 months or 60 months, respectively, after origination of such mortgage loans. Although each of the hybrid loans, after its initial fixed rate period, bears interest at an adjustable rate, such rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the index increases substantially between change dates, the adjusted interest rate on the related mortgage loan may not equal the index plus the related gross margin due to the constraint of such caps. In such event, the related mortgage interest rate will be less than would have been the case in the absence of such caps. If the index of a hybrid loan during its adjustable rate period decreases, the related mortgage loan for any collection period may bear interest at a rate lower than the rate on one or more of the offered certificates. In such an event, the available funds cap would be lower than otherwise would be the case. In addition, the mortgage interest rate applicable to any change date will be based on the index related to the change date. Thus, if the value of the index with respect to a mortgage loan rises, the lag in time before the corresponding mortgage interest rate increases will, all other things being equal, slow the upward adjustment of the available funds cap. Furthermore, mortgage loans that have not reached their first change date are more likely to be subject to the applicable periodic rate cap on their first change date. Although the holders of the offered certificates will be entitled to receive the related net rate cap carryover, there is no assurance that sufficient funds will be available therefor. The ratings on the offered certificates do not address the likelihood of the payment of any Net Rate Cap Carryover to the offered certificates.

     The subordinate certificates provide credit enhancement for the senior certificates in both certificate groups and may absorb losses on the mortgage loans in either loan group. The weighted average lives of, and the yields to maturity on, the subordinate certificates, in reverse order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Realized losses on the mortgage loans will reduce the certificate principal balance of the class of subordinate certificates then outstanding with lowest relative payment priority if and to the extent that the aggregate of the certificate principal balances of all classes of certificates, following all distributions on a distribution date, exceeds the pool balance. As a result of these reductions, less interest will accrue on the class of subordinate certificates than otherwise would be the case.

     The basic principal amount includes the net proceeds in respect of principal received upon liquidation of a liquidated mortgage loan. If the net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the pool balance will decline more than the aggregate certificate principal balance of the offered certificates, thus reducing the overcollateralization amount. If this difference is not covered by the overcollateralization amount or the application of excess interest, the class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss. In addition, the subordinate certificates will not be entitled to any principal distributions prior to the stepdown date or during the continuation of a trigger event, unless all of the certificates with a higher relative payment priority have been paid in full. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of realized losses, the subordinate certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

     For all purposes, the Class B certificates will have the lowest payment priority of any class of subordinate certificates.


PAYMENT DELAY FEATURE OF FIXED RATE CERTIFICATES

     The effective yield to the certificateholders will be lower than the yield otherwise produced by the pass-through rate for such class and the purchase price of such certificates because distributions will not be payable to the certificateholders until the

25th day of the month following the month of accrual, without any additional distribution of interest or earnings thereon in respect of such delay.

MANDATORY PREPAYMENT

     In the event that at the end of the funding period there are any remaining amounts on deposit in the prefunding account for either loan group, the holders of the related class of senior certificates will receive an additional distribution allocable to principal in an amount equal to the remaining amounts on deposit in the prefunding account. Although there can be no assurance, the sponsor anticipates that there should be no material principal prepayment to the senior certificateholders due to a lack of subsequent mortgage loans.

PROJECTED PREPAYMENTS AND YIELDS FOR THE OFFERED CERTIFICATES

     If an offered certificate is purchased at other than its parity price, its yield to maturity will be affected by the rate of the payment of principal on the mortgage loans in the related mortgage loan group. If the actual rate of payments on the mortgage loans in the related mortgage loan group is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, especially in the case of a subordinate certificate, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans in the related mortgage loan group is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the applicable loan rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     As is the case with conventional fixed rate mortgage loans, the hybrid loans after their initial fixed rate period may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall appreciably, these loans are likely to be subject to a higher prepayment rate than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their hybrid loans during their adjustable rate period in order to "lock in" a lower fixed interest rate. In addition, the prepayment behavior of the hybrid loans may differ from that of the other mortgage loans. As a hybrid loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the mortgage interest rate. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. However, no assurance can be given as to the expected level of prepayments on the mortgage loans.

     Due to changes in interest rates, property appreciation, loan seasoning and other factors, borrowers of the mortgage loans may be the subject of solicitations to refinance their loans. Any refinancing of the mortgage loans, whether such refinancing is effected by the servicer or a competitor, will affect the rate of prepayment of the mortgage loans.

     In addition to the foregoing factors affecting the weighted average lives of the offered certificates, the use of excess interest to pay principal of the offered certificates will result in acceleration of the offered certificates then entitled to principal distributions, relative to the amortization of the related mortgage loans, particularly in the early months of the transaction. This acceleration feature creates overcollateralization which equals the excess of the pool balance over the aggregate certificate principal balance of the certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

FINAL SCHEDULED DISTRIBUTION DATES

     The final scheduled distribution date for each class of offered certificates is set forth in the summary of this prospectus supplement. The final scheduled distribution date for each class of the offered certificates is the distribution date in the month after the last due date of the latest maturing mortgage loan, including any subsequent mortgage loan, in either mortgage loan group. It is expected that the weighted average lives of the offered certificates are likely to be shorter, and the actual final distribution date for each class of offered certificates could occur significantly earlier than the final scheduled distribution date for such class.

STRUCTURING ASSUMPTIONS

     The following tables have been prepared on the basis of the following assumptions,:

          (i) the offered certificates are purchased on December 12, 2002;

          (ii) with respect to the initial collection period, the mortgage loans include 30 days of interest and no deposits in respect of interest were contributed to the trust;

          (iii) scheduled payments are timely received on the first day of each month commencing in January 2003;

          (iv) distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in January 2003;

          (v) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

          (vi) prepayments represent payment in full of individual mortgage loans and are received on the last day of each month, commencing in December 2002 and include 30 days' interest thereon;

          (vii) the mortgage loans prepay according to the indicated prepayment scenarios as described below;

          (viii) the six-month London Interbank Offered Rate remains constant at 1.457%;


          (ix) except as otherwise indicated on the following table, the servicer does not exercise its right of optional termination;


          (x) the required overcollateralization amount is set as specified in this prospectus supplement;


          (xi) all adjustable rate mortgage loans have semi-annual rate adjustment frequencies;


          (xii) each mortgage loan group consists of mortgage loans having the characteristics set forth in the following tables;


          (xiii) the capitalized interest account has an initial balance of $360,156; and


          (xiv) the subsequent mortgage loans make their initial payment of principal in February 2003.


     The foregoing assumptions are referred to collectively in this prospectus supplement as the structuring assumptions.

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS


GROUP I MORTGAGE LOANS



                                                                  ORIGINAL   REMAINING
                                 GROSS MORTGAGE                    TERM TO    TERM TO
  LOAN RATE       PRINCIPAL         INTEREST                      MATURITY    MATURITY
    TYPE           BALANCE            RATE        SERVICING (1)   (MONTHS)    (MONTHS)
------------ ------------------ ---------------- --------------- ---------- -----------
Adjustable    $  4,685,406.50         9.130%           0.652%        360        355
Adjustable    $  3,359,670.98        10.055%           0.500%        357        352
Adjustable    $  3,317,072.12         8.495%           0.500%        357        352
Adjustable    $  2,683,975.79         9.493%           0.500%        347        341
Adjustable    $  2,600,480.81         9.536%           0.500%        354        350
Adjustable    $    968,900.36         8.400%           0.500%        359        353
Adjustable    $    653,061.15         9.301%           0.500%        359        354
Adjustable    $    277,781.68         9.287%           1.227%        360        354
Adjustable    $    277,471.71         9.172%           0.500%        352        349
Adjustable    $    237,894.90         8.420%           0.500%        357        352
Adjustable    $    186,838.41        11.496%           0.500%        360        352
Adjustable    $    113,789.62         9.545%           0.500%        359        356
Adjustable    $    102,669.83         9.740%           0.500%        360        356
Adjustable    $     67,583.17         9.400%           0.500%        360        351
Adjustable    $     67,348.19        10.000%           0.500%        360        355
Adjustable    $     30,555.54         7.990%           0.500%        360        355
Adjustable    $     29,934.54        12.937%           0.500%        360        351
Adjustable    $     27,574.02         9.580%           0.500%        340        332
Fixed         $ 59,652,782.21         7.319%           0.512%        360        359
Fixed         $ 44,696,747.32         8.101%           0.535%        360        358
Fixed         $ 28,750,769.27         8.034%           0.540%        359        358
Fixed         $ 10,487,543.24         7.911%           0.511%        180        171
Fixed         $  8,216,686.42         8.006%           0.516%        359        358
Fixed         $  8,198,800.13         8.759%           0.526%        360        358
Fixed         $  5,591,313.17         7.806%           0.532%        359        358
Fixed         $  5,203,929.39         7.216%           0.529%        180        179
Fixed         $  4,689,985.93         7.495%           0.500%        360        359
Fixed         $  3,694,031.36         7.781%           0.557%        360        358
Fixed         $  3,627,746.84         8.006%           0.500%        180        178
Fixed         $  3,014,540.81         7.525%           0.658%        360        358
Fixed         $  2,926,991.16         7.905%           0.524%        240        238
Fixed         $  1,227,339.45         8.320%           0.500%        360        354
Fixed         $  1,202,830.72         8.225%           0.592%        360        359
Fixed         $  1,122,865.25         8.073%           0.500%        240        239
Fixed         $  1,084,552.71         7.708%           0.500%        240        239



                ORIGINAL                   MAXIMUM     MINIMUM                        INITIAL       PERIODIC
              AMORTIZATION                MORTGAGE    MORTGAGE       MONTHS TO     PERIODIC RATE      RATE
  LOAN RATE       TERM         GROSS      INTEREST    INTEREST     NEXT MORTGAGE     ADJUSTMENT    ADJUSTMENT
    TYPE        (MONTHS)       MARGIN       RATE        RATE        RATE CHANGE         CAP           CAP
------------ -------------- ----------- ------------ ---------  - --------------- --------------- -----------
Adjustable         360      6.621%      15.130%         9.130%           31       3.000%          1.000%
Adjustable         357      7.043%      16.055%        10.055%           31       3.000%          1.000%
Adjustable         357      6.670%      14.495%         8.495%           19       3.000%          1.000%
Adjustable         347      7.067%      15.493%         9.493%           30       3.000%          1.000%
Adjustable         354      7.014%      15.536%         9.536%           20       3.000%          1.000%
Adjustable         359      7.232%      14.400%         8.400%           18       3.000%          1.000%
Adjustable         359      6.173%      15.301%         9.301%           31       3.000%          1.000%
Adjustable         360      7.798%      15.286%         9.286%           18       3.000%          1.000%
Adjustable         352      7.110%      15.172%         9.172%           21       3.000%          1.000%
Adjustable         357      7.061%      14.420%         8.420%           19       3.000%          1.000%
Adjustable         360      7.815%      17.496%        11.496%           28       3.000%          1.000%
Adjustable         359      7.317%      15.545%         9.545%           21       3.000%          1.000%
Adjustable         360      7.356%      15.740%         9.740%           20       3.000%          1.000%
Adjustable         360      6.380%      15.400%         9.400%           27       3.000%          1.000%
Adjustable         360      6.875%      16.000%        10.000%           31       3.000%          1.000%
Adjustable         360      5.950%      13.990%         7.990%           31       3.000%          1.000%
Adjustable         360      9.700%      18.937%        12.937%           27       3.000%          1.000%
Adjustable         340      6.880%      15.580%         9.580%           28       3.000%          1.000%
Fixed              360       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              360       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              359       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              180       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              359       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              360       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              359       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              180       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              360       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              360       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              180       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              360       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              240       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              360       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              360       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              240       N/A          N/A            N/A            N/A        N/A             N/A
Fixed              240       N/A          N/A            N/A            N/A        N/A             N/A

                                                                    ORIGINAL   REMAINING
                                GROSS MO   RTGAGE                    TERM TO    TERM TO
 LOAN RATE       PRINCIPAL         INTER   EST                      MATURITY    MATURITY
    TYPE          BALANCE            RAT   E        SERVICING (1)   (MONTHS)    (MONTHS)
----------- ------------------ ---------   ------- --------------- ---------- -----------
Fixed        $  1,013,596.98         7.101%           0.500%          240            239
Fixed        $    740,014.64         8.151%           0.500%          180            179
Fixed        $    691,622.97         7.914%           0.500%          360            359
Fixed        $    670,278.76         8.653%           0.500%          360            358
Fixed        $    647,328.15         8.250%           0.500%          180            178
Fixed        $    600,290.26         7.572%           0.500%          360            358
Fixed        $    526,132.81         6.907%           0.500%          180            179
Fixed        $    509,221.36         7.702%           0.836%          360            354
Fixed        $    386,418.80         8.042%           0.500%          120            116
Fixed        $    366,550.13         6.671%           0.500%          240            238
Fixed        $    343,368.80         6.438%           0.500%          180            179
Fixed        $    333,323.10         6.551%           0.500%          240            239
Fixed        $    295,176.14         7.769%           0.500%          180            179
Fixed        $    270,707.60         9.982%           0.500%          181             66
Fixed        $    268,139.57         8.446%           0.500%          240            238
Fixed        $    262,619.32         8.016%           0.500%          120            118
Fixed        $    251,247.87        10.150%           0.500%          121              4
Fixed        $    199,346.82         8.740%           1.053%          180            174
Fixed        $    196,820.55         5.998%           0.500%          180            179
Fixed        $    172,933.72         6.200%           0.500%          240            239
Fixed        $    166,435.23         7.290%           0.500%          240            239
Fixed        $    156,727.39         9.133%           0.500%          360            354
Fixed        $    155,168.69         8.022%           0.500%          240            239
Fixed        $    125,631.01         7.850%           0.500%          180            179
Fixed        $    119,267.35         5.990%           0.500%          120            119
Fixed        $    113,571.51         7.199%           0.500%          240            238
Fixed        $    111,878.64         8.550%           0.500%          180            178
Fixed        $     99,380.73         7.250%           0.500%          180            178
Fixed        $     97,374.92        11.550%           0.500%          360            356
Fixed        $     97,347.40         7.250%           0.500%          360            358
Fixed        $     74,503.98         8.550%           1.630%          180            173
Fixed        $     74,165.91        10.250%           0.500%          240            234
Fixed        $     59,653.69         7.500%           0.500%          300            295
Fixed        $     48,800.95        10.990%           0.500%          240            234
Fixed        $     41,716.41         7.750%           0.500%          180            172
Fixed        $     35,410.60         6.700%           0.500%          180            175
Fixed(2)     $ 51,600,362.62         7.797%           0.500%          334            334



               ORIGINAL               MAXIMUM    MINIMUM                      INITIAL       PERIODIC
             AMORTIZATION            MORTGAGE   MORTGAGE     MONTHS TO     PERIODIC RATE      RATE
 LOAN RATE       TERM        GROSS   INTEREST   INTEREST   NEXT MORTGAGE     ADJUSTMENT    ADJUSTMENT
    TYPE       (MONTHS)     MARGIN     RATE       RATE      RATE CHANGE         CAP           CAP
----------- -------------- -------- ---------- ---------- --------------- --------------- -----------
Fixed           240            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           360            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           360            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           360            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           360            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           120            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           240            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           240            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           323            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           240            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           120            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           352            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           240            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           240            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           360            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           240            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           120            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           240            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           360            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           360            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           240            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           300            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           240            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed           180            N/A      N/A        N/A          N/A             N/A           N/A
Fixed(2)        334            N/A      N/A        N/A          N/A             N/A           N/A

-------
(1)   Includes trustee fee and certain additional expenses.
(2)   Represents mortgage loans purchased during the funding period.

GROUP II MORTGAGE LOANS




                                                              ORIGINAL   REMAINING
                                 GROSS MORTGAGE                TERM TO    TERM TO
  LOAN RATE       PRINCIPAL         INTEREST      SERVICING   MATURITY    MATURITY
    TYPE           BALANCE            RATE           (1)      (MONTHS)    (MONTHS)
------------ ------------------ ---------------- ----------- ---------- -----------
Adjustable    $  1,211,749.68         8.294%         0.500%      359        353
Adjustable    $    777,659.20         8.030%         0.500%      360        356
Adjustable    $    566,673.01         8.730%         0.500%      360        356
Adjustable    $    452,622.92         9.128%         0.500%      360        353
Adjustable    $     39,964.37        11.880%         0.500%      360        357
Fixed         $ 15,191,210.51         7.071%         0.500%      360        359
Fixed         $  3,647,799.85         7.285%         0.584%      360        359
Fixed         $  2,567,770.11         7.706%         0.500%      360        358
Fixed         $  2,322,095.86         7.197%         0.582%      360        358
Fixed         $  1,206,137.33         7.873%         0.500%      360        359
Fixed         $    735,071.78         7.132%         0.500%      240        238
Fixed         $    515,276.40         8.150%         0.500%      180        179
Fixed         $    494,135.78         8.500%         0.500%      240        233
Fixed         $    382,030.13         8.450%         0.500%      360        358
Fixed         $    331,948.49         6.990%         0.500%      180        179
Fixed         $    319,500.00         8.200%         0.500%      240        240
Fixed         $    317,329.48         7.990%         0.500%      180        179
Fixed         $    307,959.42         6.675%         0.500%      360        358
Fixed         $    303,755.69         7.100%         0.500%      360        359
Fixed         $    101,171.01         7.250%         0.500%      360        359
Fixed(2)      $  8,208,138.90         7.281%         0.500%      346        346



                ORIGINAL                   MAXIMUM     MINIMUM                      INITIAL       PERIODIC
              AMORTIZATION                MORTGAGE    MORTGAGE     MONTHS TO     PERIODIC RATE      RATE
  LOAN RATE       TERM         GROSS      INTEREST    INTEREST   NEXT MORTGAGE     ADJUSTMENT    ADJUSTMENT
    TYPE        (MONTHS)       MARGIN       RATE        RATE      RATE CHANGE         CAP           CAP
------------ -------------- ----------- ------------ ---------- --------------- --------------- -----------
Adjustable         359       6.383%      14.294%         8.294%         30       3.000%          1.000%
Adjustable         360       5.680%      14.030%         8.030%         20       3.000%          1.000%
Adjustable         360       6.630%      14.730%         8.730%         32       3.000%          1.000%
Adjustable         360       6.091%      15.128%         9.128%         29       3.000%          1.000%
Adjustable         360       6.880%      16.880%        11.880%         57       5.000%          1.000%
Fixed              360        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              360        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              360        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              360        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              360        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              240        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              180        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              240        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              360        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              180        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              240        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              180        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              360        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              360        N/A          N/A            N/A          N/A        N/A             N/A
Fixed              360        N/A          N/A            N/A          N/A        N/A             N/A
Fixed(2)           346        N/A          N/A            N/A          N/A        N/A             N/A

-------
(1)   Includes trustee fee and certain additional expenses.
(2)   Represents mortgage loans purchased during the funding period.

DECREMENT TABLES

     The weighted average lives of the offered certificates will be influenced by the rate at which principal payments on the mortgage loans in the related mortgage loan group are made, which may be in the form of scheduled amortization or prepayments.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans. In the case of the mortgage loans bearing a fixed rate of interest, a 100% prepayment assumption assumes a 4.0% constant prepayment rate, referred to as CPR, per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.4545% in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of such mortgage loans, a CPR of 20% per annum each month is assumed. In the case of the hybrid loans, the prepayment assumption assumes a constant prepayment rate of the applicable per annum CPR percentage of the outstanding principal balance of the hybrid loans. Each of the prepayment assumptions in the table below assumes the respective percentages of the prepayment scenario in the case of the fixed rate mortgage loans or CPR in the case of the hybrid loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any of the mortgage loans. The sponsor is not aware of any statistics that provide a reliable basis for predicting with any certainty the amount or the timing of receipt of prepayments on the related mortgage loans.

     The prepayment scenarios are defined as a percentage of the applicable prepayment assumption:




                                       SCENARIO   SCENARIO   SCENARIO   SCENARIO   SCENARIO   SCENARIO   SCENARIO
                                           I         II         III        IV          V         VI        VII
                                      ---------- ---------- ---------- ---------- ---------- ---------- ---------
Fixed Rate Mortgage Loans;
 % of Prepayment Assumption .........     0%        50%        85%        115%       150%       175%      200%
Hybrid Mortgage Loans;
 CPR % ..............................     0%        15%        22%         27%        35%        40%       45%

    PERCENT OF CLASS A-1 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING




                                                                            PREPAYMENT SCENARIO
                                             ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                I           II         III          IV          V           VI         VII
-----------------                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percent ..........................       100%        100%        100%        100%        100%        100%        100%
December 2003 ............................        95          87          81          76          70          66          62
December 2004 ............................        93          73          61          51          41          33          26
December 2005 ............................        91          62          46          33          21          13           6
December 2006 ............................        89          52          34          26          18          13           6
December 2007 ............................        88          43          28          20          13           9           6
December 2008 ............................        85          36          23          15           9           6           4
December 2009 ............................        83          31          18          11           6           4           2
December 2010 ............................        81          28          15           8           4           2           1
December 2011 ............................        78          24          12           6           3           1           1
December 2012 ............................        75          21          10           5           2           1           0
December 2013 ............................        72          18           8           3           1           0           0
December 2014 ............................        69          16           6           3           1           0           0
December 2015 ............................        65          14           5           2           0           0           0
December 2016 ............................        61          12           4           1           0           0           0
December 2017 ............................        57          10           3           1           0           0           0
December 2018 ............................        54           9           2           1           0           0           0
December 2019 ............................        51           7           2           0           0           0           0
December 2020 ............................        47           6           1           0           0           0           0
December 2021 ............................        42           5           1           0           0           0           0
December 2022 ............................        38           4           1           0           0           0           0
December 2023 ............................        34           4           0           0           0           0           0
December 2024 ............................        31           3           0           0           0           0           0
December 2025 ............................        28           2           0           0           0           0           0
December 2026 ............................        25           2           0           0           0           0           0
December 2027 ............................        21           1           0           0           0           0           0
December 2028 ............................        17           1           0           0           0           0           0
December 2029 ............................        12           0           0           0           0           0           0
December 2030 ............................         7           0           0           0           0           0           0
December 2031 ............................         3           0           0           0           0           0           0
December 2032 ............................         0           0           0           0           0           0           0
Average Life To Maturity (years) .........     16.51        6.30        4.18        3.21        2.46        2.06        1.72
Average Life To Call* (years) ............     16.49        6.18        4.06        3.11        2.38        1.99        1.66

----------
* Assuming early termination by repurchase by the Servicer of the related mortgage loans on the first applicable date.

    PERCENT OF CLASS A-2 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING




                                                                            PREPAYMENT SCENARIO
                                             ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                I           II         III          IV          V           VI         VII
-----------------                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percent ..........................       100%        100%        100%        100%        100%        100%        100%
December 2003 ............................        96          87          82          77          71          67          63
December 2004 ............................        94          74          62          52          41          34          27
December 2005 ............................        92          63          46          34          21          13           7
December 2006 ............................        91          53          35          27          19          13           7
December 2007 ............................        89          44          28          20          13           9           7
December 2008 ............................        87          37          23          15           9           6           4
December 2009 ............................        85          32          19          12           6           4           2
December 2010 ............................        83          28          15           9           4           3           2
December 2011 ............................        80          25          12           7           3           2           1
December 2012 ............................        78          22          10           5           2           1           0
December 2013 ............................        75          19           8           4           2           1           0
December 2014 ............................        72          17           7           3           1           0           0
December 2015 ............................        69          14           5           2           1           0           0
December 2016 ............................        65          13           4           2           0           0           0
December 2017 ............................        62          11           3           1           0           0           0
December 2018 ............................        58           9           3           1           0           0           0
December 2019 ............................        54           8           2           1           0           0           0
December 2020 ............................        50           7           2           0           0           0           0
December 2021 ............................        46           6           1           0           0           0           0
December 2022 ............................        41           5           1           0           0           0           0
December 2023 ............................        37           4           1           0           0           0           0
December 2024 ............................        34           4           1           0           0           0           0
December 2025 ............................        31           3           0           0           0           0           0
December 2026 ............................        27           2           0           0           0           0           0
December 2027 ............................        23           2           0           0           0           0           0
December 2028 ............................        19           1           0           0           0           0           0
December 2029 ............................        15           1           0           0           0           0           0
December 2030 ............................        10           0           0           0           0           0           0
December 2031 ............................         5           0           0           0           0           0           0
December 2032 ............................         0           0           0           0           0           0           0
Average Life To Maturity (years) .........     17.24        6.48        4.29        3.29        2.52        2.12        1.77
Average Life To Call* (years) ............     17.21        6.33        4.13        3.17        2.43        2.03        1.70

----------
* Assuming early termination by repurchase by the servicer of the related mortgage loans on the first applicable date.

    PERCENT OF CLASS M-1 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING




                                                                            PREPAYMENT SCENARIO
                                             ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                I           II         III          IV          V           VI         VII
-----------------                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percent ..........................       100%        100%        100%        100%        100%        100%        100%
December 2003 ............................       100         100         100         100         100         100         100
December 2004 ............................       100         100         100         100         100         100         100
December 2005 ............................       100         100         100         100         100         100         100
December 2006 ............................       100         100          94          72          50          55          95
December 2007 ............................       100         100          76          54          35          25          17
December 2008 ............................       100          98          62          41          24          16          10
December 2009 ............................       100          86          50          31          16          10           6
December 2010 ............................       100          76          41          23          11           6           3
December 2011 ............................       100          66          33          17           7           4           0
December 2012 ............................       100          58          26          13           5           0           0
December 2013 ............................       100          50          21          10           3           0           0
December 2014 ............................       100          43          17           7           0           0           0
December 2015 ............................       100          38          13           5           0           0           0
December 2016 ............................       100          32          11           4           0           0           0
December 2017 ............................       100          28           8           1           0           0           0
December 2018 ............................       100          24           7           0           0           0           0
December 2019 ............................       100          20           5           0           0           0           0
December 2020 ............................       100          17           4           0           0           0           0
December 2021 ............................       100          15           2           0           0           0           0
December 2022 ............................       100          12           0           0           0           0           0
December 2023 ............................        95          10           0           0           0           0           0
December 2024 ............................        87           8           0           0           0           0           0
December 2025 ............................        78           7           0           0           0           0           0
December 2026 ............................        68           5           0           0           0           0           0
December 2027 ............................        58           4           0           0           0           0           0
December 2028 ............................        46           1           0           0           0           0           0
December 2029 ............................        34           0           0           0           0           0           0
December 2030 ............................        21           0           0           0           0           0           0
December 2031 ............................         9           0           0           0           0           0           0
December 2032 ............................         0           0           0           0           0           0           0
Average Life To Maturity (years) .........     25.54       12.56        8.29        6.30        5.11        4.79        4.86
Average Life To Call* (years) ............     25.50       12.26        8.00        6.07        4.94        4.64        4.73

----------
* Assuming early termination by repurchase by the servicer of the related mortgage loans on the first applicable date.

    PERCENT OF CLASS M-2 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING




                                                                            PREPAYMENT SCENARIO
                                             ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                I           II         III          IV          V           VI         VII
-----------------                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percent ..........................       100%        100%        100%        100%        100%        100%        100%
December 2003 ............................       100         100         100         100         100         100         100
December 2004 ............................       100         100         100         100         100         100         100
December 2005 ............................       100         100         100         100         100         100         100
December 2006 ............................       100         100          94          72          50          39          29
December 2007 ............................       100         100          76          54          35          25          17
December 2008 ............................       100          98          62          41          24          16          10
December 2009 ............................       100          86          50          31          16          10           6
December 2010 ............................       100          76          41          23          11           6           0
December 2011 ............................       100          66          33          17           7           1           0
December 2012 ............................       100          58          26          13           5           0           0
December 2013 ............................       100          50          21          10           0           0           0
December 2014 ............................       100          43          17           7           0           0           0
December 2015 ............................       100          38          13           5           0           0           0
December 2016 ............................       100          32          11           1           0           0           0
December 2017 ............................       100          28           8           0           0           0           0
December 2018 ............................       100          24           7           0           0           0           0
December 2019 ............................       100          20           5           0           0           0           0
December 2020 ............................       100          17           2           0           0           0           0
December 2021 ............................       100          15           0           0           0           0           0
December 2022 ............................       100          12           0           0           0           0           0
December 2023 ............................        95          10           0           0           0           0           0
December 2024 ............................        87           8           0           0           0           0           0
December 2025 ............................        78           7           0           0           0           0           0
December 2026 ............................        68           5           0           0           0           0           0
December 2027 ............................        58           1           0           0           0           0           0
December 2028 ............................        46           0           0           0           0           0           0
December 2029 ............................        34           0           0           0           0           0           0
December 2030 ............................        21           0           0           0           0           0           0
December 2031 ............................         9           0           0           0           0           0           0
December 2032 ............................         0           0           0           0           0           0           0
Average Life To Maturity (years) .........     25.54       12.52        8.24        6.25        5.00        4.55        4.36
Average Life To Call* (years) ............     25.50       12.26        8.00        6.07        4.86        4.43        4.25

----------
* Assuming early termination by repurchase by the servicer of the related mortgage loans on the first applicable date.

    PERCENT OF CLASS M-3 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING




                                                                            PREPAYMENT SCENARIO
                                             ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                I           II         III          IV          V           VI         VII
-----------------                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percent ..........................       100%        100%        100%        100%        100%        100%        100%
December 2003 ............................       100         100         100         100         100         100         100
December 2004 ............................       100         100         100         100         100         100         100
December 2005 ............................       100         100         100         100         100         100         100
December 2006 ............................       100         100          94          72          50          39          29
December 2007 ............................       100         100          76          54          35          25          17
December 2008 ............................       100          98          62          41          24          16          10
December 2009 ............................       100          86          50          31          16          10           2
December 2010 ............................       100          76          41          23          11           3           0
December 2011 ............................       100          66          33          17           7           0           0
December 2012 ............................       100          58          26          13           0           0           0
December 2013 ............................       100          50          21          10           0           0           0
December 2014 ............................       100          43          17           6           0           0           0
December 2015 ............................       100          38          13           0           0           0           0
December 2016 ............................       100          32          11           0           0           0           0
December 2017 ............................       100          28           8           0           0           0           0
December 2018 ............................       100          24           4           0           0           0           0
December 2019 ............................       100          20           1           0           0           0           0
December 2020 ............................       100          17           0           0           0           0           0
December 2021 ............................       100          15           0           0           0           0           0
December 2022 ............................       100          12           0           0           0           0           0
December 2023 ............................        95          10           0           0           0           0           0
December 2024 ............................        87           8           0           0           0           0           0
December 2025 ............................        78           4           0           0           0           0           0
December 2026 ............................        68           0           0           0           0           0           0
December 2027 ............................        58           0           0           0           0           0           0
December 2028 ............................        46           0           0           0           0           0           0
December 2029 ............................        34           0           0           0           0           0           0
December 2030 ............................        21           0           0           0           0           0           0
December 2031 ............................         9           0           0           0           0           0           0
December 2032 ............................         0           0           0           0           0           0           0
Average Life To Maturity (years) .........     25.53       12.44        8.16        6.19        4.90        4.41        4.12
Average Life To Call* (years) ............     25.50       12.26        8.00        6.07        4.81        4.32        4.05

----------
* Assuming early termination by repurchase by the servicer of the related mortgage loans on the first applicable date.

     PERCENT OF CLASS B INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING




                                                                            PREPAYMENT SCENARIO
                                             ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                I           II         III          IV          V           VI         VII
-----------------                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percent ..........................       100%        100%        100%        100%        100%        100%        100%
December 2003 ............................       100         100         100         100         100         100         100
December 2004 ............................       100         100         100         100         100         100         100
December 2005 ............................       100         100         100         100         100         100         100
December 2006 ............................       100         100          94          72          50          39          29
December 2007 ............................       100         100          76          54          35          25          17
December 2008 ............................       100          98          62          41          24          16           4
December 2009 ............................       100          86          50          31          16           4           0
December 2010 ............................       100          76          41          23           6           0           0
December 2011 ............................       100          66          33          17           0           0           0
December 2012 ............................       100          58          26          10           0           0           0
December 2013 ............................       100          50          21           3           0           0           0
December 2014 ............................       100          43          17           0           0           0           0
December 2015 ............................       100          38          12           0           0           0           0
December 2016 ............................       100          32           6           0           0           0           0
December 2017 ............................       100          28           1           0           0           0           0
December 2018 ............................       100          24           0           0           0           0           0
December 2019 ............................       100          20           0           0           0           0           0
December 2020 ............................       100          17           0           0           0           0           0
December 2021 ............................       100          14           0           0           0           0           0
December 2022 ............................       100           9           0           0           0           0           0
December 2023 ............................        95           5           0           0           0           0           0
December 2024 ............................        87           1           0           0           0           0           0
December 2025 ............................        78           0           0           0           0           0           0
December 2026 ............................        68           0           0           0           0           0           0
December 2027 ............................        58           0           0           0           0           0           0
December 2028 ............................        46           0           0           0           0           0           0
December 2029 ............................        34           0           0           0           0           0           0
December 2030 ............................        21           0           0           0           0           0           0
December 2031 ............................         3           0           0           0           0           0           0
December 2032 ............................         0           0           0           0           0           0           0
Average Life To Maturity (years) .........     25.49       12.22        7.97        6.04        4.76        4.24        3.92
Average Life To Call* (years) ............     25.49       12.20        7.95        6.02        4.75        4.23        3.91

----------
* Assuming early termination by repurchase by the servicer of the related mortgage loans on the first applicable date.

                ORIGINATION AND SERVICING OF THE MORTGAGE LOANS

THE ORIGINATORS

     Approximately 36.75%, 23.58% and 39.58% of the statistic calculation loans (by aggregate principal balance) were originated through the sponsor's retail channels, national loan center (a retail internet-based lending division) and broker channel, respectively. The proportion of mortgage loans in the final mortgage pool (after inclusion of the subsequent mortgage loans) will not be materially different from the proportion of statistic calculation loans shown above.

UNDERWRITING OF MORTGAGE LOANS

     Mortgage loans originated by affiliated originators have been underwritten in accordance with standard guidelines, called the sponsor's guidelines, developed by the sponsor and the related affiliated originator, as described in the prospectus. Mortgage loans originated by unaffiliated originators are re-underwritten in accordance with the sponsor's guidelines.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     The following table sets forth delinquency and foreclosure experience of home equity loans included in the sponsor's servicing portfolio as of or for the periods indicated. Certain of the information concerning the delinquency and foreclosure experience relates to home equity loans serviced by affiliates of the sponsor, including loans pooled and securitized or sold in the secondary market. Such information also includes delinquency and foreclosure experience of home equity loans originated by affiliates of the sponsor or purchased by the sponsor or affiliates of the sponsor and, in each case, serviced by or on behalf of the sponsor as of the end of the period indicated. Since the mortgage loans transferred to the trust will be serviced by a third-party servicer independent of the sponsor, however, there can be no assurance that such mortgage loans will perform similarly to the home equity loans shown below.

                                                                                    AT OR DURING THE
                                                          ---------------------------------------------------------------------
                                                                                                  YEAR ENDED
                                                                                                   JUNE 30
                                                           THREE MONTHS ENDED  ------------------------------------------------
                                                           SEPTEMBER 30, 2002       2002             2001             2000
                                                          -------------------- --------------   --------------   --------------
                                                                                 (DOLLARS IN THOUSANDS)
Percentage of dollar amount of delinquent loans
 to loans serviced (period end)(1)(2)(3)(4)
 One month ..............................................             0.7%              0.7%             1.7%             1.9%
 Two months .............................................             0.4               0.5              0.7              0.8
 Three or more months:
   Not foreclosed(5) ....................................             7.0               7.4              8.9              9.0
   Foreclosed(6) ........................................             0.9               1.0              1.7              1.9
                                                                      ---               ---             ----             ----
    Total ...............................................             9.0%              9.6%            13.0%            13.6%
                                                                      ===               ===             ====             ====
Percentage of dollar amount of loans foreclosed
 during the period to servicing portfolio(4)(8) .........             0.5%              2.2%             3.0%             3.6%
Number of loans foreclosed during the period ............             168               780            1,238            1,854
Principal amount of foreclosed loans during the
 period .................................................      $   11,612        $   56,419       $   89,884       $  135,629
Number of loans liquidated during the period ............             194             1,624            2,479            2,749
Net losses on liquidations during the period(7) .........      $   10,718        $   67,444       $   91,754       $   96,119
Percentage of annualized losses to servicing
 portfolio(4)(8) ........................................             1.9%              2.6%             3.0%             2.6%
Servicing portfolio at period end .......................      $2,286,000        $2,308,000       $2,717,000       $3,560,000

----------
(1)   Delinquent loans are loans for which more than one payment is past due.

(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans serviced by the sponsor and any subservicers, as of the end of the periods indicated.


(3) At September 30, 2002, the dollar volume of loans delinquent more than 90 days in seven of the sponsor's twenty-two REMIC trusts exceeded the permitted limits in the related pooling and servicing agreements resulting in an event of default thereunder, the consequences of which could result in the termination of the sponsor's related servicing rights. At September 30, 2002, all of the aforementioned seven REMIC trusts, plus eight additional securitization trusts, have also exceeded certain loss limits, resulting in an event of default under the related pooling and servicing agreement, the consequences of which could result in the termination of the sponsor's related servicing rights. At September 30, 2002, the remaining principal balance of mortgage loans in the securitization trusts which exceeded the permitted delinquency limit was $229.9 million, or 19.5% of the servicing portfolio. At September 30, 2002, the remaining balance of mortgage loans in the securitization trusts where certain loss limits have been exceeded was $794.6 million, or 67.3% of the servicing portfolio. We refer you to the related discussion in this section following this table.

(4) The servicing portfolio used in the percentage calculations includes loans subserviced for others by the sponsor on an interim basis of $1.1 billion, $991.0 million, $722.0 million and $281.0 million at September 30, 2002, June 30, 2002, June 30, 2001 and June 30, 2000, respectively.

(5) Represents loans that are in foreclosure but as to which foreclosure proceedings have not concluded.

(6) Represents properties acquired following a foreclosure sale and still serviced by the sponsor at period end.

(7) Represents losses, net of gains, on properties sold through foreclosure or other default management activities during the period indicated.

(8) The percentages were calculated to reflect the dollar volume of loans foreclosed or annualized losses, as the case may be, to the average dollar amount of mortgage loans serviced by the sponsor and any subservicers during the related periods indicated.


     There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the mortgage loans will be comparable to the experience reflected above or in the prospectus. As a lender that specializes in loans made to credit impaired borrowers, the actual rates of delinquencies, foreclosures and losses on such mortgage loans can be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the mortgage loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions.

RECENT EVENTS

     In connection with certain securitization transactions, the sponsor has entered into pooling and servicing agreements that contain specified limits on delinquencies and losses that may be incurred in each trust which, if exceeded, would result in an event of default under the related pooling and servicing agreement, the consequences of which could result in the termination of the sponsor's related servicing rights. At September 30, 2002, the dollar volume of loans delinquent more than 90 days in seven of the sponsor's twenty-two REMIC trusts have exceeded the permitted limits specified in the related pooling and servicing agreements and have caused an event of default thereunder, the consequences of which could result in the termination of the sponsor's related servicing rights. The higher delinquency rates negatively affect the sponsor's cash flows by obligating the sponsor to advance past due interest and permit the related monoline insurance company to terminate the sponsor's servicing rights to the affected trusts.

     At September 30, 2002, all of the above-mentioned seven REMIC trusts plus eight additional securitization trusts, have also exceeded one or both of the permitted loss limits, which permits the related monoline insurance company to terminate the sponsor's servicing rights with respect to the affected trusts.

     Although the related monoline insurance company for each securitization has the right to terminate servicing with respect to the trusts referred to above, to date no servicing rights have been terminated. There can be no assurance, however, that the sponsor's servicing rights with respect to the mortgage loans in such trusts, or any other trusts that exceed the specified delinquency or loss limits in future periods, will not be terminated.

     In addition, pursuant to agreements relating to the sponsor's two 1999 securitization transactions, the monoline insurance company providing credit enhancement requires the sponsor to maintain a specified net worth and level of cash liquidity in order to be able to continue to service the loans in the trusts. The sponsor currently does not satisfy the net worth test. The monoline insurer has to date waived the sponsor's breach of the net worth test. If the sponsor is unable to continue to obtain waivers from the monoline insurer, the monoline insurer could exercise its rights to terminate the sponsor as servicer of the two 1999 securitization transactions.

     The performance of the mortgage loans in any securitization trust other than the trust to which the offered certificates relate will not affect the performance of the mortgage loans contained in the trust. The performance of the mortgage loans in such other securitization trusts is not necessarily predictive of the performance of the mortgage loans contained in the trust, and no assurance can be made as to the levels of delinquencies and losses that may be experienced by the trust with respect to the mortgage loans contained therein.

     Aames Financial Corporation, the corporate parent of the sponsor, has retained UBS Warburg as a financial advisor to explore options for a possible restructuring of the Aames Financial Corporation's outstanding 9.125% senior notes due November 2003. In addition, on May 15, 2000, Aames Financial Corporation commenced a refinancing of its 5.5% convertible subordinated debentures due 2006 pursuant to an exchange offer that is scheduled to expire on December 13, 2002. As of November 27, 2002, Aames Financial Corporation has received tenders from approximately 37% of holders of its outstanding 5.5% convertible subordinated debentures. There can be no assurance that either of the foregoing restructurings can be successfully completed.

THE SERVICER

     The information set forth in the following paragraphs has been provided by the servicer. None of the sponsor, the depositor, the trustee or the underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

 Countrywide Home Loans Servicing LP

     Countrywide Home Loans Servicing LP, which we call Countrywide Servicing, will act as servicer under the pooling and servicing agreement. The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, TX 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation, which we call Countrywide Home Loans. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation, which we call Countrywide Financial. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service Countrywide Home Loans originated mortgage loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by certain affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties, including the sponsor with respect to the mortgage loans included in the trust, as well as subservice mortgage loans on behalf of other master servicers.

     During the servicing transfer period expected to be completed by February 1, 2003, with respect to the initial mortgage loans and by April 1, 2003 with respect to the subsequent mortgage loans, the sponsor will directly service the mortgage loans as interim subservicer on behalf of Countrywide Servicing. Upon completion of the servicing transfer, Countrywide Servicing will directly service the mortgage loans. Both the sponsor, as interim subservicer, and Countrywide Servicing, as servicer, will service the mortgage loans in accordance with the terms of the pooling and servicing agreement.

 Countrywide Home Loans

     Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide Home Loans' mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

     As of September 30, 2002, Countrywide provided servicing for mortgage loans with an aggregate principal balance of approximately $403.46 billion, substantially all of which are being serviced for unaffiliated persons. As of September 30, 2002, Countrywide provided servicing for approximately $24.62 billion in subprime mortgage loans.

     The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000. Countrywide conducts operations from its headquarters in Calabasas and from offices throughout the nation.

 Loan Servicing

     Countrywide has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to:

    (a)   collecting, aggregating and remitting mortgage loan payments,
    (b)   accounting for principal and interest,
    (c) holding escrow (impound) funds for payment of taxes and insurance,
    (d)   making inspections as required of mortgaged properties,
    (e) preparation of tax related information in connection with mortgage loans,
    (f)   supervision of delinquent mortgage loans,
    (g)   loss mitigation efforts,
    (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and
    (i) generally administering mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide to the mortgagor with such statements.

     Countrywide currently reports borrower payment performance to three nationally recognized credit repositories.

 Collection Procedures

     When a mortgagor fails to make a payment on a subprime mortgage loan, Countrywide attempts to cause the deficiency to be cured by corresponding with the mortgagor. Pursuant to Countrywide's subprime servicing procedures, Countrywide generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide. After foreclosure, Countrywide may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to subprime mortgage loans may change over time in accordance with, among other things, Countrywide's business judgment, changes in the servicing portfolio and applicable laws and regulations.

SERVICING OF MORTGAGE LOANS

     The servicer will service the mortgage loans in accordance with the provisions of the pooling and servicing agreement and the policies, procedures and practices customarily employed by the servicer in servicing other comparable mortgage loans. Consistent with the foregoing, the servicer may, in its discretion

      (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees that may be collected in the ordinary course of servicing a mortgage loan,

      (b) arrange a schedule for the payment of delinquent payments on the related mortgage loan, subject to conditions set forth in the pooling and servicing agreement, if a mortgagor is in default or about to be in default because of such mortgagor's financial condition, or

      (c) modify monthly payments on mortgage loans in accordance with the servicer's general policy on mortgage loans subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     In any case in which the servicer becomes aware that a mortgaged property has been or is about to be conveyed by the related mortgagor, the pooling and servicing agreement will require the servicer to enforce any due-on-sale clause contained in the related mortgage note or mortgage, to the extent permitted by the related mortgage note and mortgage and applicable law or regulation, but only to the extent such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the mortgagor. Additionally, the servicer may, to the extent permitted in the pooling and servicing agreement, enter into certain assumption and modification agreements with the person to whom such mortgaged property has been or is about to be conveyed.

     The servicer, acting as agent for the trust, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any mortgaged property that is of equal or higher priority to that of the lien securing the related mortgage loan unless such mortgage loan is prepaid in full, thereby removing such mortgage loan from the trust.

     Under the terms of each mortgage loan, the mortgagor agrees to pay a late charge (which the servicer is entitled to retain as additional servicing compensation under the pooling and servicing agreement) if a monthly payment on a mortgage loan is not received within the number of days specified in the mortgage note after its due date. If the mortgage loan remains delinquent, the servicer will attempt to contact the mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

     The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the mortgage loans as come into default and as to which no satisfactory arrangements can be made for the collection of delinquent payments.

SUB-SERVICING

     The servicer may enter into sub-servicing agreements with other mortgage servicing institutions, each called a sub-servicer, which may include the sponsor or affiliates of the sponsor, meeting the requirements set forth in the pooling and servicing agreement, to initially service and administer certain mortgage loans on behalf of the servicer. Any such sub-servicing arrangements will provide that the sub-servicer will service the mortgage loans specified therein in accordance with the provisions and requirements of the pooling and servicing agreement, but will not relieve the servicer of any liability associated with servicing the mortgage loans. Compensation for the services of any sub-servicer will be paid by the servicer.

HAZARD INSURANCE

     Each mortgage loan requires the mortgagor to maintain a hazard insurance policy for the corresponding mortgaged property in an amount that is at least equal to the least of

          (i) the outstanding principal balance owing on the mortgage loan and any senior mortgage loan on the property,

          (ii) the full insurable value of the related mortgage property and

          (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Hazard insurance policies generally insure against loss by fire and by hazards included within the term "extended coverage" for the term of the corresponding mortgage loan.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by hazards such as fire, lightning, explosion and smoke. The existence of a hazard insurance policy is verified upon origination of any mortgage loan. In the event the servicer is made aware of any expiration or cancellation of a hazard insurance policy, the servicer will generally force-place hazard insurance covering loss by fire and by hazards included within the term "extended coverage."

SERVICING AND OTHER COMPENSATION; PAYMENT OF EXPENSES

     A servicing fee, called the monthly servicing fee, will be the primary compensation to be paid to the servicer in respect of its servicing activities and will be payable to the servicer out of collections of interest for the related mortgage loan group received on or in respect of the related mortgage loans for the related collection period. The monthly servicing fee will equal one-twelfth of the product of (a) 0.50% and (b) the aggregate principal balance of the mortgage loans in the related mortgage loan group at the beginning of such collection period. Certain fees collected from mortgagors will be retained by the servicer as additional servicing compensation.

MONTHLY ADVANCES

     Not later than the close of business on the deposit date prior to each distribution date, the servicer will deposit into the collection account the interest component, net of the monthly servicing fee, of any payment due during the related collection period and not yet received. The servicer is required to advance such amount, called a monthly advance, if it reasonably believes that the delinquent interest payment will be recoverable from subsequent collections on the related mortgage loan. The servicer shall make such advance either out of its own funds or to a limited extent from collections on other mortgage loans received since the end of the related collection period. To the extent the servicer uses collections from other mortgage loans, the servicer must reimburse the trust prior to the next succeeding deposit date. The servicer is entitled to reimbursement of a monthly advance made from its own funds from collections on the related mortgage loan in respect of which such monthly advance was made.

     To the extent that the servicer has made a monthly advance that the servicer reasonably believes will not be recoverable from subsequent collections on the related mortgage loan, the servicer will be entitled to reimbursement for such advance from collections on any mortgage loans in the related mortgage loan group.

SERVICING ADVANCES

     The servicer will advance all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations as it deems appropriate and advisable under the circumstances including, but not limited to, the cost of

     o the preservation, restoration and protection of the mortgaged properties,

     o  any enforcement or judicial proceedings, including foreclosures, and

     o the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

     Each expenditure will constitute a servicing advance. The servicer will not be required to make any servicing advance to the extent it reasonably believes that such servicing advance would not be recoverable from collections or net liquidation proceeds on the related mortgage loan.

     The servicer may reimburse itself for a servicing advance from the mortgagor on whose behalf the servicing advance was made or from proceeds realized upon the liquidation of the related mortgage loan. To the extent that the servicer has made a servicing advance that the servicer reasonably believes will not be recoverable from subsequent collections on the related mortgage loan, the servicer will be entitled to reimbursement for such advance from collections on any mortgage loans in the related mortgage loan group.

COMPENSATING INTEREST AND INTEREST SHORTFALLS

     With respect to each mortgage loan (i) as to which a prepayment was received, (ii) that became a liquidated mortgage loan or (iii) that was otherwise charged off during the collection period related to a distribution date, the servicer will be required with respect to such distribution date to remit to the trustee an interest payment, equal to the difference, if any, between the interest due for such collection period and the amount of interest actually received on such mortgage loan during such collection period. Such interest payments are called compensating interest payments and are required to be made by the servicer only from one-half of the amounts otherwise payable to the servicer as the monthly servicing fee from the related mortgage loan group. The servicer will not be entitled to be reimbursed from collections on the mortgage loans or any assets of the trust for any compensating interest payments made. If one-half of the monthly servicing fee for the related mortgage loan group in respect of any collection period is insufficient to make the entire required compensating interest payment, the resulting shortfall, called a prepayment interest shortfall, will reduce the amount of interest due and payable on the certificates on such distribution date in the following order: first, to the Class C certificates in reduction of interest amounts payable to such class on the related distribution date and, to the extent the amount of such shortfall exceeds the interest due and payable to the Class C certificates on such distibution date, thereafter to the offered certificates pro rata based on the respective Class Monthly Interest Amount for each class. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation to any mortgage loan may adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on such mortgage loan.

CERTAIN MATTERS REGARDING SERVICER'S SERVICING OBLIGATIONS

     The pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as the servicer thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the pooling and servicing agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the servicing obligations and duties of the servicer under the pooling and servicing agreement.

     The pooling and servicing agreement will also provide that neither the servicer, nor any of its directors, officers, employees or agents, will be liable to the trustee, the trust or the certificateholders for any action taken or for refraining from the taking of any action by the servicer pursuant to the pooling and servicing agreement, or for errors in judgment, except in the case of willful misfeasance, bad faith or negligence.

     Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any corporation succeeding to the business of the servicer shall be the successor of the servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The assets of the trust (other than the prefunding account, the capitalized interest account and the net rate cap fund) will be designated as one or more real estate mortgage investment conduits, each called a REMIC, for federal income tax purposes. The Class R certificates will represent the residual interest in each REMIC. We refer you to "Federal Income Tax Considerations" in the prospectus.

     Upon the issuance of the offered certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that the net rate cap fund is an "outside reserve fund" that is beneficially owned by the beneficial owner of the Class C certificate. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of beneficial owners of the offered certificates to receive payments from the net rate cap fund represent interests in an interest rate cap contract for federal income tax purposes.

     For federal income tax purposes, a beneficial owner of an offered certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to an offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that the interest payments will be determined (i) without regard to any payments made from the net rate cap fund. Any amount paid on an offered certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been paid on such certificate from the net rate cap fund and will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Federal Income Tax Considerations -- Taxation of debt securities including regular interest securities" in the prospectus. In addition, each beneficial owner of an offered certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under " -- The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each offered certificate.

ALLOCATIONS

     A beneficial owner of an offered certificate must allocate its purchase price for the certificate between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes the trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

     Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the offered certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Federal Income Tax Considerations -- Taxation of debt securities including regular interest securities" in the prospectus.

ORIGINAL ISSUE DISCOUNT

     The REMIC regular interest component of an offered certificate may be issued with OID. A beneficial owner of an offered certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Federal Income Tax Considerations -- Taxation of debt securities including regular interest securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 115% of the prepayment scenario in the case of the fixed rate loans and 27% CPR in the case of the hybrid loans, as such terms are defined in "Prepayment and Yield Considerations -- Decrement Tables," above. No representation is made as to the actual rate at which the mortgage loans will prepay.

THE CAP CONTRACT COMPONENTS

     The portion of the overall purchase price of an offered certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component.

Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

     Any payments made to a beneficial owner of an offered certificate from the net rate cap fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

     A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

STATUS OF THE OFFERED CERTIFICATES

     The REMIC regular interest components of offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an offered certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the offered certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, called ERISA, and/or Section 4975 of the Code, as amended, such plans and assignments collectively called a plan, which proposes to cause the plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences, under ERISA and the Code, of the plan's acquisition and ownership of the certificates.

     The U.S. Department of Labor granted an administrative exemption to Morgan Stanley & Co. Incorporated, which administrative exemption is referred to as the exemption, which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by plans of particular certificates representing an undivided interest in asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of the asset-backed pass-through trusts, provided that the general conditions and other conditions set forth in the exemption are satisfied. The exemption will apply to the acquisition, holding and resale of the offered certificates by a plan, provided that its conditions, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended, are met. We refer you to "ERISA Considerations" in the prospectus.

     It is expected that the exemption will apply to the acquisition and holding of the offered certificates by plans and that all conditions of the exemption other than those within the control of the investors will be met, provided that at the time such offered certificates are acquired they are rated at least BBB- or the equivalent by at least one of the rating agencies. Accordingly, the acquisition of a Class B Certificate in the secondary market directly or indirectly by or on behalf of a plan will be deemed a representation by the acquirer that it understands that the availability of the exemption is conditioned upon such minimum BBB- or equivalent rating at the time of the acquisition or that the acquisition is being made pursuant to the
Section I and III of Prohibited Transaction Class Exemption 95-60, relating to insurance company general accounts.

     The exemption provides only limited relief to plans sponsored by the seller, the underwriters, the trustee, the securities administrator, the servicer, any other servicers, a provider of credit enhancement or any mortgagor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of any of these parties, called the restricted group. No exemption from certain prohibited transactions is provided for the acquisition or holding of offered certificates on behalf of an excluded plan by any person who is a fiduciary with respect to the assets of the excluded plan. For purposes of the offered certificates, an excluded plan is a plan sponsored by any member of the restricted group. Relief from certain fiduciary prohibited transactions is available only if the fiduciary (and its affiliates) are obligated for no more than 5% of the aggregate unauthorized principal balance of the assets in the trust. In addition, no plan's investment in any class of offered certificates may exceed 25% of all of the certificates of the class outstanding at the time of the plan's acquisition and after the plan's acquisition of the class of offered certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance, but not secondary market transactions, at least 50% of each class of offered certificates, and at least 50% of the aggregate interest in the trust, must be acquired by persons independent of the restricted group.

     We recommend that any plan fiduciary considering whether to purchase any offered certificates on behalf of a plan consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal

Revenue Code to the investment. Among other things, before purchasing any offered certificates, a fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Internal Revenue Code should make its own determination as to the availability of the exemptive relief provided in the exemption, and also consider the availability of any other prohibited transaction exemptions.

                                USE OF PROCEEDS

     The sponsor intends to use the net proceeds to be received from the sale of the offered certificates to pay off certain indebtedness incurred in connection with the acquisition of the mortgage loans, to fund the prefunding account and capitalized interest account, to repay warehouse facilities (including certain amounts owing to affiliates of the underwriters) and to pay other expenses associated with the pooling of the mortgage loans and the issuance of the certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Class A-1, Class A-2, Class M-1 and Class M-2 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made in this prospectus supplement as to whether the offered certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. You are urged to consult with your counsel concerning the status of the offered certificates as legal investments for you prior to investing in the offered certificates.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement and the related pricing agreement, collectively called the underwriting agreement, among the depositor and the underwriters named below, the depositor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase from the depositor the principal amount of offered certificates set forth below opposite their respective names.





UNDERWRITER                                      CLASS A-1       CLASS A-2
--------------------------------------------- --------------- --------------
Morgan Stanley & Co. Incorporated ...........  $161,700,000    $23,520,000
Countrywide Securities Corporation ..........  $ 23,100,000    $ 3,360,000
Greenwich Capital Markets, Inc. .............  $ 23,100,000    $ 3,360,000
Lehman Brothers, Inc. .......................  $ 23,100,000    $ 3,360,000
                                               ------------    -----------
   Totals: ..................................  $231,000,000    $33,600,000
                                               ============    ===========



UNDERWRITER                                      CLASS M-1     CLASS M-2     CLASS M-3      CLASS B
--------------------------------------------- -------------- ------------- ------------- -------------
Morgan Stanley & Co. Incorporated ...........  $12,127,500    $ 8,820,000   $ 7,717,500   $6,615,000
Countrywide Securities Corporation ..........  $ 1,732,500    $ 1,260,000   $ 1,102,500   $  945,000
Greenwich Capital Markets, Inc. .............  $ 1,732,500    $ 1,260,000   $ 1,102,500   $  945,000
Lehman Brothers, Inc. .......................  $ 1,732,500    $ 1,260,000   $ 1,102,500   $  945,000
                                               -----------    -----------   -----------   ----------
   Totals: ..................................  $17,325,000    $12,600,000   $11,025,000   $9,450,000
                                               ===========    ===========   ===========   ==========

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the offered certificates.


     Countrywide Securities Corporation is an affiliate of Countrywide Servicing, the servicer.

     The depositor has been advised that the underwriters propose initially to offer the offered certificates to some dealers at the price less a selling concession not to exceed 0.18%, and that the underwriters may allow and the dealers may reallow a reallowance discount not to exceed 0.12%.

     After the initial public offering, the public offering prices, concessions and discounts may be changed.

     The depositor has been advised by the underwriters that they presently intend to make a market in the offered certificates. However, no underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for any class of offered certificates will develop or if one does develop, that it will continue for the life of the applicable class or that it will provide certificateholders with a sufficient level of liquidity of investment.

     Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and some selling group members to bid for and purchase the offered certificates. As an exception to these rules, the underwriters are permitted to engage in particular transactions that stabilize the prices of the offered certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

     Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the related offered certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

     The underwriting agreement provides that the depositor will indemnify the underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     All of the underwriters have represented that: (i) they have not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any offered certificates to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the public offers of securities regulations 1995; (ii) they have complied and will comply with all applicable provisions of the financial services act 1986 with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom; and (iii) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by them in connection with the issuance of the offered certificates to a person who is of a kind described in article 11(3) of the financial services act 1986 (investment advertisements) (exemptions) order 1997 or is a person to whom the document can lawfully be issued or passed on.

     The depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the mortgage loans (prior to their sale to the trust). One or more of the underwriters (or their respective affiliates) has acted as a "warehouse lender" to the depositor or its affiliates, and may receive a portion of such proceeds as repayment of such warehouse debt.

                                 LEGAL MATTERS

     Certain legal matters with respect to the certificates will be passed upon for the sponsor and depositor by McKee Nelson LLP, New York, New York. Sidley Austin Brown & Wood LLP, New York, New York, will act as counsel for the underwriters.

                      RATING OF THE OFFERED CERTIFICATES

     It is a condition to the issuance of each class of offered certificates that each such class shall be rated by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., called S&P, Fitch Ratings, called Fitch, and Moody's Investors Service, Inc., called Moody's, which are collectively called the rating agencies as follows:




                    CLASS    S&P   FITCH   MOODY'S
                    ------- ----- ------- --------
                      A-1    AAA    AAA     Aaa
                      A-2    AAA    AAA     Aaa
                      M-1     AA     AA     Aa2
                      M-2     AA     AA      --
                      M-3      A      A      --
                      B      BBB    BBB      --

     The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the related mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings do not reflect the likelihood of payment of any net rate cap carryover.

     There is no assurance that any rating assigned to the offered certificates will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the offered certificates.

     The ratings of the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

     There can be no assurance as to whether any other rating agency will rate the offered certificates, or, if one does, what rating will be assigned by such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody's, Fitch or S&P.

                                    ANNEX A

                        DESCRIPTION OF THE MORTGAGE POOL


     The following is a description of certain terms of the statistic calculation loans in tabular form based on the statistic calculation loans and each mortgage loan group as of the statistic calculation date.


                                    GROUP I

                                  PRODUCT TYPE




                                                                           PERCENTAGE OF
                                                                              GROUP I
                                                         STATISTIC           STATISTIC
                                     NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                     STATISTIC           AGGREGATE           AGGREGATE
ADJUSTMENT TYPE                  CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------                 ------------------- ------------------- ------------------
ARM -- 2 Year/6 Month .........           64            $  7,896,061            3.53%
ARM -- 3 Year/6 Month .........          117              11,791,948            5.28
Fixed Rate ....................        1,864             203,711,628           91.19
                                       -----            ------------          ------
 Total ........................        2,045            $223,399,637          100.00%
                                       =====            ============          ======

                                    GROUP I

                               PRINCIPAL BALANCE




                                                                                PERCENTAGE OF
                                                                                   GROUP I
                                                              STATISTIC           STATISTIC
                                          NUMBER OF        CALCULATION DATE   CALCULATION DATE
    RANGE OF STATISTIC                    STATISTIC           AGGREGATE           AGGREGATE
CALCULATION DATE PRINCIPAL BALANCE    CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------------ ------------------- ------------------- ------------------
      $0.01 to  $50,000.00..........          313            $ 11,508,963            5.15%
 $50,000.01 to $100,000.00..........          818              60,050,771           26.88
$100,000.01 to $150,000.00..........          440              53,723,810           24.05
$150,000.01 to $200,000.00..........          245              42,720,356           19.12
$200,000.01 to $250,000.00..........          150              33,542,863           15.01
$250,000.01 to $300,000.00..........           73              19,759,452            8.84
$300,000.01 to $350,000.00..........            4               1,275,725            0.57
$350,000.01 to $400,000.00..........            1                 368,000            0.16
$400,000.01 to $450,000.00..........            1                 449,697            0.20
                                              ---            ------------          ------
 Total .............................        2,045            $223,399,637          100.00%
                                            =====            ============          ======

                                    GROUP I

                            CURRENT MORTGAGE RATES




                                                                        PERCENTAGE OF
                                                                           GROUP I
                                                      STATISTIC           STATISTIC
                                  NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                  STATISTIC           AGGREGATE           AGGREGATE
CURRENT MORTGAGE RATES        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------       ------------------- ------------------- ------------------
 5.001% to  5.500% .........            4            $    396,709            0.18%
 5.501% to  6.000% .........           63               7,996,672            3.58
 6.001% to  6.500% .........          160              21,904,128            9.80
 6.501% to  7.000% .........          242              33,156,314           14.84
 7.001% to  7.500% .........          296              39,099,073           17.50
 7.501% to  8.000% .........          297              36,959,159           16.54
 8.001% to  8.500% .........          224              24,495,164           10.96
 8.501% to  9.000% .........          236              23,502,241           10.52
 9.001% to  9.500% .........          117              10,160,134            4.55
 9.501% to 10.000% .........          143               9,867,021            4.42
10.001% to 10.500% .........           74               4,950,100            2.22
10.501% to 11.000% .........           78               4,817,734            2.16
11.001% to 11.500% .........           41               2,395,174            1.07
11.501% to 12.000% .........           34               1,525,100            0.68
12.001% to 12.500% .........           14                 702,549            0.31
12.501% to 13.000% .........           11                 634,424            0.28
13.001% to 13.500% .........            6                 509,506            0.23
13.501% to 14.000% .........            4                 289,566            0.13
14.501% to 15.000% .........            1                  38,870            0.02
                                      ---            ------------          ------
 Total .....................        2,045            $223,399,637          100.00%
                                    =====            ============          ======

                                    GROUP I

                                 ORIGINAL TERM




                                                                    PERCENTAGE OF
                                                                       GROUP I
                                                  STATISTIC           STATISTIC
                              NUMBER OF        CALCULATION DATE   CALCULATION DATE
                              STATISTIC           AGGREGATE           AGGREGATE
ORIGINAL TERM (MONTHS)    CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------ ------------------- ------------------- ------------------
109 to 120 .............           14            $    768,305            0.34%
121 to 132 .............            3                 251,248            0.11
169 to 180 .............          303              23,006,422           10.30
181 to 192 .............            5                 270,708            0.12
193 to 204 .............            1                  51,471            0.02
229 to 240 .............           86               7,955,456            3.56
289 to 300 .............            1                  59,654            0.03
325 to 336 .............            1                  92,726            0.04
349 to 360 .............        1,631             190,943,648           85.47
                                -----            ------------          ------
 Total .................        2,045            $223,399,637          100.00%
                                =====            ============          ======

                                    GROUP I

                       REMAINING TERM TO STATED MATURITY




                                                                      PERCENTAGE OF
                                                                         GROUP I
                                                    STATISTIC           STATISTIC
                                NUMBER OF        CALCULATION DATE   CALCULATION DATE
  REMAINING TERM TO             STATISTIC           AGGREGATE           AGGREGATE
STATED MATURITY (MONTHS)    CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------- ------------------- ------------------- ------------------
  1 to  12 ...............            6            $    256,618            0.11%
 61 to  72 ...............           35                 958,918            0.43
109 to 120 ...............           11                 762,935            0.34
169 to 180 ...............          273              22,318,212            9.99
193 to 204 ...............            1                  51,471            0.02
229 to 240 ...............           86               7,955,456            3.56
289 to 300 ...............            1                  59,654            0.03
325 to 336 ...............            1                  92,726            0.04
349 to 360 ...............        1,631             190,943,648           85.47
                                  -----            ------------          ------
 Total ...................        2,045            $223,399,637          100.00%
                                  =====            ============          ======

                                    GROUP I

                         ORIGINAL LOAN-TO-VALUE RATIOS




                                                                          PERCENTAGE OF
                                                                             GROUP I
                                                        STATISTIC           STATISTIC
                                    NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                    STATISTIC           AGGREGATE           AGGREGATE
ORIGINAL LOAN-TO-VALUE RATIO    CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------ ------------------- ------------------- ------------------
Less than 50.00% .............          151            $ 10,662,409            4.77%
50.01% to 60.00% .............          136              11,646,738            5.21
60.01% to 70.00% .............          322              32,836,874           14.70
70.01% to 75.00% .............          300              31,454,483           14.08
75.01% to 80.00% .............          615              68,906,283           30.84
80.01% to 85.00% .............          217              27,488,001           12.30
85.01% to 90.00% .............          222              30,247,929           13.54
90.01% to 95.00% .............           82              10,156,918            4.55
                                        ---            ------------          ------
 Total .......................        2,045            $223,399,637          100.00%
                                      =====            ============          ======

                                    GROUP I

                                   OCCUPANCY



                                                                        PERCENTAGE OF
                                                                           GROUP I
                                                      STATISTIC           STATISTIC
                                  NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                  STATISTIC           AGGREGATE           AGGREGATE
OCCUPANCY                     CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------                    ------------------- ------------------- ------------------
Primary ....................        1,862            $207,223,303           92.76%
Non-Owner Occupied .........          183              16,176,335            7.24
                                    -----            ------------          ------
 Total .....................        2,045            $223,399,637          100.00%
                                    =====            ============          ======

                                    GROUP I

                                 PROPERTY TYPE



                                                                             PERCENTAGE OF
                                                                                GROUP I
                                                           STATISTIC           STATISTIC
                                       NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                       STATISTIC           AGGREGATE           AGGREGATE
PROPERTY TYPE                      CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                     ------------------- ------------------- ------------------
Single Family Residence .........        1,822            $196,120,112           87.79%
Two-Four Family .................          124              16,429,979            7.35
Condominium .....................           77               9,271,297            4.15
Manufactured Housing ............           19               1,307,500            0.59
Unknown .........................            3                 270,750            0.12
                                         -----            ------------          ------
 Total ..........................        2,045            $223,399,637          100.00%
                                         =====            ============          ======

                                    GROUP I

                                  ORIGINATOR



                                                                                   PERCENTAGE OF
                                                                                      GROUP I
                                                                 STATISTIC           STATISTIC
                                             NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                             STATISTIC           AGGREGATE           AGGREGATE
ORIGINATOR                               CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------                              ------------------- ------------------- ------------------
Broker/Wholesale ......................          590            $ 81,490,419           36.48%
National Loan Center ..................          389              40,414,675           18.09
National Loan Center - Irvine .........          126              15,017,951            6.72
Retail ................................          939              86,232,837           38.60
Unaffiliated Originator ...............            1                 243,756            0.11
                                                 ---            ------------          ------
 Total ................................        2,045            $223,399,637          100.00%
                                               =====            ============          ======

                                    GROUP I

                       GEOGRAPHIC DISTRIBUTION BY STATE



                                                                    PERCENTAGE OF
                                                                       GROUP I
                                                  STATISTIC           STATISTIC
                              NUMBER OF        CALCULATION DATE   CALCULATION DATE
                              STATISTIC           AGGREGATE           AGGREGATE
STATE                     CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----                    ------------------- ------------------- ------------------
Arizona ................           54            $  5,458,481            2.44%
Arkansas ...............            3                 166,896            0.07
California .............          422              62,947,220           28.18
Colorado ...............           19               2,797,165            1.25
Connecticut ............            9               1,144,943            0.51
Delaware ...............            1                 114,932            0.05
Florida ................          181              18,851,314            8.44
Georgia ................           19               2,006,010            0.90
Hawaii .................            6               1,513,380            0.68
Idaho ..................            8                 619,385            0.28
Illinois ...............           53               5,061,349            2.27
Indiana ................           20               1,736,809            0.78
Iowa ...................           47               2,963,643            1.33
Kansas .................            4                 272,113            0.12
Kentucky ...............           11                 993,839            0.44
Louisiana ..............            3                 199,423            0.09
Maine ..................            3                 435,175            0.19
Maryland ...............           18               2,343,148            1.05
Massachusetts ..........           42               6,693,920            3.00
Michigan ...............           77               6,098,534            2.73
Minnesota ..............           29               4,129,889            1.85
Mississippi ............            5                 244,635            0.11
Missouri ...............           36               2,877,107            1.29
Montana ................           14               1,244,837            0.56
Nebraska ...............            3                 256,664            0.11
Nevada .................           29               3,767,638            1.69
New Hampshire ..........            4                 533,880            0.24
New Jersey .............           44               6,244,168            2.80
New Mexico .............            6                 534,059            0.24
New York ...............          128              18,357,406            8.22
North Carolina .........           34               2,728,637            1.22
North Dakota ...........            1                 139,913            0.06
Ohio ...................           67               4,616,694            2.07
Oklahoma ...............           21               1,209,119            0.54
Oregon .................           17               1,877,927            0.84
Pennsylvania ...........           46               4,128,609            1.85
Rhode Island ...........            9               1,186,188            0.53
South Carolina .........           13               1,056,156            0.47
South Dakota ...........            1                  57,386            0.03
Tennessee ..............           48               3,246,235            1.45
Texas ..................          351              26,602,575           11.91
Utah ...................           21               2,560,375            1.15
Virginia ...............           39               5,024,183            2.25
Washington .............           40               5,397,152            2.42
West Virginia ..........            7                 551,977            0.25
Wisconsin ..............           31               2,332,789            1.04
Wyoming ................            1                  75,756            0.03
                                  ---            ------------          ------
 Total .................        2,045            $223,399,637          100.00%
                                =====            ============          ======

                                    GROUP I

                              DOCUMENTATION LEVEL




                                                                          PERCENTAGE OF
                                                                             GROUP I
                                                        STATISTIC           STATISTIC
                                    NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                    STATISTIC           AGGREGATE           AGGREGATE
DOCUMENTATION LEVEL             CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------            ------------------- ------------------- ------------------
Full .........................        1,666            $179,872,497           80.52%
Stated Documentation .........          355              40,902,320           18.31
Light ........................           24               2,624,821            1.17
                                      -----            ------------          ------
 Total .......................        2,045            $223,399,637          100.00%
                                      =====            ============          ======

                                    GROUP I

                                 CREDIT GRADE




                                                            PERCENTAGE OF
                                                               GROUP I
                                          STATISTIC           STATISTIC
                      NUMBER OF        CALCULATION DATE   CALCULATION DATE
                      STATISTIC           AGGREGATE           AGGREGATE
CREDIT GRADE      CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------     ------------------- ------------------- ------------------
A+ .............          583            $ 73,810,870           33.04%
A ..............          495              55,236,007           24.73
A- .............          311              33,092,531           14.81
B+ .............           42               3,285,842            1.47
B ..............          225              22,318,158            9.99
B- .............           23               1,634,295            0.73
C+ .............           16                 849,141            0.38
C ..............           95               7,191,444            3.22
C- .............           43               4,296,521            1.92
D ..............           80               4,512,619            2.02
S ..............          132              17,172,209            7.69
                          ---            ------------          ------
 Total .........        2,045            $223,399,637          100.00%
                        =====            ============          ======

                                    GROUP I

                                  FICO SCORE




                                                                PERCENTAGE OF
                                                                   GROUP I
                                              STATISTIC           STATISTIC
                          NUMBER OF        CALCULATION DATE   CALCULATION DATE
                          STATISTIC           AGGREGATE           AGGREGATE
FICO SCORE            CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------           ------------------- ------------------- ------------------
451 to 500 .........           23            $    906,024            0.41%
501 to 550 .........          287              26,670,652           11.94
551 to 600 .........          535              55,632,823           24.90
601 to 650 .........          668              76,427,795           34.21
651 to 700 .........          376              44,409,609           19.88
701 to 750 .........          115              14,011,605            6.27
751 to 800 .........           40               5,243,779            2.35
801 to 850 .........            1                  97,351            0.04
                              ---            ------------          ------
 Total .............        2,045            $223,399,637          100.00%
                            =====            ============          ======

                                    GROUP I

                              PREPAYMENT PENALTIES




                                                                           PERCENTAGE OF
                                                                              GROUP I
                                                         STATISTIC           STATISTIC
                                     NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                     STATISTIC           AGGREGATE           AGGREGATE
PREPAYMENT PENALTY STATUS        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------       ------------------- ------------------- ------------------
No Prepayment Penalty .........          741            $ 65,098,518           29.14%
Prepayment Penalty ............        1,304             158,301,119           70.86
                                       -----            ------------          ------
 Total ........................        2,045            $223,399,637          100.00%
                                       =====            ============          ======

                                    GROUP I

                                 LOAN PURPOSE




                                                                            PERCENTAGE OF
                                                                               GROUP I
                                                          STATISTIC           STATISTIC
                                      NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                      STATISTIC           AGGREGATE           AGGREGATE
LOAN PURPOSE                      CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------                     ------------------- ------------------- ------------------
Refinance -- Cashout ...........        1,424            $158,667,286           71.02%
Refinance -- Rate Term .........          482              49,453,322           22.14
Purchase .......................          139              15,279,030            6.84
                                        -----            ------------          ------
 Total .........................        2,045            $223,399,637          100.00%
                                        =====            ============          ======

                              GROUP I HYBRID LOANS

                                    MARGINS



                                                                       PERCENTAGE OF
                                                                          GROUP I
                                                                       HYBRID LOANS
                                                     STATISTIC           STATISTIC
                                 NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                 STATISTIC           AGGREGATE           AGGREGATE
MARGIN                       CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------                      ------------------- ------------------- ------------------
4.001% to  4.500% .........           1             $   274,752             1.40%
5.001% to  5.500% .........          11               1,254,117             6.37
5.501% to  6.000% .........          20               2,481,879            12.61
6.001% to  6.500% .........          48               4,756,511            24.16
6.501% to  7.000% .........          37               4,442,045            22.56
7.001% to  7.500% .........          24               2,473,068            12.56
7.501% to  8.000% .........          10               1,061,360             5.39
8.001% to  8.500% .........          17               1,863,941             9.47
8.501% to  9.000% .........           4                 278,369             1.41
9.501% to 10.000% .........           9                 801,969             4.07
                                     --             -----------           ------
 Total ....................         181             $19,688,009           100.00%
                                    ===             ===========           ======

                             GROUP I HYBRID LOANS

                           NEXT RATE ADJUSTMENT DATE



                                                                       PERCENTAGE OF
                                                                          GROUP I
                                                                       HYBRID LOANS
                                                     STATISTIC           STATISTIC
                                 NUMBER OF        CALCULATION DATE   CALCULATION DATE
   NEXT RATE                     STATISTIC           AGGREGATE           AGGREGATE
ADJUSTMENT DATE              CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------             ------------------- ------------------- ------------------
March 1, 2004 .............           1             $   210,186             1.07%
April 1, 2004 .............           6                 557,871             2.83
May 1, 2004 ...............           7                 653,231             3.32
June 1, 2004 ..............           9               1,143,558             5.81
July 1, 2004 ..............          15               2,158,428            10.96
August 1, 2004 ............          10                 949,658             4.82
September 1, 2004 .........           7               1,114,818             5.66
November 1, 2004 ..........           9               1,108,311             5.63
February 1, 2005 ..........           1                 216,986             1.10
March 1, 2005 .............           4                 241,998             1.23
March 2, 2005 .............           1                 203,611             1.03
April 1, 2005 .............          19               1,726,722             8.77
May 1, 2005 ...............          14               1,444,806             7.34
June 1, 2005 ..............          12               1,348,871             6.85
July 1, 2005 ..............          19               1,924,548             9.78
August 1, 2005 ............          23               2,328,890            11.83
September 1, 2005 .........          17               1,537,670             7.81
October 1, 2005 ...........           3                 298,394             1.52
November 1, 2005 ..........           3                 408,253             2.07
December 1, 2005 ..........           1                 111,200             0.56
                                     --             -----------           ------
 Total ....................         181             $19,688,009           100.00%
                                    ===             ===========           ======

                              GROUP I HYBRID LOANS

                            MAXIMUM MORTGAGE RATES



                                                                        PERCENTAGE OF
                                                                           GROUP I
                                                                        HYBRID LOANS
                                                      STATISTIC           STATISTIC
                                  NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                  STATISTIC           AGGREGATE           AGGREGATE
MAXIMUM MORTGAGE RATES        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------       ------------------- ------------------- ------------------
12.001% to 12.500% .........           1             $   119,340             0.61%
12.501% to 13.000% .........           5                 704,932             3.58
13.001% to 13.500% .........          10               1,522,535             7.73
13.501% to 14.000% .........          16               2,596,867            13.19
14.001% to 14.500% .........          17               1,779,858             9.04
14.501% to 15.000% .........          27               3,768,295            19.14
15.001% to 15.500% .........          18               1,721,333             8.74
15.501% to 16.000% .........          20               1,933,382             9.82
16.001% to 16.500% .........          20               1,624,685             8.25
16.501% to 17.000% .........          20               1,753,494             8.91
17.001% to 17.500% .........          10                 806,775             4.10
17.501% to 18.000% .........           3                 187,557             0.95
18.001% to 18.500% .........           5                 236,997             1.20
18.501% to 19.000% .........           4                 324,196             1.65
19.001% to 19.500% .........           2                 344,009             1.75
19.501% to 20.000% .........           2                 224,885             1.14
20.501% to 21.000% .........           1                  38,870             0.20
                                      --             -----------           ------
 Total .....................         181             $19,688,009           100.00%
                                     ===             ===========           ======

                             GROUP I HYBRID LOANS

                            MINIMUM MORTGAGE RATES



                                                                        PERCENTAGE OF
                                                                           GROUP I
                                                                        HYBRID LOANS
                                                      STATISTIC           STATISTIC
                                  NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                  STATISTIC           AGGREGATE           AGGREGATE
MINIMUM MORTGAGE RATES        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------       ------------------- ------------------- ------------------
 6.001% to  6.500% .........           1             $   119,340             0.61%
 6.501% to  7.000% .........           5                 704,932             3.58
 7.001% to  7.500% .........          10               1,522,535             7.73
 7.501% to  8.000% .........          16               2,596,867            13.19
 8.001% to  8.500% .........          17               1,779,858             9.04
 8.501% to  9.000% .........          27               3,768,295            19.14
 9.001% to  9.500% .........          18               1,721,333             8.74
 9.501% to 10.000% .........          20               1,933,382             9.82
10.001% to 10.500% .........          20               1,624,685             8.25
10.501% to 11.000% .........          20               1,753,494             8.91
11.001% to 11.500% .........          10                 806,775             4.10
11.501% to 12.000% .........           3                 187,557             0.95
12.001% to 12.500% .........           5                 236,997             1.20
12.501% to 13.000% .........           4                 324,196             1.65
13.001% to 13.500% .........           2                 344,009             1.75
13.501% to 14.000% .........           2                 224,885             1.14
14.501% to 15.000% .........           1                  38,870             0.20
                                      --             -----------           ------
 Total .....................         181             $19,688,009           100.00%
                                     ===             ===========           ======

                                   GROUP II

                                  PRODUCT TYPE




                                                                           PERCENTAGE OF
                                                                             GROUP II
                                                         STATISTIC           STATISTIC
                                     NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                     STATISTIC           AGGREGATE           AGGREGATE
ADJUSTMENT TYPE                  CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------                 ------------------- ------------------- ------------------
ARM -- 2 Year/6 Month .........           2             $   777,659             2.45%
ARM -- 3 Year/6 Month .........           7               2,231,046             7.02
ARM -- 5 Year/6 Month .........           1                  39,964             0.13
Fixed Rate ....................          75              28,743,192            90.41
                                         --             -----------           ------
 Total ........................          85             $31,791,861           100.00%
                                         ==             ===========           ======

                                    GROUP II

                               PRINCIPAL BALANCE




                                                                               PERCENTAGE OF
                                                                                 GROUP II
                                                             STATISTIC           STATISTIC
       RANGE OF                         NUMBER OF        CALCULATION DATE   CALCULATION DATE
STATISTIC CALCULATION                   STATISTIC           AGGREGATE           AGGREGATE
DATE PRINCIPAL BALANCE               CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------------             ------------------- ------------------- ------------------
      $0.01 to  $50,000.00.........           1             $    39,964             0.13%
$100,000.01 to $150,000.00.........           5                 581,921             1.83
$300,000.01 to $350,000.00.........          33              10,658,860            33.53
$350,000.01 to $400,000.00.........          14               5,382,768            16.93
$400,000.01 to $450,000.00.........          14               5,935,434            18.67
$450,000.01 to $500,000.00.........          11               5,268,114            16.57
$500,000.01 to $550,000.00.........           5               2,633,721             8.28
$550,000.01 to $600,000.00.........           1                 566,673             1.78
$700,000.01 to $750,000.00.........           1                 724,406             2.28
                                             --             -----------           ------
 Total ............................          85             $31,791,861           100.00%
                                             ==             ===========           ======

                                    GROUP II

                            CURRENT MORTGAGE RATES




                                                                        PERCENTAGE OF
                                                                          GROUP II
                                                      STATISTIC           STATISTIC
                                  NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                  STATISTIC           AGGREGATE           AGGREGATE
CURRENT MORTGAGE RATES        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------       ------------------- ------------------- ------------------
 5.501% to  6.000% .........           3             $ 1,074,151             3.38%
 6.001% to  6.500% .........          13               5,145,014            16.18
 6.501% to  7.000% .........          20               7,717,075            24.27
 7.001% to  7.500% .........          20               7,296,139            22.95
 7.501% to  8.000% .........           8               3,126,863             9.84
 8.001% to  8.500% .........          10               4,208,284            13.24
 8.501% to  9.000% .........           4               1,929,546             6.07
 9.001% to  9.500% .........           1                 101,437             0.32
 9.501% to 10.000% .........           4               1,011,114             3.18
11.501% to 12.000% .........           1                  39,964             0.13
12.501% to 13.000% .........           1                 142,274             0.45
                                      --             -----------           ------
 Total .....................          85             $31,791,861           100.00%
                                      ==             ===========           ======

                                   GROUP II

                                 ORIGINAL TERM




                                                                    PERCENTAGE OF
                                                                      GROUP II
                                                  STATISTIC           STATISTIC
                              NUMBER OF        CALCULATION DATE   CALCULATION DATE
                              STATISTIC           AGGREGATE           AGGREGATE
ORIGINAL TERM (MONTHS)    CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------ ------------------- ------------------- ------------------
169 to 180 .............           3             $ 1,164,554             3.66%
229 to 240 .............           4               1,548,708             4.87
349 to 360 .............          78              29,078,599            91.47
                                  --             -----------           ------
 Total .................          85             $31,791,861           100.00%
                                  ==             ===========           ======

                                    GROUP II

                       REMAINING TERM TO STATED MATURITY




                                                                      PERCENTAGE OF
                                                                        GROUP II
                                                    STATISTIC           STATISTIC
                                NUMBER OF        CALCULATION DATE   CALCULATION DATE
   REMAINING TERM TO            STATISTIC           AGGREGATE           AGGREGATE
STATED MATURITY (MONTHS)    CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------- ------------------- ------------------- ------------------
169 to 180 ...............           3             $ 1,164,554             3.66%
229 to 240 ...............           4               1,548,708             4.87
349 to 360 ...............          78              29,078,599            91.47
                                    --             -----------           ------
 Total ...................          85             $31,791,861           100.00%
                                    ==             ===========           ======

                                    GROUP II

                         ORIGINAL LOAN-TO-VALUE RATIOS



                                                                          PERCENTAGE OF
                                                                            GROUP II
                                                        STATISTIC           STATISTIC
                                    NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                    STATISTIC           AGGREGATE           AGGREGATE
ORIGINAL LOAN-TO-VALUE RATIO    CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------ ------------------- ------------------- ------------------
Less than 50.00% .............           6             $ 2,096,132             6.59%
50.01% to 60.00% .............           1                 397,640             1.25
60.01% to 70.00% .............          10               3,963,590            12.47
70.01% to 75.00% .............          12               4,324,397            13.60
75.01% to 80.00% .............          20               7,830,740            24.63
80.01% to 85.00% .............           8               2,931,185             9.22
85.01% to 90.00% .............          25               9,281,033            29.19
90.01% to 95.00% .............           3                 967,144             3.04
                                        --             -----------           ------
 Total .......................          85             $31,791,861           100.00%
                                        ==             ===========           ======

                                   GROUP II

                                   OCCUPANCY



                                                                        PERCENTAGE OF
                                                                          GROUP II
                                                      STATISTIC           STATISTIC
                                  NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                  STATISTIC           AGGREGATE           AGGREGATE
OCCUPANCY                     CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------                    ------------------- ------------------- ------------------
Primary ....................          84             $31,384,204            98.72%
Non-Owner Occupied .........           1                 407,657             1.28
                                      --             -----------           ------
 Total .....................          85             $31,791,861           100.00%
                                      ==             ===========           ======

                                    GROUP II

                                 PROPERTY TYPE



                                                                             PERCENTAGE OF
                                                                               GROUP II
                                                           STATISTIC           STATISTIC
                                       NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                       STATISTIC           AGGREGATE           AGGREGATE
PROPERTY TYPE                      CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                     ------------------- ------------------- ------------------
Single Family Residence .........          81             $30,294,001            95.29%
Condominium .....................           3               1,111,117             3.49
Two-Four Family .................           1                 386,743             1.22
                                           --             -----------           ------
 Total ..........................          85             $31,791,861           100.00%
                                           ==             ===========           ======

                                    GROUP II

                                  ORIGINATOR



                                                                                    PERCENTAGE OF
                                                                                      GROUP II
                                                                  STATISTIC           STATISTIC
                                              NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                              STATISTIC           AGGREGATE           AGGREGATE
ORIGINATOR                                CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------                               ------------------- ------------------- ------------------
Broker/Wholesale .......................          52             $19,503,077            61.35%
National Loan Center ...................           9               3,141,322             9.88
National Loan Center -- Irvine .........           4               1,591,715             5.01
Retail .................................          20               7,555,747            23.77
                                                  --             -----------           ------
 Total .................................          85             $31,791,861           100.00%
                                                  ==             ===========           ======

                                   GROUP II

                       GEOGRAPHIC DISTRIBUTION BY STATE



                                                                   PERCENTAGE OF
                                                                     GROUP II
                                                 STATISTIC           STATISTIC
                             NUMBER OF        CALCULATION DATE   CALCULATION DATE
                             STATISTIC           AGGREGATE           AGGREGATE
STATE                    CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----                   ------------------- ------------------- ------------------
California ............          44             $16,997,681            53.47%
Florida ...............           7               2,492,749             7.84
Hawaii ................           1                 463,369             1.46
Illinois ..............           2                 613,943             1.93
Louisiana .............           1                 459,785             1.45
Massachusetts .........           2                 754,643             2.37
Michigan ..............           1                 314,290             0.99
Minnesota .............           1                 303,756             0.96
Nevada ................           1                 399,638             1.26
New Hampshire .........           1                 308,734             0.97
New Jersey ............           1                 308,323             0.97
New York ..............          12               4,769,454            15.00
Ohio ..................           1                 382,030             1.20
Pennsylvania ..........           1                 417,402             1.31
Texas .................           7               2,077,585             6.53
Washington ............           2                 728,477             2.29
                                 --             -----------           ------
 Total ................          85             $31,791,861           100.00%
                                 ==             ===========           ======

                                    GROUP II

                              DOCUMENTATION LEVEL




                                                                          PERCENTAGE OF
                                                                            GROUP II
                                                        STATISTIC           STATISTIC
                                    NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                    STATISTIC           AGGREGATE           AGGREGATE
DOCUMENTATION LEVEL             CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------            ------------------- ------------------- ------------------
Full .........................          61             $22,219,481            69.89%
Stated Documentation .........          22               8,659,463            27.24
Light ........................           2                 912,917             2.87
                                        --             -----------           ------
 Total .......................          85             $31,791,861           100.00%
                                        ==             ===========           ======

                                   GROUP II

                                 CREDIT GRADE




                                                            PERCENTAGE OF
                                                              GROUP II
                                          STATISTIC           STATISTIC
                      NUMBER OF        CALCULATION DATE   CALCULATION DATE
                      STATISTIC           AGGREGATE           AGGREGATE
CREDIT GRADE      CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------     ------------------- ------------------- ------------------
A+ .............          33             $12,553,650            39.49%
A ..............          20               8,008,959            25.19
A- .............          16               5,962,595            18.76
B ..............           3                 975,840             3.07
C ..............           3                 512,039             1.61
C- .............           1                 101,437             0.32
S ..............           9               3,677,341            11.57
                          --             -----------           ------
 Total .........          85             $31,791,861           100.00%
                          ==             ===========           ======

                                    GROUP II

                                  FICO SCORE




                                                                PERCENTAGE OF
                                                                  GROUP II
                                              STATISTIC           STATISTIC
                          NUMBER OF        CALCULATION DATE   CALCULATION DATE
                          STATISTIC           AGGREGATE           AGGREGATE
FICO SCORE            CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------           ------------------- ------------------- ------------------
451 to 500 .........           4             $   480,750             1.51%
501 to 550 .........           3                 829,550             2.61
551 to 600 .........          16               6,248,852            19.66
601 to 650 .........          38              15,249,914            47.97
651 to 700 .........          16               6,042,642            19.01
701 to 750 .........           6               2,093,458             6.58
751 to 800 .........           2                 846,696             2.66
                              --             -----------           ------
 Total .............          85             $31,791,861           100.00%
                              ==             ===========           ======

                                    GROUP II

                             PREPAYMENT PENALTIES




                                                                           PERCENTAGE OF
                                                                             GROUP II
                                                         STATISTIC           STATISTIC
                                     NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                     STATISTIC           AGGREGATE           AGGREGATE
PREPAYMENT PENALTY STATUS        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------       ------------------- ------------------- ------------------
No Prepayment Penalty .........          15             $ 4,951,852            15.58%
Prepayment Penalty ............          70              26,840,009            84.42
                                         --             -----------           ------
 Total ........................          85             $31,791,861           100.00%
                                         ==             ===========           ======

                                   GROUP II

                                 LOAN PURPOSE




                                                                            PERCENTAGE OF
                                                                              GROUP II
                                                          STATISTIC           STATISTIC
                                      NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                      STATISTIC           AGGREGATE           AGGREGATE
LOAN PURPOSE                      CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------                     ------------------- ------------------- ------------------
Refinance -- Cashout ...........          65             $23,746,598            74.69%
Refinance -- Rate Term .........          15               5,910,927            18.59
Purchase .......................           5               2,134,336             6.71
                                          --             -----------           ------
 Total .........................          85             $31,791,861           100.00%
                                          ==             ===========           ======

                             GROUP II HYBRID LOANS

                                    MARGINS




                                                                      PERCENTAGE OF
                                                                        GROUP II
                                                                      HYBRID LOANS
                                                    STATISTIC           STATISTIC
                                NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                STATISTIC           AGGREGATE           AGGREGATE
MARGIN                      CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------                     ------------------- ------------------- ------------------
5.001% to 5.500% .........           2              $  773,718            25.38%
5.501% to 6.000% .........           2                 637,841            20.92
6.001% to 6.500% .........           1                 314,290            10.31
6.501% to 7.000% .........           3               1,072,906            35.19
7.001% to 7.500% .........           1                 142,274             4.67
7.501% to 8.000% .........           1                 107,640             3.53
                                     -              ----------           ------
 Total ...................          10              $3,048,669           100.00%
                                    ==              ==========           ======

                             GROUP II HYBRID LOANS

                           NEXT RATE ADJUSTMENT DATE




                                                                       PERCENTAGE OF
                                                                         GROUP II
                                                                       HYBRID LOANS
                                                     STATISTIC           STATISTIC
                                 NUMBER OF        CALCULATION DATE   CALCULATION DATE
   NEXT RATE                     STATISTIC           AGGREGATE           AGGREGATE
ADJUSTMENT DATE              CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------             ------------------- ------------------- ------------------
July 1, 2004 ..............           1              $  314,290            10.31%
August 1, 2004 ............           1                 463,369            15.20
March 1, 2005 .............           1                 303,704             9.96
May 1, 2005 ...............           2                 417,989            13.71
June 1, 2005 ..............           2                 608,543            19.96
August 1, 2005 ............           2                 900,810            29.55
September 1, 2007 .........           1                  39,964             1.31
                                      -              ----------           ------
 Total ....................          10              $3,048,669           100.00%
                                     ==              ==========           ======

                             GROUP II HYBRID LOANS

                            MAXIMUM MORTGAGE RATES




                                                                        PERCENTAGE OF
                                                                          GROUP II
                                                                        HYBRID LOANS
                                                      STATISTIC           STATISTIC
                                  NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                  STATISTIC           AGGREGATE           AGGREGATE
MAXIMUM MORTGAGE RATES        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------       ------------------- ------------------- ------------------
12.501% to 13.000% .........           1              $  463,369            15.20%
13.001% to 13.500% .........           2                 614,053            20.14
14.001% to 14.500% .........           2                 800,405            26.25
14.501% to 15.000% .........           1                 566,673            18.59
15.501% to 16.000% .........           2                 421,930            13.84
16.501% to 17.000% .........           1                  39,964             1.31
18.501% to 19.000% .........           1                 142,274             4.67
                                       -              ----------           ------
 Total .....................          10              $3,048,669           100.00%
                                      ==              ==========           ======

                             GROUP II HYBRID LOANS

                            MINIMUM MORTGAGE RATES




                                                                        PERCENTAGE OF
                                                                          GROUP II
                                                                        HYBRID LOANS
                                                      STATISTIC           STATISTIC
                                  NUMBER OF        CALCULATION DATE   CALCULATION DATE
                                  STATISTIC           AGGREGATE           AGGREGATE
MINIMUM MORTGAGE RATES        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------       ------------------- ------------------- ------------------
 6.501% to  7.000% .........           1              $  463,369            15.20%
 7.001% to  7.500% .........           2                 614,053            20.14
 8.001% to  8.500% .........           2                 800,405            26.25
 8.501% to  9.000% .........           1                 566,673            18.59
 9.501% to 10.000% .........           2                 421,930            13.84
11.501% to 12.000% .........           1                  39,964             1.31
12.501% to 13.000% .........           1                 142,274             4.67
                                       -              ----------           ------
 Total .....................          10              $3,048,669           100.00%
                                      ==              ==========           ======

                                    ANNEX B

                       GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES


     Except under limited circumstances, the globally offered Mortgage Pass-Through Certificates, Series 2002-2, refered to as global securities will be available only in book-entry form. Investors in the global securities may hold the global securities through any of DTC or, upon request, Euroclear or Clearstream, Luxembourg. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice i.e., seven calendar day settlement.

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

     Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

     Non-U.S. holders as described below of global securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers' accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

     Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream, Luxembourg participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

     Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the global securities are credited to their accounts one day later.

     As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream, Luxembourg participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date i.e., the trade fails, receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase global securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

     Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

     Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

     Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

     U.S. Federal Income Tax Reporting Procedure. The global securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years from the close of the calendar year in which collected.

     U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a certificate that is for United States federal income tax purposes

         (a)  a citizen or resident of the United States,

         (b) a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

         (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or

         (d) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a certificate that is not a U.S. person.

     Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation requirements and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS


                                $2,003,994,800
                           ASSET-BACKED CERTIFICATES

                               ASSET-BACKED BONDS

                             ---------------------

                           AAMES CAPITAL CORPORATION,
                                  AS SPONSOR
                     AAMES CAPITAL ACCEPTANCE CORPORATION,
                            AS SPONSOR OR DEPOSITOR

                            ---------------------

The securities are obligations only of the related trust and are not insured or by any governmental agency.

The securities involve significant risks. We recommend that you review the information under "Risk Factors" in the related prospectus supplement.

This prospectus must be accompanied by a prospectus supplement for the particular series.


SECURITIES OFFERED

 o asset-backed certificates, asset-backed bonds or a combination

 o rated in one of the four highest rating guaranteed categories by at least one nationally recognized rating organization

 o not listed on any trading exchange

ASSETS

 o mortgage loans secured by first or second liens on residential or mixed used properties

 o securities backed by those types of mortgage loans

 o may include one or more forms of enhancement

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.


     The applicable sponsor may offer securities through underwriters or by other methods described under the caption "Method of Distribution."



                The date of this prospectus is December 6, 2002

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The applicable sponsor, as creator of each trust, has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the bonds and the certificates offered pursuant to this prospectus. The Registration Statement includes information about the securities which is not included in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 6061-2511 and Seven World Trade Center, New York, New York 10048. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission's site on the World Wide Web located at http://www.sec.gov.

     Each trust will be required to file with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the securities Exchange Act of 1934, as amended, (a) a Current Report on Form 8-K each month after the month of formation of that trust and prior to the expiration of the fiscal year of the sponsor in which that trust was formed and (b) an annual report on Form 10-K within 90 days after the end of the calendar year in which the trust was formed. Each Form 8-K will include as an exhibit the monthly statement to securityholders of the related series. The Form 10-K will include certain summary information about the trust. Any reports and documents so filed by or on behalf of a trust before the termination of the offering of the securities of that trust will be incorporated in this prospectus. If the information incorporated by reference in this prospectus modifies or changes the information in this prospectus, the modified or changed information will control, and if any information incorporated by reference in this prospectus is itself modified or changed by subsequent information incorporated by reference, the latter information will control. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

     The applicable sponsor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement, other than exhibits to the documents unless these exhibits are specifically incorporated by reference in the document. Written requests for copies should be directed to General Counsel, Aames Capital Corporation, 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071. Telephone requests for copies should be directed to the sponsor, at (323) 210-5000. IN ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MUST MAKE THEIR INVESTMENT DECISIONS.

                                USE OF PROCEEDS


     The sponsor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o to establish any reserve fund, pre-funding account or segregated trust account,

     o to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement and

     o   for its general corporate purposes.

                      AAMES CAPITAL ACCEPTANCE CORPORATION

     Aames Capital Acceptance Corporation, called either ACAC or the sponsor, was incorporated in the State of Delaware on February 4, 1997 and is a wholly owned limited purpose finance subsidiary of Aames Capital Corporation. ACAC maintains its principal office at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071 and its telephone number is (323) 210-5000. ACAC was organized for the sole purpose of facilitating transactions of the type described in this prospectus; specifically, the purchasing, holding, owning and transferring all right, title and interest in Mortgage Loans and any activities incidental to and necessary or convenient for the accomplishment of such purpose. ACAC does not have, and is not expected in the future to have, any significant assets.

     If specified in the related prospectus supplement, ACAC may act as depositor to the related trust described therein and references in this prospectus to ACAC as sponsor may also be read to include ACAC in its capacity as depositor.

     ACAC's Certificate of Incorporation places substantial restrictions on the operations and management of ACAC such that a voluntary or involuntary application for bankruptcy protection is unlikely. Neither ACAC nor any of its affiliates will insure or guarantee distributions on the securities of any series.

                           AAMES CAPITAL CORPORATION

GENERAL

     Aames Capital Corporation, called either ACC or the sponsor, was incorporated in the State of California on August 13, 1993 and is a wholly owned subsidiary of Aames Financial Corporation. ACC is primarily engaged in acquiring, owning, transferring and servicing mortgage loans. ACC maintains its principal offices at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071 and its telephone number is (323) 210-5000. Neither ACC nor any of its affiliates will insure or guarantee distributions on the securities of any series. Either ACC, or such other entity identified in the related Pooling and Servicing Agreement, will act as servicer with respect to the mortgage loans included in the mortgage pool for any series of securities.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     The following table sets forth delinquency, foreclosure and loss information relating to ACC's servicing portfolio as of or for the periods indicated:




                                                               AS OF OR FOR THE FISCAL YEARS ENDED JUNE 30,
                                                              -----------------------------------------------
                                                                        1998              1999           2000
                                                                        ----              ----           ----
                                                                          (DOLLARS IN THOUSANDS)
Percentage of dollar amount of delinquent loans to
 loans serviced (period end)(1)(2)(3)
 One Month ................................................            3.8%              2.4%          1.9%
 Two Months ...............................................            1.3               1.0           0.8
 Three or More Months:
   Not Foreclosed(4) ......................................            9.0              10.3           9.0
   Foreclosed(5) ..........................................            1.5               2.0           1.9
                                                                ----------        ----------     ---------
   Total ..................................................           15.6%             15.7%         13.6%
                                                                ==========        ==========     =========
Percentage of dollar amount of loans foreclosed
 during the period to loans serviced (2)(3) ...............            2.0%              2.9%          3.6%
Number of loans foreclosed during the period ..............          1,125             1,680         1,854
Principal amount of foreclosed loans during the
 period ...................................................     $   84,613         $ 122,445     $ 135,629
Number of loans liquidated during the period ..............            812             1,518         2,749
Net losses on liquidations during the period(6) ...........     $   26,488         $  51,730     $  96,119
Percentage of losses to average servicing portfolio(3).....            0.7%              1.2%          2.6%
Servicing portfolio at period end .........................     $4,147,000        $3,841,000     3,560,000


----------
(1)   Delinquent loans are loans for which more than one payment is past due.

(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans originated or purchased by ACC and, in each case, serviced by ACC and any subservicers as of the end of the periods indicated.

(3) The servicing portfolio used in the percentage calculations includes loans subserviced for others by ACC on an interim basis of $82.0 million, $84.0 million and $280.2 million at June 30, 1998, June 30, 1999 and June 30, 2000, respectively.

(4) Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.

(5) Represents properties acquired following a foreclosure sale and still serviced by ACC at period end.

(6) Represents losses, net of gains, on properties sold through foreclosure or other default management activities during the period indicated.

(7) The percentages for periods subsequent to June 30, 1998 were calculated to reflect the dollar volume of loans foreclosed or annualized losses, as the case may be, to the average dollar amount of mortgage loans serviced by ACC and any subservicers during the related periods indicated.

      Because foreclosures and losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and losses as a percentage of the current portfolio can understate the risk of future delinquencies, losses or foreclosures.

     There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the mortgage loans or with respect to any mortgage pool will be comparable to the experience reflected above for home equity mortgage loans originated or purchased and serviced by affiliates of ACC. Because certain mortgage loans may have been underwritten pursuant to standards that rely primarily on the value of the related mortgaged properties rather than the creditworthiness of the related mortgagors, the actual rates of delinquencies, foreclosures and losses on such mortgage loans, particularly in periods during which the value of the related mortgaged properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. To the extent the underwriting guidelines of ACC permit higher initial combined loan-to-value ratios than those that have been required historically, or to the extent mortgage pools contain a larger percentage of higher credit grade loans than have historically been the case, losses realized on foreclosures of the related mortgaged properties may be higher than the experience reflected above for home equity mortgage loans originated or purchased and serviced by affiliates of ACC. In addition, the rate of delinquencies, foreclosures and losses with respect to the mortgage loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions.

                                THE ORIGINATORS

     ACC may either acquire mortgage loans originated by one or more subsidiaries of Aames Financial Corporation, which are called affiliated originators in this prospectus, or originated by entities unaffiliated with ACC, which are called unaffiliated originators in this prospectus. The affiliated originators and unaffiliated originators are collectively called originators.

UNDERWRITING GUIDELINES

     All mortgage loans originated by affiliated originators will be underwritten in accordance with standard underwriting guidelines developed by ACC and the related affiliated originator, as described below. Unless otherwise specified in the related Prospectus supplement, mortgage loans originated by unaffiliated originators are reunderwritten in accordance with the applicable underwriting guidelines. In connection with certain purchases of mortgage loans from unaffiliated originators, ACC may decide, after evaluating a number of factors, including ACC's previous experiences with a particular unaffiliated originators, the size of the loan portfolio and other relevant information to complete such purchase without re-underwriting the entire loan portfolio. In such cases, ACC will re-underwrite a statistically significant sample of the loans in that portfolio to confirm compliance with ACC's underwriting guidelines.

     ACC's underwriting guidelines are designed to assess the borrower's creditworthiness and the adequacy of the real property as collateral for the loan. The borrower's creditworthiness is assessed by examination of a number of factors, generally including calculation of debt-to-income ratios (which is the sum of the borrower's monthly debt payments divided by the borrowers' monthly income before taxes and other payroll deductions) an examination of the borrower's credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower's payment history with respect to existing mortgages, if any, on the property.

     Credit scores are obtained by ACC in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two-years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio or combined loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

     An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the real property and a calculation of the ratio of all mortgages existing on the property (including the loan applied for) to the appraised value of the real property at the time of origination. This ratio is called the combined loan-to-value ratio. As a lender that specializes in loans made to credit impaired borrowers, ACC ordinarily makes mortgage loans to borrowers with credit histories or other factors that would typically disqualify them from consideration for a loan from traditional financial institutions. Consequently, ACC's underwriting guidelines generally require lower combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution. Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the real property as determined through inspection. Appraisals on loans purchased by ACC are reviewed by ACC's own appraisers or by qualified contract appraisers approved by ACC to assure that they meet ACC's standards.

     The underwriting of a mortgage loan to be originated or purchased by ACC includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to ACC for purchase must be approved by ACC in accordance with its underwriting criteria. ACC regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

     ACC requires title insurance coverage issued on an American Land Title Association (or similar) form of title insurance on all residential real property securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect ACC against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

     During the fiscal year ended June 30, 2002, each of ACC's traditional retail branch office network, National Loan Centers and the independent mortgage broker channel employed its own underwriting guidelines. While broadly similar, the underwriting guidelines varied among the origination channels. The following generally summarizes ACC's underwriting guidelines in effect during the year ended June 30, 2002 and through September 13, 2002:

     o each of the origination divisions employs its own "traditional" underwriting program, under which the borrower's mortgage credit and consumer credit are each scored and weighted to determine the overall credit grade of the borrower with the borrower then being assigned an "A+/A" through "D" credit grade, and

     o the broker channel and the National Loan Centers each also utilized a credit score/and loan-to-value ratio based underwriting program, referred to as the "SNAP program", under which the borrower's credit score as reported by various reporting agencies and the loan-to-value ratio, known as the LTV, of the loan are used to determine whether the borrower qualifies for the loan requested and the appropriate pricing for that loan. Loans under this program were converted to "traditional" underwriting credit scores for reporting purposes.

     Effective September 16, 2002, ACC has consolidated the underwriting guidelines for the three channels into one set of unified guidelines. These new guidelines have three separate programs or approaches to underwriting and pricing. They are the TRADITIONAL UNDERWRITING GUIDELINES, CREDIT SCORE GUIDELINES, AND THE MORTGAGE ONLY GUIDELINES. The Traditional Underwriting Guidelines are substantially similar to the Traditional Underwriting Guidelines in use through September 13, 2002. The new Credit Score Guidelines replace the SNAP program and are discussed below. The last program is Mortgage Only, and this program was previously included as a subset of the Traditional Underwriting Guidelines.

     Set forth below is a general description of the different underwriting guidelines designed to provide an overview of the general credit considerations utilized by ACC. The description is not intended to be a detailed explanation of all credit considerations analyzed by ACC in underwriting loans. ACC regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

     "Traditional" Underwriting Guidelines. Under the traditional underwriting guidelines, ACC assigns a credit grade (A, A-, B, C, C- and D) to each loan it originates depending on the risk profile of the loan, with the higher credit grades exhibiting a lower risk profile and the lower credit grades exhibiting increasingly higher risk profiles. Generally, the higher credit grade loans have higher loan-to-value ratios and carry a lower interest rate. The following chart generally outlines the parameters of the credit grades of ACC's traditional underwriting program. ACC eliminated the D Credit Grade in the new guidelines effective on September 16, 2002 and made certain other changes.




                        "A" CREDIT         "A-" CREDIT        "B" CREDIT        "C" CREDIT       "C-" CREDIT        "D" CREDIT
                          GRADE               GRADE             GRADE             GRADE             GRADE              GRADE
                   ------------------- ----------------- ------------------- ----------------- ------------------ ----------------
GENERAL REPAYMENT  Has good            Has good credit   Generally good      Marginal credit   Marginal credit    Designed to
                   credit.             but might have    mortgage pay        history which is  history not        provide a
                                       some minor        history but may     offset by other   offset by other    borrower with
                                       delinquency.      have marginal       positive          positive           poor credit
                                                         consumer credit     attributes.       attributes.        history an
                                                         history.                                                 opportunity to
                                                                                                                  correct past
                                                                                                                  credit problems.

EXISTING MORTGAGE  Maximum of          Nor more than     No mor than         Can have six      No more than       Greater than
LOANS              one 30-day          59 days late at   89 days late at     30-day lates and  149 days           150 days
                   late* in past 12    closing and a     closing and a       two 60-day lates  delinquent in      delinquent in
                   months              maximum of        maximum of          or one 90-day     the past 12        the past 12
                                       two 30-day lates  four 30-day         late in the past  months. Can        months.
                                       in the past 12    lates in the past   12 months;        have multiple
                                       months.           12 months or        currently not     90-date lates or
                                                         one 60-day late     more  than 119    one 120 day
                                                         and two 30-day      days late at      late in the past
                                                         lates.              cloing.           12 months.


CONSUMER CREDIT    Consumer            Consumer           Consumer            Consumer          Consumer           Consumer
                   credit is good in   credit is good in  credit most be      credit is fair in credit is poor in  credit is poor in
                   the last 12         the last 12        satisfactory in     the last 12       the last 12        the last 12
                   months. Up to       months. Up to      the last 12         months. The       months with        months. The
                   25% of credit       35% of credit      months. Up to       majority of the   currently          majority of the
                   report items        report items       40% of credit       credit is not     delinquent         credit is
                   derogatory with     derogatory with    report items        currently         accounts. Up to    derogatory
                   no 60-day or        no 90-day or       derogatory.         delinquent. Up    60% of credit      (more than
                   more lates.         more lates.                            to 50% of credit  report items       60%).
                                                                              report items      derogatory.        Percentage of
                                                                              derogatory.                          derogatory
                                                                                                                   items not a
                                                                                                                   factor.

                   Generally,          Generally,        Generally,          Generally,        Generally,         Generally,
                   requires a          requires a        requires a          requires a        requires a         requires a
                   minimum credit      minimum credit    minimum credit      minimum credit    minimum credit     minimum credit
                   score of 600.       score of 580.     score of 560.       score of 530.     score of 500.      score of 500.

                      "A" CREDIT         "A-" CREDIT        "B" CREDIT         "C" CREDIT         "C-" CREDIT         "D" CREDIT
                         GRADE              GRADE              GRADE              GRADE              GRADE              GRADE
                  ------------------ ------------------ ------------------ ------------------ ------------------- ----------------
BANKRUPTCY        2 years since      2 years since      1 year since       Bankruptcy         Bankruptcy          Current
                  discharge or       discharge or       discharge with     filing 12 months   filed within last   bankruptcy
                  dismissal with     dismissal with     reestablished      old, discharged    12 months and       must be paid
                  reestablished      reestablished      "B" credit or 18   or dismissed       discharged or       through loan.
                  "A" credit.        "A-" credit.       months since       prior to           dismissed prior
                                                        discharge          application.       to application.
                                                        without
                                                        reestablished
                                                        credit.

MAXIMUM LOAN-TO-
 VALUE RATIO:

 OWNER OCCUPIED   Generally 90%      Generally 90%      Generally 80%      Generally 75%      Generally 70%       Generally 65%
                  for a 1 to 4       for a 1 to 4       for a 1 to 4       for a 1 to 4       for a 1 to 4        for a 1 to 4
                  family dwelling.   family dwelling.   family dwelling.   family dwelling.   family dwelling.    family dwelling.

 NON-OWNER        Generally 80%      Generally 75%      Generally 70%      Generally 65%      Generally 65%       Generally 60%
 OCCUPIED         for a 1 to 4       for a 1 to 4       for a 1 to 4       for a 1 to 4       for a 1 to 4        for a 1 to 4
                  family dwelling.   family dwelling.   family dwelling.   family dwelling.   family dwelling.    family dwelling.

* A "rolling" late in which a borrower becomes 30 or 60 days delinquent and makes subsequent mortgage payments but remains consistently 30 or 60 days delinquent as the case may be is considered one 30-day late or 60-day late for underwriting purposes.

     "SNAP" Underwriting Program. The SNAP program in effect through September 13, 2002, used the credit score of the primary borrower (i.e., the borrower with the majority of total income) to determine program eligibility and then to determine the maximum LTV and interest rate for which the borrower may qualify. The minimum acceptable credit score under the SNAP program was 500.

     In most cases, the payment history of the borrower under the existing mortgage loan was also taken into consideration. Borrower with lower credit scores generally qualified for lower maximum LTVs and were charged higher interest rates than borrowers with higher credit scores. Under the SNAP program, a verification of the borrowers' mortgage payment history under their existing mortgage loan over the most recent 12 months was required in all cases where the primary borrower's credit score was less than 600 (640 for loans less than $100,000). The maximum LTV allowed and the interest rate for the loan indicated by the SNAP program were adjusted based on the borrower's past mortgage payment history. Under the SNAP program, a poor mortgage payment history resulted in a lower maximum LTV and a higher interest rate (comparable to the maximum LTV and interest rate for a borrower with a lower credit score) in order to reflect the increased risk of default indicated by the mortgage payment history. The LTV and credit score adjustments are set forth in the chart below.

                                   ADJUSTED CREDIT SCORE AND MAXIMUM LTV
                               BASED UPON MORTGAGE LATES IN PREVIOUS MONTHS
               -----------------------------------------------------------------------------
ACTUAL                  4X30 AND 0X60;   12X30 AND 2X60;
CREDIT SCORE    2X30    2X30 AND 1X60     12X30 AND 1X90   12X60 AND 1X120        1X150
-------------- ------ ----------------- ----------------- ----------------- ----------------
700+           600    560; 80%max LTV   550; 75%max LTV   520; 70%max LTV   500; 65%max LTV
680            600    560; 80%max LTV   550; 75%max LTV   520; 70%max LTV   500; 65%max LTV
660            600    560; 80%max LTV   550; 75%max LTV   520; 70%max LTV   500; 65%max LTV
640            600    560; 80%max LTV   550; 75%max LTV   520; 70%max LTV   500; 65%max LTV
620            600    560; 80%max LTV   550; 75%max LTV   520; 70%max LTV   500; 65%max LTV
600            600    560; 80%max LTV   550; 75%max LTV   520; 70%max LTV   500; 65%max LTV
580            580    560; 80%max LTV   550; 75%max LTV   520; 70%max LTV   500; 65%max LTV
560            560    560; 80%max LTV   550; 75%max LTV   520; 70%max LTV   500; 65%max LTV
540            540    540               540               520; 70%max LTV   500; 65%max LTV
520            520    520               520               520; 70%max LTV   500; 65%max LTV
500            500    500               500               500               500

     For example, under the SNAP program, in the case of a borrower with a credit score of 640 who qualifies for a maximum LTV of 90%, the borrower's actual credit score of 640 was used for purposes of qualifying for the loan and determining the applicable interest rate and the 90% maximum LTV allowed would not be adjusted downward. However, if that same borrower with the 640 credit score had two 30-day late payments in the previous 12 months (i.e., 2x30), the credit score used for purposes of qualifying and determining pricing, would fall to 600--and the maximum LTV would have decreased to 80%. In addition, the interest rate for that loan would have been determined as if the borrower's credit score were 600 (instead of the actual credit score of 640). If that same borrower had a mortgage delinquency of 2x30 and 1x60 or 4x30 and 0x60 during the previous 12 months, then the loan would have been priced as if the credit score was 560. If that borrower had a mortgage delinquency of 12x30 and 2x60 or 12x30 and 1x60 or 1x90 for the previous 12 months, then the maximum LTV would have fallen to 75% and the loan would be priced as if the credit score was 550. If that borrower had a mortgage delinquency of 12x90, or 12x60 and 1x90 and 1x120 for the previous 12 months, then the maximum LTV decreases to 70% and the credit score used for pricing falls to 520. If that borrower had a mortgage delinquency of 1x150 or more for the previous 12 months, then the maximum LTV falls to 65% and the loan would be priced as if the credit score were 500.

     CREDIT SCORE GUIDELINES--These guidelines, which replaced the SNAP program, require a minimum credit score of 550, a 12 month mortgage (or rental) history, and a minimum of 12 months seasoning for bankruptcy, foreclosure, or notice of default. The table below illustrates these guidelines.

        CREDIT GRADE              A+          A           A-          B           C
---------------------------- ----------- ----------- ----------- ----------- ----------
12 Month Mortgage History       0x30        1x30        3x30        1x60        1x90
Minimum Credit Score            580         560         560         550         550
BK/NOD/FC Seasoning          24 months   24 months   24 months   18 months   12 months
Full Doc Owner Occupied Max
LTV                             100%        100%        90%         85%         80%
Full Doc Non-Owner Occupied
Max LTV                         85%         85%         80%         80%         75%

     Borrowers with credit scores below 550 (but 500 or above) are ineligible for the Credit Score Guidelines, but may be eligible to qualify for a loan under either the Traditional Underwriting Guidelines or the Mortgage Only Guidelines.

     MORTGAGE ONLY GUIDELINES--This program is generally aimed at customers that have not paid their consumer credit in a timely basis, but consistently pay their mortgage. The minimum credit score for the mortgage only program is
500. Borrowers with credit scores below 500 generally are not eligible under any of ACC's underwriting guidelines. The main elements of these guidelines are illustrated below.

        CREDIT GRADE             A+          A           A-
--------------------------- ----------- ----------- -----------
12 Month Mortgage History      0x30        2x30        3x30
Minimum Credit Score           550         500          500
NOD/FC Seasoning            None Ever   None Ever     2 Years
Bankruptcy Seasoning         2 Years     2 Years      2 Years
                              since       since        since
                            Discharge   Discharge    Discharge
                                                        of
                                                     Chapter 7
                                                        or
                                                    Chapter 13
                                                      filing
Maximum Loan Amount         $300,000    $300,000     $250,000
Maximum LTV                    85%         80%          75%

DOCUMENTATION

     ACC's mortgage programs include several levels of documentation used to verify the borrower's income:

     o Full Documentation: The highest level of income documentation. Generally a stable, two-year history of the income is required. A wage-earner may document income by any of the following: a verification of employment; the borrower's most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent two-years IRS Form 1040's and a year-to-date statement of profit-and-loss; or the borrower's most recent 24-months personal bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years federal tax returns or bank statements. Comparable documentation is required from self-employed borrowers.

     o Limited Documentation: For borrowers who have less than a two-year history of stable income or who otherwise cannot meet the requirements of the full documentation program. This program generally requires a six-month history of stable income, together with six-months personal bank statements to support their qualifying income.

     o Stated Income: Available only for self-employed borrowers or wage earners with "A" through "C" credit grades or a minimum 550 credit score. The borrower's income used to qualify for the loan is taken from the borrower's signed application and must be reasonable for the borrower's line of work or profession. Self-employed borrowers with a credit score between 550 and 600 must establish that their related business has been in existence for at least six months.

REPRESENTATIONS BY ORIGINATORS AND THE TRANSFERORS

     Generally, an unaffiliated originator will make certain representations and warranties with respect to the mortgage loans, when the mortgage loans are sold by such unaffiliated originator to the sponsor. The sponsor will make comparable representations and warranties with respect to the mortgage loans being transferred pursuant to the related pooling and servicing agreement or indenture, as applicable.

     Such representations and warranties generally include, among other things, that (A) at the time of the sale by the originator of each mortgage loan and,
(B) at the time of the conveyance by the sponsor of each mortgage loan into the related mortgage pool:

      (i) the information with respect to each mortgage loan set forth in the loan schedule and delivered upon conveyance of the mortgage loan is true and correct as of the related cut-off date;

      (ii) the proceeds of each mortgage loan have been fully disbursed and there are no obligations to make further disbursements with respect to any mortgage loan;

      (iii) each mortgaged property is improved by a single, one-to four-family residential dwelling, which may include a condominium, townhouse or manufactured home which is permanently affixed to and treated as real property under local law;

      (iv) each mortgage loan had, at the time of origination, either an attorney's certification of title or a title search or title policy;

      (v) as of the related cut-off date, each mortgage loan is secured by a valid and subsisting lien of record on the mortgaged property;

      (vi) each originator held good and indefeasible title to, and was the sole owner of, each mortgage loan conveyed by such originator; and

      (vii) each mortgage loan was originated in accordance with law and is the valid, legal and binding obligation of the related mortgagor, subject to certain limitations.

     Upon the discovery of a breach of a representation and/or warranty with respect to a mortgage loan made by the sponsor under the related pooling and servicing agreement or indenture, as applicable, after conveyance of the related mortgage loan to a mortgage pool, the sponsor may be required to withdraw such mortgage loan from such mortgage pool or remove such mortgage loan from the mortgage pool and convey a substantially similar mortgage loan to the mortgage pool in substitution therefore.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each series of bonds will be issued pursuant to an indenture between the related trust and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will also be issued in series pursuant to either a separate pooling and servicing agreement or trust agreement among the seller, the servicer, if the series relates to loans, and the trustee. A form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both bonds and certificates.

     The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions, including definitions of terms, are incorporated in this prospectus by reference as part of the summaries.

     Each series of securities will consist of one or more classes of securities, one or more of which may have different payment characteristics. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

     Unless otherwise specified in the related prospectus supplement, distributions or payments, as applicable, on securities will be made only from the assets of the related trust or trust estate, as applicable, and the securities will not represent interests in or obligations of the sponsor, the servicer, the trustee, any originator or any other person. The assets of each trust or trust estate, as applicable, will consist of one or more of the following, to the extent set forth in the related prospectus supplement:

     o mortgage loans that from time to time are subject to the related pooling and servicing agreement or indenture, as applicable;

     o the assets of the trust or the trust estate that from time to time are required by the pooling and servicing agreement or indenture, as applicable, to be deposited in the certificate account or bond account, as applicable, the collection account and any other accounts, which are collectively called accounts, or invested in permitted investments;

     o   property and any proceeds from such property acquired by foreclosure;

     o   any financial guaranty insurance policy;

     o   any insurance policy relating to a mortgage loan;

     o   any bankruptcy bond;

     o   any funds on deposit in any reserve account; and

     o all rights under any other insurance policies, guarantees, surety bonds, letters of credit or other credit enhancement.

     Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement, which may be different for each class or for the payment of principal and interest. Payments will be made by check mailed to holders of the applicable series, registered at the close of business on the record date specified in the related prospectus supplement applicable to that distribution date at their addresses appearing on the security register. However payments may be made by wire transfer which shall be at the expense of the holder requesting payment by wire transfer in the circumstances described in the related prospectus supplement. In addition, the final payment of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment is expected to be made to the holder of that security.

     Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the mortgage loans for a series, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement will be deposited directly into the collection account or the certificate account. If provided in the related prospectus supplement, the deposited amounts may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts may subsequently be deposited into the certificate account and will be available to make payments on the securities of the applicable series on the next applicable distribution date.

BOOK-ENTRY SECURITIES

     If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The Depository Trust Company is referred to as DTC. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC, referred to as Cede. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold the omnibus positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security, called a "definitive security". Unless and until definitive securities are issued, it is anticipated that the only "certificateholder" or noteholder, as applicable, will be Cede & Co., as nominee of DTC. Owners are only permitted to exercise their rights indirectly through participants and DTC.

     Ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of that book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate.

     Owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective owners. Accordingly, although owners will not possess certificates, the rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

     Beneficial owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing those participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the rules of DTC, and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     ClearstreamBanking, Societe anonyme, Luxembourg, formerly Cedelbank and which we call Clearstream, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thus eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depositary for Clearstream, Luxembourg, with respect to the Securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures.

     Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank S.A./NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. Terms and conditions and the related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions and the related operating procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions, to the extent received by the relevant depositary for Euroclear, with respect to Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions.

     Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical certificates for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of these securities in the secondary market since potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the beneficial owners' book-entry securities are credited.

     DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include book-entry securities. Clearstream, Luxembourg or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the applicable agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

     o DTC or the sponsor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the sponsor or the trustee is unable to locate a qualified successor, or

     o the sponsor, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will then recognize the holders of the definitive securities as certificateholders or bondholders, as applicable, under the applicable agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the sponsor, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DISTRIBUTIONS AND PAYMENTS ON SECURITIES

     Unless otherwise specified in the related prospectus supplement or indenture, distributions or payments of principal and interest on the related certificates or bonds, as applicable, will be made by the trustee on each distribution date or payment date, as applicable, specified in the related prospectus supplement or indenture, in the amounts specified in the related prospectus supplement or indenture. Distributions or payments will be made to the persons in whose names the securities are registered at the close of business on the record dates specified in the prospectus supplement or indenture. Distributions or payments will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for securityholders or, to the extent described in the related prospectus supplement, by wire transfer or by such other means as are described therein, except that the final distribution or payment in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the final distribution notice to securityholders.

     With respect to a given series of certificates, each class of certificates within such series will evidence the interests specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions or payments, as applicable, on the securities of such series.

     Distributions or payments allocable to principal and interest on the securities of a series will be made by the trustee out of, and only to the extent of, funds in a segregated account established and maintained by the trustee for the deposits of such amounts which is called the certificate account, with respect to certificates, and the bond account, with respect to bonds. Unless otherwise specified in the prospectus supplement relating to a given series of securities, distributions or payments, as applicable, on the securities of any class of a series will be made pro rata to all related securityholders of that class.

AVAILABLE FUNDS

     All distributions or payments on the securities of each series on any distribution date or payment date will be made from the funds available for distribution or payment, as applicable, on such distribution date or payment date in accordance with the terms described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, such funds, called available funds, will consist of the following amounts:

      (a) all payments of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related mortgage pool, received by the servicer during the related collection period other than:

           o all payments which were due before the cut-off date;

           o late payment fees and other amounts retained by the servicer as additional compensation;

           o reimbursements for advances made by the servicer;

           o that portion of each collection of interest to be retained by the servicer as servicing compensation; and

           o trustee fees and expenses or other fees payable out of the related trust or trust estate;

      (b) net liquidations proceeds and insurance proceeds;

      (c) the amount of any monthly advance or compensating interest payment made by the servicer and deposited in the certificate account or bond account; and

      (d) if applicable, amounts withdrawn from a reserve account or a prefunding account or received in connection with other credit enhancement.

PAYMENTS OF INTEREST

     The securities of each class by their terms entitled to receive interest will bear interest calculated on the basis of a 360-day year and either the actual number of days in the applicable accrual period or twelve 30-day months, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on the securities of a series will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal of that class. Interest will accrue on the principal balance or notional balance of the securities entitled to interest, at a fixed rate or variable rate and for the periods specified in the related prospectus supplement. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal of the applicable zero coupon security on the related distribution date.

     Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the related distribution date.

PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the holders of the securities of that series on which principal is then payable, to the extent set forth in the related prospectus supplement. Payments will be made in an aggregate amount as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority set forth in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.


     The timing and amounts of distributions allocable to interest and principal and, if applicable, principal prepayments and scheduled payments of principal, to be made on any distribution date may vary among classes over time, or otherwise, as specified in the prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

     Except as otherwise set forth in the related prospectus supplement, on or before each distribution date or payment date each securityholder of record of the related series of securities will be entitled to receive a statement or, if provided in the related prospectus supplement, the trustee will make available on its web site such information, setting forth, to the extent applicable to such series, the following information with respect to the related distribution date or payment date:

      (a) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

      (b) the amount of interest distributed to holders of the related securities and the current interest on the securities;

      (c) the amounts of

          o any overdue accrued interest included in the distribution,

          o any remaining overdue accrued interest with respect to the securities or

          o any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

      (d) the amounts of

          o any overdue payments of scheduled principal included in the distribution,

          o any remaining overdue principal amounts with respect to the related securities,

          o any current shortfall in receipt of scheduled principal payments on the related mortgage loans or

          o any realized losses to be allocated as reductions in the outstanding principal balances of the related securities;

      (e) the amount received under any related credit enhancement, the remaining amount available under that credit enhancement and the amount reimbursed to the enhancer, if any;

      (f) if applicable with respect to a given series of securities, the aggregate amount

          o otherwise allocable to the subordinated securityholders on such distribution date and

          o withdrawn from a reserve account, if any, that is included in the amounts distributed with respect to senior securities;

      (g) the aggregate outstanding principal balance of the mortgage loans, on the distribution date or payment date, and that amount expressed as a percentage of the cut-off date principal balance;

      (h) if applicable with respect to a given series of certificates, the percentage of principal payments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

      (i) for any variable rate security, the related interest applicable to the distribution on the distribution date or payment date, as applicable;

      (j) the number and aggregate principal balance of mortgage loans in the related mortgage pool that were delinquent

          o one month,

          o two months and

          o three or more months

     as of the end of the related collection period;


      (k) the number and aggregate principal balance of all mortgage loans in foreclosure or other similar proceedings, and the value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;


      (l) if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution or payment, as applicable, on the distribution date or payment date, as applicable;


      (m) if applicable, during the funding period, the remaining prefunding amount and the portion of the prefunding amount used to acquire additional mortgage loans since the preceding distribution date or payment date as applicable;


      (n) if applicable, during the funding period, the amount remaining in the capitalized interest account; and


      (o) the amount of monthly advances, servicing advances and/or compensating interest payments, if any, made since the preceding distribution date or payment date, as applicable.

   Where applicable, any amount set forth above may be expressed as a dollar amount of the related securities having the denomination or interest specified either in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

   In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each person who was a securityholder of record at any time during such calendar year (a) a report as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

                              CREDIT ENHANCEMENT

     The amounts and types of credit enhancement arrangements and the provider of credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for any series of securities may cover one or more classes of bonds or certificates, and accordingly may be exhausted for the benefit of a particular class of bonds or certificates and subsequently be unavailable to other classes of bonds or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

     If and to the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following or any combination of the following:

     o Financial Guaranty Insurance Policy which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate, as opposed to timely, payment of principal of, the applicable class or classes of securities;

     o Overcollateralization which will equal the excess of the aggregate principal balance of the mortgage loans over the aggregate principal balance of the securities. Overcollateralization may take the form of the initial or subsequent deposit of mortgage loans to create this excess or may build over time from the application of excess cash amounts generated by the mortgage loans to accelerate the amortization of the applicable class or classes of securities;

     o Crosscollateralization in which certain excess available funds with respect to one group of securities will be available to cover certain shortfalls and to create overcollateralization with respect to the securities in another group of securities within the same trust. The prospectus supplement for a series of securities which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature;

     o Letter of Credit which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from excess cash amounts generated by the mortgage loans. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

     o Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from excess cash amounts generated by the mortgage loans. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

     o Insurance Policies which may insure a portion of the loans or underlying loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

     o Subordinate securities which will be subordinated in the right to receive distributions to one or more other classes of securities of the same series, some or all of which may themselves be subordinated to other classes of that series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of particular types of losses on the mortgage loans may be allocated to one or more classes of the subordinate securities prior to the allocation of those losses to other classes of subordinate certificates and/or the senior securities of the applicable series; or

     o Derivative Products which may include a swap to convert floating or fixed rate payments, as applicable, on the mortgage loans into fixed or floating rate payments, as applicable, on the securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the mortgage loans and/or the securities. Any derivative product will constitute or will be structured so as to be an insurance policy or an exempt security.

     The presence of credit enhancement is intended to increase the likelihood of receipt by the certificateholders and the bondholders of the full amount of principal and interest due on the applicable certificates and bonds and to decrease the likelihood that the certificateholders and the bondholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related prospectus supplement. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest on a class of securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, securityholders of that class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of the material provisions of each pooling and servicing agreement that are not described elsewhere in this prospectus. The summary does not purport to describe all provisions of each pooling and servicing agreement, and is subject to, and qualified in its entirety by reference to, the provisions of each pooling and servicing agreement. Where provisions or terms used in a particular pooling and servicing agreement are different than as described herein, a description of such provisions or terms will be included in the related prospectus supplement.

     The mortgage loans to be included in a mortgage pool for a series of bonds will be assigned to the trustee pursuant to provisions included in the related indenture that are substantially the same as, and the obligations of the sponsor (or the related bond issuer, if a different entity, to the extent described in the related prospectus supplement), and the trustee with respect to the mortgage loans so conveyed will be substantially similar to, those described under " -- Assignment of mortgage loans" below. In addition, the mortgage loans included in a mortgage pool for a series of bonds will be serviced pursuant to the terms of a servicing agreement and any such servicing agreement will contain provisions governing the servicing of such mortgage loans that are substantially similar to the provisions included in each pooling and servicing agreement relating to servicing and collection procedures with respect to the related mortgage loans as described below. We refer you to "The Indenture -- General" herein.

ASSIGNMENT OF MORTGAGE LOANS

     Transfer of the Mortgage Loans. At the time of issuance of the securities of a series, the sponsor will transfer, convey and assign to the trust or, if as set forth in the related prospectus supplement ACAC is acting as depositor, the sponsor will transfer to the depositor and the depositor will transfer to the trust all of its respective right, title and interest in the mortgage loans and other property to be transferred to the trust for a series. An assignment will include all principal and interest due or received on or with respect to the mortgage loans after the cut-off date to the extent specified in the related prospectus supplement, except for any retained interests. The trustee will, concurrently with an assignment, execute and deliver the securities.

     The sponsor will, as to each loan, deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement a custodian on behalf of the trustee,

     o the mortgage note endorsed without recourse to the order of the trustee or in blank,

     o the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case the sponsor will certify that the original of such mortgage was delivered to such recording office,

     o  an assignment of the mortgage in recordable form,

     o all assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of a mortgage have been modified or a mortgage note has been assumed,

     o all intervening mortgage assignments with evidence of recording sufficient to show a complete chain of assignment from the originator of the mortgage loan to the related transferor, and

     o  the original lender's title insurance policy.

The trustee or the custodian, will hold such documents in trust for the benefit of the holders.

     The sponsor will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans or as to which the rating agencies advise that the omission to record therein will not affect the ratings of the Securities. If specified in the related prospectus supplement, the sponsor will cause assignments to the trustee to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement, in which event the applicable agreement may require the sponsor to repurchase from the trustee any loan the related mortgage of which is not recorded within the specified time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

     Each loan will be identified in a schedule appearing as an exhibit to the related agreement. This schedule will specify with respect to each loan:

     o the original principal amount and unpaid principal balance as of the cut-off date;

     o  the current interest rate;

     o  the current scheduled payment of principal and interest;

     o  the maturity date, if any, of the related mortgage note; and

     o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the index.

     Review of the mortgage file. The trustee will review each mortgage file within 45 days after the closing date to determine if the documents described above have been executed and received, and that such documents relate to the mortgage loans in the loan schedule.

     If within such 45-day period the trustee finds that any document constituting a part of a mortgage file is not properly executed, has not been received or is unrelated to the mortgage loans identified in the related loan schedule, or that any mortgage loan does not conform in a material respect to the description thereof as set forth in the related loan schedule, the trustee will be required to promptly notify the sponsor of any defect. The sponsor will use reasonable efforts to remedy a material defect in a document constituting part of a mortgage file within 60 days after the trustee's notice. Thereafter, the trustee shall also certify that it has received all of the documents referred to above and that all corrections or curative actions required to be taken by the sponsor within the 60-day period have been completed or effected, or that the related mortgage loans will be withdrawn or substituted, as specified below.

     Repurchase and substitution of non-conforming mortgage loans. If any document in the file relating to the mortgage loans delivered by the sponsor to the trustee, or custodian, is found to be defective in any material respect and the sponsor does not cure that defect within 60 days, or within any other period specified in the related prospectus supplement, the sponsor will, not later than 60 days or within any other period specified in the related prospectus supplement, after the trustee's notice to the sponsor of the defect, repurchase the related mortgage loan or any property acquired in respect of the mortgage loan from the trustee at a price equal to the outstanding principal balance of the mortgage loan and accrued and unpaid interest to the date of the repurchase/substitution of the mortgage loan at the rate set forth in the related agreement.

     The sponsor, may, rather than repurchase the mortgage loan as described above, remove the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans provided, however, that:

         (a) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 90 days of the date of initial issuance of the securities and

         (b) with respect to a trust fund for which a REMIC election is made, the substitution must be effected within a specified time period, and the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Any substitute mortgage loan will have, on the date of substitution,

        o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of and not substantially less than the outstanding principal balance of the deleted mortgage loan, the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders,

        o an interest rate not less than, and not more than 1% greater than, the interest rate or margin of the removed mortgage loan,

        o a remaining term-to-stated maturity neither one year or more greater than, nor one year or more less than, that of the removed mortgage loan, and

        o will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a mortgage loan.

     The sponsor will make representations and warranties with respect to mortgage loans for a series. If the sponsor cannot cure a breach of any of the representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the mortgage loan, the sponsor is obligated to repurchase the affected mortgage loan or, if provided in the related prospectus supplement, provide a substitute mortgage loan for the affected mortgage loan, subject to the same conditions and limitations on purchases and substitutions as described above.

PAYMENTS ON THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement will require the servicer to establish and maintain a collection account. The servicer will deposit all collections related to the mortgage loans into the collection account no later than the second business day after receipt. All funds in the collection accounts will be invested in as permitted investments, as described below.

     The servicer may make withdrawals from the collection account only for the following purposes:

         (a) to make deposits into the certificate account;

         (b) to pay itself any monthly servicing fees;

         (c) to make any servicing advance or to reimburse itself for any servicing advance or monthly advance previously made;

         (d) to withdraw amounts that have been deposited to the collection account in error; and

         (e) to clear and terminate the collection account.

     Unless otherwise specified in the related prospectus supplement, not later than the third day prior to any distribution date, which date is called the deposit date, the servicer will transfer to the certificate account all available funds in the collection account.

INVESTMENT OF ACCOUNTS

     Unless otherwise specified in the related prospectus supplement, amounts in any account may be invested and reinvested in one or more investments, called permitted investments. No investment in the collection account may mature later than the deposit date next succeeding the date of investment. The trustee will not in any way be held liable by reason of any insufficiency in any account resulting from any loss on any permitted investment included therein. Unless otherwise specified in the related prospectus supplement, all income or other gain from investments in any account will be held in such account for the benefit of the servicer and will be subject to withdrawal from time to time as permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will define "permitted investments" generally as follows:

         (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

         (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

         (c) Federal Home Loan Mortgage Corporation senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

         (d) Fannie Mae senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

         (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank or trust company, the short-term debt obligations of which have been assigned a minimum rating specified in the related pooling and servicing agreement by the applicable rating agency.

         (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, provided that the long-term deposits of such bank or savings and loan association are assigned a minimum rating specified in the related pooling and servicing agreement by the applicable rating agency.

         (g) Commercial paper, having original maturities of not more than 180 days, assigned a minimum rating specified in the related pooling and servicing agreement by the applicable rating agency.

         (h) Investments in money market funds assigned a minimum rating specified in the related pooling and servicing agreement by the applicable rating agency.

         (i) Other investments acceptable to the applicable rating agency.

     No instrument described above may evidence either the right to receive only interest with respect to obligations underlying such instrument or both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

ADVANCES AND COMPENSATING INTEREST

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments of principal and/or interest on loans. If specified in the related prospectus supplement, the servicer will be obligated to make monthly advances, and this obligation may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Monthly advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related prospectus supplement, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any monthly advance was made or, to the extent provided in the prospectus supplement, from payments or proceeds from other loans. If and to the extent specified in the related prospectus supplement, the servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated loan or related property. The servicer will be entitled to be reimbursed for any advances by the servicer to the extent provided in the prospectus supplement. If an advance by the servicer is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer will be entitled to reimbursement from other funds in the collection account, certificate account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent provided in the prospectus supplement.

     With respect to any mortgage loan that is liquidated or otherwise charged off during a collection period, if specified in the related prospectus supplement, the servicer will be obligated to pay, from amounts otherwise payable to the servicer as the servicing fee, any difference between the scheduled interest on such mortgage loan and the portion of the liquidation proceeds applied to interest for the month of liquidation to the date of liquidation. This amount is referred to as compensating interest. The servicer will not be entitled to be reimbursed for any payments of compensating interest. If the servicing fee in respect of such collection period is insufficient to make the entire required compensating interest payment, the resulting shortfall will reduce the amount of interest payable to the securityholders on such distribution date and such reduction will not be recoverable thereafter.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, the servicer is required to foreclose upon or otherwise comparably effect the ownership of mortgaged properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would ordinarily exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action will constitute servicing advances.

     In the case of a trust for which a REMIC election has been made, the servicer generally will be required to liquidate any mortgaged property not later than three years of its acquisition by the trustee. Unless otherwise specified in the related prospectus supplement, the sponsor or the servicer may have the right and the option to reacquire for its own account any Mortgage Loan which becomes delinquent.

GENERAL SERVICING PROCEDURES

     The servicer will service the mortgage loans, either directly or through sub-servicers, in accordance with the provisions of each related pooling and servicing agreement and the policies and procedures customarily employed by the servicer in servicing other comparable mortgage loans. Servicing includes, but is not limited to, loan processing, customer service, remittance handling, collections and liquidations.

     The servicer, or any sub-servicer, will:

     (i) execute and deliver any and all instruments of satisfaction, cancellation, release or discharge of the mortgage loans,

     (ii)   foreclosure on any mortgaged property and

     (iii) hold title in its own name to any mortgaged property upon such foreclosure.

     During a foreclosure, any expenses incurred by the servicer are added to the amount owed by the mortgagor. Upon completion of the foreclosure, the property is sold to an outside bidder, or will be passed to the mortgagee and liquidated. Servicing and charge-off policies and collection practices may change over time.

SUB-SERVICERS

     The servicer is permitted to enter into sub-servicing arrangements with certain mortgage servicing institutions, known as sub-services. Any such sub-servicing arrange-ments will not relieve the servicer of any liability associated with servicing the mortgage loans. Compensation for the services of the sub-servicer with respect to the mortgage loans will be paid by the servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

     The servicer will pay the expenses incurred in connection with the servicing of the loans, and will also pay the fees and expenses of the trustee and independent accountants, insurance policy premiums and the cost of credit support, if any, and expenses incurred in preparation of reports to holders.

     The servicer will be entitled to reimbursement for servicing advances by the servicer. The related holders will suffer no loss by reason of these servicing advances to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the applicable insurance policies has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicing advances by the servicer, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. The servicer is generally also entitled to reimbursement from the collection account for servicing advances by the servicer. In addition, the servicer will be entitled to reimbursement for monthly advances as described above under "-- Advances and compensating interest."

     The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of delinquency advances and servicing advances by the servicer, expenses or otherwise, are not subordinate to the rights of holders of that series.

     In addition, a sub-servicer may be entitled to a monthly servicing fee in a minimum amount set forth in the related prospectus supplement. The sub-servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the mortgage note or related instruments. The sub-servicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed for such expenditures. Compensation for the services of the sub-servicer shall be paid by the servicer as a general corporate obligation of the servicer.

MAINTENANCE OF HAZARD INSURANCE

     The servicer will be required to maintain fire and hazard insurance with extended coverage customary in the area where each mortgaged property is located in an amount at least equal to the least of

         (a) the outstanding principal balance owing on the mortgage loan and the related senior lien, if any,

         (b) the full insurable value of the related mortgaged property and

         (c) the minimum amount required to compensate for damage or loss on a replacement cost basis.

     If the mortgaged property is in an area identified in a federally designated special flood hazard area, the servicer will be required to cause to be maintained a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

         (a) the outstanding principal balance of the mortgage loan and the senior lien, if any,

         (b) the minimum amount required to compensate for damages or loss on a replacement cost basis or

         (c) the maximum amount of insurance available under the federal flood insurance program.

     The servicer will also be required to maintain fire, hazard and, if applicable, flood insurance on each property acquired by the trust through foreclosure in the respective amounts described above, as well as liability insurance, in each case to the extent such insurance is available. Any amounts collected by the servicer under any such policies not applied to the restoration or repair of the mortgaged property, are required to be deposited by the servicer in the collection account.

     The servicer may obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the mortgage loans. If such blanket policy contains a deductible clause, the servicer will be required to pay to the trustee the difference between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under the blanket policy.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     When any mortgaged property is being conveyed by the obligor, the servicer will be obligated to exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless exercise of the servicer's rights is not permitted under applicable law or if the enforcement of the due on sale clause would result in loss of coverage under any primary mortgage insurance policy. In this event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom property has been or is about to be conveyed, pursuant to which the person becomes liable under the loan. To the extent permitted by applicable law, the assumption of liability will not release the original borrower from its obligation under the loan. The terms of a loan may not be changed in connection with an assumption except to the extent specified in the related prospectus supplement.

VOTING

     The related prospectus supplement will set forth the method of determining allocations of voting interests with respect to a series. Each certificateholder of a class will have a voting interest equal to the product of the voting interest to which such class is collectively entitled and the certificateholder's percentage interest in such class. With respect to any provisions of the pooling and servicing agreement providing for action, consent or approval of a specified class or classes of certificates, each certificateholder of such specified class will have a voting interest in such class equal to such certificateholder's percentage interest in such class.

AMENDMENTS

     Without the consent of the certificateholders, the trustee, the sponsor and the servicer may amend the related pooling and servicing agreement for the purposes of

         (a) curing any ambiguity or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement,

         (b) if a REMIC election has been made and if accompanied by an approving opinion of counsel, removing the restriction against the transfer of a residual certificate or

         (c) complying with the requirements of the Internal Revenue Code of 1986, as amended;

provided, however, that such action pursuant to clause (c) above shall not, as evidenced by an opinion of counsel delivered to the trustee, materially and adversely affect the interests of any certificateholder. Any amendment except pursuant to clause (c) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to withdraw or reduce the then current rating of the securities. No amendment shall be permitted if such amendment shall have a material adverse affect on the sale treatment of the corpus of the trust from the sponsor or the depositor to the trustee or shall result in the consolidation of the assets and liabilities of the trust with those of the sponsor or the depositor or any affiliate thereof, as the case may be.

     The related pooling and servicing agreement may also be amended by the trustee, the sponsor and the servicer, with the prior written approval of not less than a majority of the percentage interests represented by each affected class of certificates then outstanding, as represented by all classes if all classes are affected, for the purpose of adding, changing, or eliminating the provisions thereof or modifying the rights of the certificateholders thereunder; provided, however, that no such amendment shall

         (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any certificateholder without the consent of such certificateholder or

         (b) change the percentages of percentage interests which are required to consent to any such amendments, without the consent of the certificateholders of all certificates of the class or classes affected then outstanding.

     The trustee will be required to furnish a copy of any such amendment to each certificateholder in the manner set forth in the related pooling and servicing agreement.

     EVENTS OF DEFAULT

     Unless otherwise specified in the related prospectus supplement, events of default with respect to certificates under a pooling and servicing agreement will include

         (a) any failure by the servicer to make a monthly advance as required;

         (b) failure by the servicer to make a required deposit into the collection account or certificate account;

         (c) failure by the servicer to observe or perform in any material respect its covenants or agreements in the pooling and servicing agreement;

         (d) certain events of insolvency, readjustment of debt, or similar proceedings indicating its insolvency or inability to pay its obligations; and/or

         (e) the occurrence of delinquencies and/or losses in respect of the mortgage loans in excess of levels, and for periods of time, as specified in the pooling and servicing agreement.

RIGHTS UPON EVENTS OF DEFAULT

     Unless otherwise specified in the related prospectus supplement, upon the occurrence of an event of default, certificateholders evidencing voting interests represented by all certificates aggregating not less than 51% or the trustee may terminate all of the rights and obligations of the servicer, whereupon the trustee will succeed the servicer. In the event that the trustee is unwilling or legally unable to act, it may appoint, or have a court appoint, any established institution that regularly services home equity loans that meets certain requirements set forth in the related pooling and servicing agreement, provided that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the rating assigned to the certificates by any applicable rating agency. Pending appointment of a successor servicer, the trustee shall be obligated to act as servicer. The servicing compensation to be paid, may not be greater than the servicing fee.

     Unless otherwise specified in the related prospectus supplement, no certificateholder may institute any action, suit or proceeding with respect to the related pooling and servicing agreement unless such certificateholder previously has given to the trustee written notice of default and unless certificateholders evidencing voting interests represented by all certificates aggregating not less than 51% have made written request upon the trustee to institute such action, suit or proceeding, and the trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, such certificateholders must first have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

TERMINATION; OPTIONAL TERMINATION

     Each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in any accounts or by the servicer, and required to be paid to them following the final payment or other liquidation of the last of the related mortgage loans. The seller, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of one or more classes of securities by purchasing all or part of the mortgage loans from the trust fund on or after a date specified in the related prospectus supplement, or on or after the time when the aggregate outstanding principal amount of the securities or mortgage loans, as specified in the related prospectus supplement is less than the amount or percentage specified in the related prospectus supplement. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that this examination, which has been conducted substantially in compliance with the requirements of the uniform single audit program for mortgage bankers, has disclosed no items of non-compliance with the provisions of the applicable pooling and servicing agreement that, in the opinion of the firm, are material, except for the items of non-compliance as shall be specified in such report.

     The applicable pooling and servicing agreement for each series will also provide for delivery to the trustee for that series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE SPONSOR

     The related pooling and servicing agreement will provide that neither the sponsor nor any of its directors, officers, employees or agents shall have any liability to the related trust or to any of the certificateholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related pooling and servicing agreement. The related pooling and servicing agreement will further provide that, with the exceptions stated above, the sponsor and its directors, officers, employees and agents are entitled to be indemnified and held harmless by the related trust against any loss, liability or expense incurred in connection with legal actions relating to such pooling and servicing agreement or the certificates.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The pooling and servicing agreement will provide that the trustee may resign at any time, upon appointing a successor trustee. The sponsor may remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent, upon the appointment of a successor trustee. Each pooling and servicing agreement will provide that the trustee is under no obligation to exercise any of the rights or powers vested in it by the pooling and servicing agreement at the request or direction of any of the holders of securities, unless such holders of securities shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The trustee may execute any of the rights or powers granted by the pooling and servicing agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the pooling and servicing agreement, the trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the pooling and servicing agreement.

     The trustee and any director, officer, employee or agent of the trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the pooling and servicing agreement.

                                 THE INDENTURE

GENERAL

     Each series of bonds will be issued pursuant to an indenture between the related bond issuer and the related trustee. The mortgage loans to be included in the related mortgage pool will be assigned to the trustee under provisions of the related indenture that are substantially similar to those described under "The Pooling And Servicing Agreement -- Assignment of mortgage loans" herein. In addition, the mortgage loans will be serviced by the servicer under a servicing agreement among the bond issuer, the servicer, and the trustee, which will contain provisions substantially similar to the servicing and collection provisions included in each pooling and servicing agreement and described under "The Pooling And Servicing Agreement" herein. The following summaries describe certain provisions of the indenture not described elsewhere in this prospectus.

MODIFICATION OF INDENTURE

     With the consent of the holders of not less than 51% of the then aggregate principal amount of the outstanding bonds of any series issued under an indenture, the related trustee and the related bond issuer may execute a supplemental indenture to add, change, or eliminate any provisions of the indenture or modify certain rights of the bondholders.

     Without the consent of the holder of each outstanding bond of such series affected thereby, however, no supplemental indenture shall

         (a) change the final payment date of the principal of, or any installment of interest on, any bond of such series or reduce the principal amount, interest rate, the redemption price or earliest optional redemption date, or change any place of payment of any bond;

         (b) reduce the percentage of bondholders required for consent to any supplemental indenture, or waiver of compliance with certain provisions of the indenture or of certain defaults thereunder;

         (c) modify or alter the provisions of the indenture regarding the voting percentages or remedies available to affected bondholders; or

         (d) permit the creation of any lien ranking prior to or on the parity with the lien of the indenture.

     The related bond issuer and the respective trustee may also enter into supplemental indentures, without obtaining the consent of bondholders of such series, to cure ambiguities or make minor corrections, and to do such other things as would not adversely affect the interests of the bondholders of such series.


BOND EVENTS OF DEFAULT

     Unless otherwise specified in the prospectus supplement relating to a given series of bonds, a "bond event of default" with respect to any series of bonds will include:

         (a) a failure to pay the bonds of such series in full on or before the final maturity date;

         (b) a default in the observance of certain covenants in the indenture after notice to the related bond issuer;

         (c) any representation or warranty made by the related bond issuer being materially incorrect; or

         (d) certain events of bankruptcy, insolvency, receivership or reorganization of the related bond issuer.

RIGHTS UPON BOND EVENTS OF DEFAULT

     Unless otherwise specified in the prospectus supplement, upon a bond event of default the trustee may, and on request of holders of not less than 51% in principal amount of the bonds shall, declare the bonds to be due and payable. The trustee would then sell the assets in the trust estate if collections in respect of such assets would be insufficient to make all scheduled payments on bonds of such series. Upon such sale of assets, the bonds of such series will be payable pro rata, unless otherwise provided by the Indenture, out of the collections on, or the proceeds from the sale of such assets.

     Subject to the specific provisions of the indenture, in the case of a bond event of default, the trustee shall be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the bondholders, unless such bondholders have offered to the trustee reasonable security or indemnity satisfactory to it against its related costs, expenses and liabilities. The holders of a majority in principal amount of the bonds of a series may, in certain cases, direct the trustee to act or waive any bond event of default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holder of each outstanding bond so affected.

LIST OF BONDHOLDERS

     Unless otherwise specified in the related prospectus supplement three or more holders of the bonds of any series may, by written request to the trustee, obtain access to the list of all bondholders of such series maintained by the trustee for the purpose of communicating with other such bondholders with respect to their rights under the indenture. The trustee may instead mail the desired communication or proxy to all bondholders

ANNUAL COMPLIANCE STATEMENT

     The related bond issuer will be required to file annually with the trustee a written statement stating that it has complied with its obligations under the indenture

TRUSTEE'S ANNUAL REPORT

     The trustee will be required to mail each year to all bondholders a brief report stating

     o its eligibility and qualifications to continue as the trustee under the indenture,

     o  any amounts advanced by it under the indenture,

     o the amount, interest rate and maturity date of certain indebtedness owing by the related bond issuer to it in the trustee's individual capacity,

     o  the property and funds physically held by the trustee,

     o any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported,

     o  any additional series of bonds not previously reported, and

     o any action taken by it which materially affects the bonds and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     The indenture will be discharged upon the delivery of all the bonds to the trustee for cancellation or, with certain limitations, upon deposit with the trustee of funds sufficient to pay the bonds in full.

REDEMPTION OF BONDS

     The bonds of any series may be

         (i) redeemed at the option of the related bond issuer or another party specified in the related prospectus supplement; or

         (ii) subject to special redemption under certain circumstances.

The circumstances and terms under which the bonds of a series may be redeemed will be described in the related prospectus supplement.

REPORTS BY TRUSTEE TO BONDHOLDERS

     On each payment date, the trustee will send a report to each bondholder setting forth, among other things, the amount of such payment representing interest, representing principal and the outstanding principal amount of an individual bond after giving effect to the payments made on such payment date.

LIMITATION ON SUITS

     Unless otherwise specified in the prospectus supplement, no bondholder of any series will have any right to sue under the indenture unless

     (1) such holder has previously given written notice to the trustee of a continuing bond event of default;

     (2) the holders of at least 25% in principal amount of the bonds have requested that the trustee institute proceedings in respect of such bond event of default;

     (3) such holders have offered to the trustee reasonable indemnity against its related costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the trustee has then failed to institute any such proceedings; and

     (5) the trustee has not received an inconsistent direction by holders of at least 51% of the principal amount of the bonds.

                CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND
                                RELATED MATTERS

     The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because some of these legal aspects are governed by applicable state law which laws may differ substantially, the summaries do not purport to be complete nor nor encompass the laws of all states in which the properties securing the loans are situated.

MORTGAGES

     The loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, referred to as mortgage loans, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In New York, for example, the prevailing practice is a mortgage. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

     Priority between mortgages and deeds of trust, or other instruments of record, generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

     Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, particular types of federal liens, some mechanics and materialmen's liens, and other liens given priority by applicable law.

     There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a deed of trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the "grantor," grants the property securing the mortgage loan, called the "security property" to a third-party grantee, called the "trustee," for the benefit of the lender, called the "beneficiary." The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     Certain of the mortgage loans may be loans secured by condominium units. Condominium ownership is a form of ownership of a real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate interest in condominium building, other than the individual condominium units, and all common areas and facilities. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

FORECLOSURE AND REPOSSESSION

     Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure, either judicially or non-judicially, prior to collecting on the loan. Whether a lender may subsequently collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

     The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash, or a cash equivalent satisfactory to the trustee, prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

     A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the security property by trustee's deed, confers absolute legal title to the security property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

     Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender, or other purchaser at the trustee's sale, will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

     The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

     Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will subsequently assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust. In New York, with few exceptions, the right of redemption is forever barred by a valid foreclosure.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust may be or become subject to liens for real estate taxes and other obligations.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply insurance proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in any order the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In New York, for example, there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract. However, by statute, where no express covenant or other separate instrument, such as a guarantee, provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 bankruptcy code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security, provided no sale of the property has yet occurred, prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The bankruptcy code provides priority to specified tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loans. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were

         (a) originated or assumed during the "window period" under the Garn-St. Germain Depository Institutions Act which ended in all cases not later than October 15, 1982, and

         (b) originated by lenders other than national banks, federal savings institutions and federal credit unions.

     Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Depository Institutions Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of mortgage loans having higher mortgage rates.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 referred to as "Title V", provides that state usury limitations shall not apply to specific types of residential first mortgage loans originated by lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

ENVIRONMENTAL LEGISLATION

     A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. This type of lien generally will have priority over all subsequent liens on the property and, in some of these states, will have priority over prior recorded liens, including the lien of a mortgage. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender, such as the applicable trust fund, if it promptly marketed the foreclosed property for resale. In the event that a trust fund acquired title to a property securing a mortgage home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the clean up costs were required to be paid by the trust fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

         (a) are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service,

         (b) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on any obligations entered into prior to military service for the duration of military service and

         (c) may have the maturity of any obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

     However, the benefits of (a), (b), or (c) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with their obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the seller nor the trustee will be required to advance these amounts, and any loss in respect of the borrower's obligation may reduce the amounts available to be paid to the holders of the securities of the related series. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the private securities, as applicable, included in a trust fund for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had an interest shortfall not occurred.

USE OF PROCEEDS

     The seller will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:


     o to establish any reserve fund, pre-funding account or segregated trust account,


     o to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement and


     o  for its general corporate purposes.

                       FEDERAL INCOME TAX CONSIDERATIONS

     This section sets forth

     o certain federal income tax opinions of McKee Nelson LLP, special counsel to the seller, referred to as federal tax counsel, and

     o a summary, based on the advice of federal tax counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily on investors who will hold securities as capital assets, generally, property held for investment, within the meaning of Section 1221 of the of the Internal Revenue Code of 1986, but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion, except with respect to information reporting, or where the context indicates otherwise, any reference to the holder means the beneficial owner of a security.

     The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated under the Internal Revenue Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and a change could apply retroactively.

     The federal income tax consequences to holders will vary depending on whether

         (a) the securities of a series are classified as indebtedness for federal income tax purposes;

         (b) an election is made to treat the trust fund, or certain assets of the trust fund, relating to a particular series of securities as one or more real estate mortgage investment conduits, known as a REMICs, under the Internal Revenue Code;

         (c) the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

         (d) for federal income tax purposes the trust fund relating to a particular series of certificates is classified as a partnership.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to each series.

OPINIONS

     Federal tax counsel is of the opinion that:

         (a) If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes;

         (b) If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable agreement are complied with

              (1) each segregated pool of assets specified in the applicable agreement will constitute a REMIC for federal income tax purposes,

              (2) the class or classes of securities of the related series which are designated as "regular interests" in the related prospectus supplement will be considered regular interests in a REMIC for federal income tax purposes and

              (3) the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

         (c) If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

              (1) the trust fund will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code and will not be considered to be an association taxable as a corporation and

              (2) a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the primary assets included in the trust fund; and

         (d) If a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable agreements are complied with, that trust fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

     Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

TAXATION OF DEBT SECURITIES INCLUDING REGULAR INTEREST SECURITIES

     Interest and acquisition discount. Securities representing a regular interest in a REMIC, which are referred to as regular interest securities, are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders of those securities in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will from here be referred to in this prospectus collectively as debt securities.

     Debt securities that are compound interest securities will, and certain of the other debt securities may, be issued with original issue discount, known as OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Internal Revenue Code of 1986 and the Treasury regulations issued under the Internal Revenue Code of 1986. A holder should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Internal Revenue Code of 1986.

     The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute qualified stated interest.

     Under the OID regulations, interest payments will not be qualified stated interest unless the interest payments are unconditionally payable. The OID Treasury regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment, other than late payment that occurs within a reasonable grace period or nonpayment of interest, a remote contingency, as defined in the OID Treasury regulations. It is unclear whether the terms and conditions of the loans underlying the debt securities, or those of the debt securities, are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency.

     Some debt securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID regulations either (a) as part of the issue price and the stated redemption price at maturity of the debt securities or (b) as not included in the issue price or stated redemption price. The OID Treasury regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Treasury regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess, if any, of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a debt security will be considered to be zero if OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and this income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the daily portions of original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the debt securities, that is subject to acceleration due to prepayments on other debt obligations securing these instruments, called a pay-through security, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument, called the prepayment assumption. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the sum of the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price of the pay-through security, over the adjusted issue price of the pay-through security at the beginning of the accrual period, over the adjusted issue price of the pay-through security at the beginning of the accrual period.

     The present value of the remaining payments is to be determined on the basis of three factors:

         (a) the original yield to maturity of the pay-through security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

         (b) events which have occurred before the end of the accrual period and

         (c) the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

     Some classes of regular interest securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a debt security will also be required to include OID in gross income, but a subsequent holder of a debt security who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset the OID by comparable economic accruals of portions of the excess.

     Effects of defaults and delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest-only debt securities. The trust fund intends to report income from interest-only classes of debt securities to the Internal Revenue Service and to holders of interest-only debt securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, interest-only debt securities certificates will be treated as having original issue discount.

     Variable rate debt securities. Under the OID regulations, debt securities paying interest at a variable rate are subject to special rules. A variable rate debt security will qualify as a variable rate debt instrument if

         (a) its issue price does not exceed the total noncontingent principal payments due under the variable rate debt security by more than a specified de minimis amount;

         (b) it provides for stated interest, paid or compounded at least annually, at

            (1) one or more qualified floating rates,

            (2) a single fixed rate and one or more qualified floating rates,

            (3) a single objective rate or

            (4) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

         (c) it does not provide for any principal payments that are contingent, as defined in the OID regulations, except as provided in (a) above.

     A qualified floating rate is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Treasury regulations. However, a variable rate equal to

         (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or

         (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Treasury regulations. In addition, under the OID Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt security will be treated as and presumed to be a single qualified floating rate. Two or more qualified floating rates with values within 25 basis points of each other as determined on the variable rate debt security's issue date will be conclusively presumed to be a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Treasury regulations unless the restriction is fixed throughout the term of the variable rate debt security or the restriction will not significantly affect the yield of the variable rate debt security.

     An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Treasury regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC regular interest that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a variable rate debt security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the variable rate debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the variable rate debt security's term. Further, an objective rate does not include a rate that is based on information that is in the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Treasury regulations also provide that if a variable rate debt security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable rate debt security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be called a presumed single variable rate. If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the variable rate debt security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For variable rate debt securities that qualify as a variable rate debt instrument under the OID Treasury regulations and provide for interest at either a single qualified floating rate, a single objective rate, a presumed single qualified floating rate or a presumed single variable rate throughout the term, original issue discount is computed as described above based on the following:

          (a) stated interest on the single variable rate debt security which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute qualified stated interest;

          (b) by assuming that the variable rate on the single variable rate debt security is a fixed rate equal to:

               (1) in the case of a single variable rate debt security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or

               (2) in the case of a single variable rate debt security with an objective rate, other than a qualified inverse floating rate, a fixed rate which reflects the reasonably expected yield for the single variable rate debt security; and

          (c) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (b) above.

     In general, any variable rate debt security other than a single variable rate debt security, called a multiple variable rate debt security, that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the multiple variable rate debt security. The OID Treasury regulations generally require that a multiple variable rate debt security be converted into an equivalent fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the multiple variable rate debt security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the multiple variable rate debt security's issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the multiple variable rate debt security is converted into a fixed rate that reflects the yield that is reasonably expected for the multiple variable rate debt security. In the case of a multiple variable rate debt security that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate or a qualified inverse floating rate, if the multiple variable rate debt security provides for a qualified inverse floating rate. Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the multiple variable rate debt security as of the multiple variable rate debt security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the multiple variable rate debt security is then converted into an equivalent fixed rate debt instrument in the manner described above.

     Once the multiple variable rate debt security is converted into an equivalent fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the original issue discount rules to the equivalent fixed rate debt instrument in the manner described above. A holder of the multiple variable rate debt security will account for original issue discount and qualified stated interest as if the holder held the equivalent fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the multiple variable rate debt security during the accrual period.

     If a variable rate debt security does not qualify as a variable rate debt instrument under the OID Treasury regulations, then the variable rate debt security would be treated as a contingent payment debt obligation. It is not clear under current law how a variable rate debt security would be taxed if the debt security were treated as a contingent payment debt obligation.

     The Internal Revenue Services issued final regulations governing the calculation of OID on instruments having contingent interest payments. The final regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Internal Revenue Code Section 1272(a)(6), such as the pay-through securities, including regular interest securities. Additionally, the OID regulations do not contain provisions specifically interpreting Internal Revenue Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation on Internal Revenue Code
Section 1272(a)(6) and the OID Treasury regulations as described in this prospectus. However, because no regulatory guidance exists under Internal Revenue Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

     Market discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Internal Revenue Code of 1986. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, generally, the excess of the principal amount of the debt security over the purchaser's purchase price will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until applicable regulations are issued, market discount would in general accrue either

          (a) on the basis of a constant yield, in the case of a pay-through security, taking into account a prepayment assumption, or

          (b) in the ratio of

               (1) in the case of securities, or in the case of a pass-through security, as set forth below, the loans underlying the security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or

               (2) in the case of securities or in the case of a pass-through security, as described below, the loans underlying the security, originally issued at a discount, OID accrued in the relevant period to total OID remaining to be paid.

     Section 1277 of the Internal Revenue Code provides that, regardless of the origination date of the debt security, or, in the case of a pass-through security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a pass-through security, as described below, the underlying loans, with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a pass-through security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by that holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a debt security, other than an interest weighted security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although there are regulations addressing amortizable bond premium, they specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6), such as the pay-through securities. The legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing that class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the Internal Revenue Service. We recommend that purchasers who pay a premium for the securities consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to treat all interest as original issue discount. The OID Treasury regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during the year of the election or after. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

     Sale or exchange. A holder's tax basis in its debt security is the price the holder pays for a debt security, plus amounts of OID or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a debt security, measured by the difference between the amount realized and the debt security's basis as so adjusted, will generally be capital gain or loss, assuming that the debt security is held as a capital asset. In the case of a debt security held by a bank, thrift, or similar institution described in Section 582 of the Internal Revenue Code, however, gain or loss realized on the sale or exchange of a debt security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

          (a) the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over

          (b) the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

In addition, gain on the sale of a debt security purchased at a market discount would be taxable as ordinary income in an amount not exceeding the market discount that accrued while the security was held by the seller, reduced by market discount included in income under the rules described above under "Market discount."


TAXATION OF THE REMIC AND ITS HOLDERS

     Status of regular interest securities as real property loans. Regular interest securities and securities representing a residual interest in a REMIC will be real estate assets for purposes of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC securities will be a qualifying asset. Similarly, income on the REMIC securities will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code, subject to the limitations of the preceding two sentences. In addition to loans, the REMIC's assets will include payments on loans held pending distribution to holders of REMIC securities, amounts in reserve accounts, if any, other credit enhancements, if any, and possibly buydown funds. The loans generally will be qualifying assets under both of the foregoing sections of the Internal Revenue Code. However, loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Internal Revenue Code. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal tax counsel is unable to opine whether the loan will be qualifying assets. The regulations under Sections 860A through 860G of the Internal Revenue Code are known as the REMIC regulations and treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC regulations provide that amounts paid on loans and held pending distribution to holders of regular interest securities will be treated as qualifying assets. It is unclear whether reserve funds or buydown funds would also constitute qualifying assets under any of those provisions.


REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including pass-through entities but not including real estate investment trusts, expenses will be deductible only to the extent that these expenses, plus other miscellaneous itemized deductions of the holder, exceed 2% of the holder's adjusted gross income, and the holder may not be able to deduct any fees and expenses to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of

          (a) 3% of the excess of adjusted gross income over the applicable amount, or

          (b) 80% of the amount of itemized deductions otherwise allowable for the related taxable year.

In the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to a holder. In general terms, a single class REMIC is one that either

          (a) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes or

          (b) is similar to a grantor trust which is not a REMIC and which is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.


TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on these certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

     Calculation of REMIC income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between

          (a) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

          (b) deductions, including stated interest and original issue discount accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing his alternative minimum tax liability. In the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally the day that the interests are issued. This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Internal Revenue Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on loans originated on or after March 2, 1984 will be equivalent to the method under which holders of pay-through securities accrue original issue discount, that is, under the constant yield method taking into account a prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include discount in income, but without regard to the de minimis rules. However, a REMIC that acquires loans at a market discount must include market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, presumably taking into account the prepayment assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before September 27, 1985, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited transactions; Contributions tax; Tax on net income from foreclosure property. The REMIC will be subject to a 100% tax on any net income derived from a prohibited transaction. For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o subject to a limited exception, the sale or other disposition of a cash flow investment;

     o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Internal Revenue Code; or

     o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the startup day. In addition, a REMIC is subject to tax, deductible from its income, on any net income from foreclosure property, determined in accordance with Section 857(b)(4)(B) of the Internal Revenue Code as if the REMIC were a REIT. The taxes will be paid out of the trust fund and will be allocated first to the holders of secured securities and then pro rata to all outstanding classes of securities of the REMIC.


TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a security representing a residual interest will take into account the daily portion of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the relevant quarter, and by allocating that amount among the holders, on that day, of the residual interest securities in proportion to their respective holdings on that day.

     The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a corporate bond or stripped instrument, and may be negative.

     Limitation on losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Internal Revenue Code, and we recommend that holders consult their tax advisers.

     Distributions. Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of a payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

     Sale or exchange. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

     Excess inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of excess inclusion income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a residual security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations.

     For purpose of the alternative minimum tax:

          (a) alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions;

          (b) a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year;

          (c) the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the related quarterly period of

          (a) 120% of the long-term applicable federal rate on the startup date multiplied by

          (b) the adjusted issue price of the residual interest security at the beginning of the related quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC regulations, in some circumstances, transfers of residual interest securities may be disregarded.

     Restrictions on ownership and transfer of residual interest securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any disqualified organization. Disqualified organizations include the United States, any state or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Internal Revenue Code, or any entity exempt from tax, other than certain farmers' cooperatives, unless the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acing on behalf of a disqualified organization.

     If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. All partners of electing partnerships having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

     The REMIC regulations provide that a transfer of a noneconomic residual interest will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a noneconomic residual interest unless, at the time of the transfer

     (1) the present value of the expected future distributions on the residual interest at least equals the product of

          (x) the present value of all anticipated excess inclusions with respect to the residual interest and

          (y) the highest corporate tax rate, currently 35 percent, and

     (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on the excess inclusion accrue, sufficient to pay the taxes on that excess inclusion.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to know or have reason to know (the "safe harbor") if

     (a) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and

     (b) the transferee represents to the transferor that

          (1) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and

          (2) the transferee intends to pay the taxes associated with owning the residual interest as they come due.

Proposed regulations and an IRS Notice provide that a third test that must be satisfied to qualify for the safe harbor -- either the formula test or the asset test (each as described below) is satisfied.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the residual security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the residual security, (2) the expected future distributions on the residual security, and (3) the anticipated tax savings associated with holding the residual security as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

     The asset test is satisfied if

          (1) at the time of the transfer of the residual security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

          (2) the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an "Eligible Corporation"), that makes a written agreement that any subsequent transfer of the residual security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

          (3) the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the residual security will not be paid.

          For purposes of requirement (1) the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further, requirement (2) will not be treated as satisfied in the case of any transfer or assignment of the residual security to a foreign branch of an Eligible Corporation or any other arrangement by which the residual security is at any time subject to net tax by a foreign country or possession of the United States.

     A different formulation of this rule applies to transfers of residual interest security by or to foreign transferees.

     Mark to market rules. Treasury regulations provide that for purposes of the mark to market requirements of Internal Revenue Code Section 475, a REMIC residual interest acquired after January 3, 1995 is not a security and cannot be marked to market, regardless of the value of the REMIC residual interest.


ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.


TAX STATUS AS A GRANTOR TRUST

     As further described below, each holder of a pass-through security must report on its federal income tax return the gross income from the portion of the mortgages that is allocable to each pass-through security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to that pass-through security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly an interest in the mortgages and received or accrued directly its share of the payments on the mortgages and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

     A holder of a pass-through security that is an individual, estate, or trust will be allowed deductions for expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. Moreover, a holder of a pass-through security that is not a corporation cannot deduct expenses for purposes of the alternative minimum tax, if applicable. Deductions will include servicing, guarantee and administrative fees paid to the servicer of the mortgage loans. As a result, the trust fund will report additional taxable income to holders of pass-through securities in an amount equal to their allocable share of deductions, and individuals, estates, or trusts holding pass-through securities may have taxable income in excess of the cash received.

     Status of the pass-through securities as real property loans. The pass-through securities will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Internal Revenue Code and "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code to the extent that the trust fund's assets are qualifying assets. The pass-through securities may not be qualifying assets under any of the foregoing sections of the Internal Revenue Code to the extent that the trust fund's assets include buydown funds, reserve funds, or payments on mortgages held pending distribution to certificateholders. Further, the pass-through securities may not be real estate assets to the extent loans held by the trust are not secured by real property, and may not be loans secured by an interest in real property to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal tax counsel is unable to opine whether the loans will be qualifying assets.

     Taxation of pass-through securities under stripped bond rules. The federal income tax treatment of the pass-through securities will depend on whether they are subject to the rules of Section 1286 of the Internal Revenue Code. The pass-through securities will be subject to those rules if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the Internal Revenue Service may contend that the rules of Internal Revenue Code Section 1286 apply on the ground that the servicer's servicing fee, or other amounts, if any, paid to, or retained by, the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm's length consideration for servicing the loans and should be characterized for federal income tax purposes as an ownership interest in the loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a stripped coupon under the rules of Internal Revenue Code Section 1286.

     If interest retained for the servicer's servicing fee or other interest is treated as a stripped coupon, the pass-through securities will either be subject to the OID rules or the market discount rules. A holder of a pass-through security will account for any discount on the pass-through security as market discount rather than OID if the loans are mortgages and either (a) the amount of OID with respect to the pass-through security was treated as zero under the OID de minimis rule when the pass-through security was stripped or (b) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off from the loans. If neither of the above exceptions applies, the OID rules will apply to the pass-through securities.

     If the OID rules apply, the holder of a pass-through security, whether a cash or accrual method taxpayer, will be required to report interest income from the pass-through security in each taxable year equal to the income that accrues on the pass-through security in that year calculated under a constant yield method based on the yield of the pass-through security, or, possibly, the yield of each mortgage underlying the pass-through security, to the holder. The yield would be computed at the rate, assuming monthly compounding, that, if used in discounting the holder's share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the pass-through security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. These regulations would apply to the pass-through securities. It is anticipated that the trustee will calculate the yield of the pass-through securities based on a representative initial offering price of the pass-through securities and a reasonable assumed rate of prepayment of the mortgages, although this yield may differ from the yield to any particular holder that would be used in calculating the interest income of that holder. The prospectus supplement for each series of pass-through securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the mortgages will prepay at that rate or at any other rate.

     In the case of a pass-through security acquired at a price equal to the principal amount of the mortgages allocable to the pass-through security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a pass-through security acquired at a discount or premium with respect to each underlying loan, that is, at a price less than or greater than this principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. It is not clear whether any adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

     Pass-through securities of some series may provide for a pass-through rate based on the weighted average of the interest rates of the mortgages held by the trust fund, which interest rates may be fixed or variable. In the case of a variable rate pass-through security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in " -- Taxation of debt securities including regular interest securities-Variable rate debt securities."

     Taxation of pass-through securities if stripped bond rules do not apply. If the stripped bond rules do not apply to a pass-through security, then the holder will be required to include in income its share of the interest payments on the mortgages in accordance with its tax accounting method. In addition, if the holder purchased the pass-through security at a discount or premium, the holder will be required to account for that discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Internal Revenue Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount. In the case of OID, the holder, whether a cash or accrual method taxpayer, will be required to report as additional interest income in each month the portion of the discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the mortgages. However, OID could arise with respect to a loan, known as an ARM, that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of debt securities including regular interest securities -- Variable rate debt securities."

     If discount other than OID exceeds a de minimis amount, the holder will also generally be required to include in income in each month the amount of discount accrued through the applicable month and not previously included in income, but limited, with respect to the portion of discount allocable to any mortgage, to the amount of principal on the mortgage received by the trust fund in that month. Because the mortgages will provide for monthly principal payments, a discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues, and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID. The holder may elect to accrue discount under a constant yield method based on the yield of the pass-through security to the holder, or possibly based on the yields of each loan. In the absence of an election, it may be necessary to accrue discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a pass-through security will be considered to be zero if it is less than the product of

          (a) 0.25% of the principal amount of the mortgages allocable to the pass-through security and

          (b) the weighted average life, in complete years, of the mortgages remaining at the time of purchase of the pass-through security.

     If a holder purchases a pass-through security at a premium, the holder may elect under Section 171 of the Internal Revenue Code to amortize the portion of premium that is allocable to a loan under a constant yield method based on the yield of the loan to the holder, provided that the loan was originated after September 27, 1985. Premium allocable to a loan originated on or before that date should be allocated among the principal payments on the loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the loans or taking account of a reasonable prepayment assumption, and Federal tax counsel is unable to opine on this issue.

     If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. Adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.


MISCELLANEOUS TAX ASPECTS

     Backup withholding. A holder, other than a holder of a residual interest security, may, under some circumstances, be subject to backup withholding at a rate of up to 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     o    fails to furnish the trustee with its taxpayer identification number;

     o    furnishes the trustee an incorrect taxpayer identification number;

     o fails to report properly interest, dividends or other reportable payments as defined in the Internal Revenue Code; or

     o under particular circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to payments made to holders, including payments to exempt recipients, such as exempt organizations, and to foreign investors. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     Treasury regulations, which are generally effective with respect to payments made after December 31, 2000 (the "Final Withholding Regulations"), consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. We recommend that holders consult their tax advisors regarding the application of the Final Withholding Regulations.

     The trustee will report to the holders and to the servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.


TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes and with respect to certificates treated as debt for federal income tax purposes, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest, except where

          (a) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

          (b) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.

For this purpose, a foreign investor is any holder that is not

          (a) a citizen or resident of the United States,

          (b) a corporation or partnership, including any entity that is classified as either a corporation or partnership for federal income tax purposes, organized under the law of the United States or any state, including the District of Columbia,

          (c) an estate the income of which is includible in gross income regardless of its source, or

          (d) a trust other than a foreign trust, as the term is defined in
     Section 7701(a)(31) of the Internal Revenue Code.

Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless the rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of pass-through securities however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the security on its own behalf may be substantially increased reporting requirements and should consult its tax advisor.

     Interest and OID of holders who are foreign investors are not subject to withholding if they are effectively connected with a United States business conducted by the holder and timely provide an Internal Revenue Service Form W-8ECI. They will, however, generally be subject to the regular United States income tax.

     The Final Withholding regulations consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding. We recommend that holders consult their tax advisors regarding the application of these regulations.

     Payments to holders of residual interest securities who are foreign investors will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders should assume that income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Treasury regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a foreign investor will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a residual interest security to a United States person, that is, a person that is not a foreign investor, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Internal Revenue Code.

     Subject to the discussion in the previous paragraphs, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign investor will be exempt from United States federal income and withholding tax, provided that

          (a) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign investor and

          (b) in the case of an individual foreign investor, the foreign investor is not present in the United States for 183 days or more in the taxable year.


TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an Internal Revenue Service safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.


TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

     Treatment of the notes as indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Federal tax counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in "Taxation of debt securities including regular interest securities" above for debt securities which are not regular interest securities.

     Possible alternative treatment of the notes. If, contrary to the opinion of Federal Tax Counsel, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.


TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

     Treatment of the trust fund as a partnership. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in United States dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID Treasury regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account a Holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents. It is anticipated that the trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of

          (a) the interest that accrues on the certificates in accordance with their terms for the related month, including interest accruing at the pass-through rate for the related month and interest on amounts previously due on the certificates but not yet distributed;

          (b) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (c) prepayment premium payable to the certificateholders for the related month; and

          (d) any other amounts of income payable to the certificateholders for the related month.

This taxable income allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to certificateholders, as a generated payment or otherwise. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to this type of holder under the Internal Revenue Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the Internal Revenue Service were to require that tax calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and premium. It is believed that the loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any market discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

     Section 708 termination. Under Section 708 of the Internal Revenue Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. The trust fund will not comply with the technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

     Disposition of certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations between sellers and transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 election. In the event that a certificateholder sells its certificates, the purchasing certificateholder may have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher or lower basis unless the trust fund were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Internal Revenue Service for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder timely notifies the IRS of all inconsistencies.

     Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes:

          (a) the name, address and taxpayer identification number of the nominee and

          (b) as to each beneficial owner

               (1) the name, address and identification number of the person,

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

               (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

               (3) information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish an information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The seller will be designated as the tax matters partner in the related trust agreement and, as the tax matters partner, generally will be responsible for representing the certificateholders in any dispute with the Internal Revenue Service. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax consequences to foreign certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for tax withholding purposes, the trust fund may withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the taxable income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

     Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the trust fund on a Form W-8 in order to assure appropriate crediting of the taxes withheld. New Forms W-8 apply to payments after December 31, 2000, and the old forms generally may not be used. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were


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

due because the trust fund was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a foreign person may be considered guaranteed payments to the extent these interest payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax of 31% if, in general, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.


                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, we recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.


                             ERISA CONSIDERATIONS


GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified


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

persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The seller, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.


ERISA CONSIDERATIONS RELATING TO CERTIFICATES


 Plan Assets

     In 29 C.R.F (Section) 2510.3-101 (the "Plan Assets Regulation"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Assets Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulation apply. The Certificates will be deemed an equity interest for purposes of the Plan Assets Regulation, and the seller can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Assets Regulation. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the trust and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.


 Underwriter Exemption

     The DOL has issued to each of a number of underwriters of mortgage and asset-backed securities an individual prohibited transaction exemption, each of which has been amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and was further amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Class Exemption 2002-41 ("PTE 2002-41") (the "Exemption"), which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), commercial mortgage loans and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.


 General Conditions of Exemption

     The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief


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

thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans."). Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch Ratings (each, a "Rating Agency"). Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group" which consists of any (i) underwriter as defined in the Exemption, (ii) the seller, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the trust and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust as of the date of initial issuance of the Certificates except that, they may be an affiliate of the underwriter. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the seller pursuant to the assignment of the loans to the related trust must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.


 Types of Trusts

     The Exemption provides relief with respect to securities issued by owner-trusts, as well as by grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the seller in the event of bankruptcy or other insolvency and must provide certain legal opinions.


 Designated Transactions

     In the case where the Certificates are backed by trust assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption


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

as designated transactions ("Designated Transactions"), the Amendment permits the Certificates issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. It is expected that assets included in Trusts described by this prospectus will be of the type which will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that: (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same trust; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust) which are secured by the same collateral.


 Insurance Company General Accounts

     In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.


 Permitted Assets

     The Exemption permits an interest-rate swap and certain types of yield supplement agreements to be included in a trust which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is held by a trust whose Certificates are purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

     An "eligible Swap" is one: (a) which is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) which has a notional amount that does not exceed either:
(i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) which is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) which has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans for which the decision to buy such class of Certificates is made by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary either (a) is a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) is an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.


 Pre-Funding Accounts

     The Exemption extends exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the trust within a specified period not exceeding the longer of three months or ninety days following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date; provided that the pre-funding arrangements satisfy a number of conditions.


 Limitations on Scope of the Exemption

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, only limited relief is provided from the restrictions of ERISA for the acquisition or holding of Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the trust are acquired by persons independent of the Restricted Group.


ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the trust would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Asset

Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

     The Amendment to the Exemption permits trusts which are grantor trusts, owner-trusts, REMICs or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust. However, effective for the acquisition, holding or transfer of Notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

     In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EMEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.


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

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.


                                LEGAL INVESTMENT

     Unless otherwise specified in the related prospectus supplement, the securities will not constitute mortgage-related securities within the meaning of The Secondary Mortgage Market Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.


                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to each trust fund, the seller will agree to sell to each of the underwriters named in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the seller, the principal amount of each class of securities of the related series set forth in the related prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that agreement, to purchase all of the securities which are offered by this prospectus and by the related prospectus supplement if any of those securities are purchased. If an underwriter defaults in its obligations, each underwriting agreement will provide that purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

     Each prospectus supplement will either

     (x) set forth the price at which each class of securities will be offered to the public and any concessions that may be offered to dealers participating in the offering of those securities, or

     (y) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

     After the initial public offering of any securities, the public offering price and concessions may be changed.

     Each underwriting agreement will provide that the seller will indemnify underwriters against particular liabilities, including liabilities under the Securities Act of 1933, as amended.


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

     Under each underwriting agreement, the closing of the sale of any class of securities subject to that agreement will be conditioned on the closing of the sale of all other classes also subject to that agreement.


     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.



                                  LEGAL MATTERS

     Legal matters in connection with the securities will be passed upon for the seller by McKee Nelson LLP, New York, New York or such other counsel as may be identified in the applicable prospectus supplement.




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